UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
☒
Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
Capital One Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Capitalone 2026 Proxy Statement

Notice of Capital One Financial Corporation’s

2026 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be held on May 8, 2026

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The 2026 Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s campus at 1600 Capital One Drive, McLean, Virginia 22102 on May 8, 2026, at 10:00 a.m. Eastern Time.

Items of Business

As a stockholder, you will be asked to:

1.	Elect thirteen nominated directors, who are listed in the proxy statement, as directors of Capital One;

2.	Approve, on a non-binding advisory basis, our Named Executive Officer compensation (“Say on Pay”);

3.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026; and

4.	Consider a stockholder proposal, if properly presented at the meeting.

Stockholders will also transact other business that may properly come before the meeting.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 11, 2026 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2026 Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the proxy statement for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote in person during the 2026 Annual Stockholder Meeting, you do not need to mail in a proxy card.

2026 Annual Stockholder Meeting Admission

Due to space limitations, attendance is limited to stockholders and persons holding valid legal proxies from those stockholders. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 9:00 a.m. Eastern Time. Valid government-issued identification must be presented to attend the meeting. If you hold Capital One common stock through a broker, bank, trust, or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date, and if you wish to vote in person, you must also bring a legal proxy from your broker, bank, trust, or other nominee. Cameras, recording devices, and other electronic devices are not permitted. If you require special assistance at the meeting, please contact the Corporate Secretary at 1600 Capital One Drive, McLean, VA 22102.

We look forward to seeing you at the meeting.

On behalf of the Board,

Matthew W. Cooper

Corporate Secretary

March 25, 2026

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (“Annual Report”) carefully before voting.

Meeting Information

Date:	Friday, May 8, 2026

Time:	10:00 a.m. Eastern Time

Location:	1600 Capital One Drive, McLean, Virginia 22102

Record Date:	March 11, 2026

How to Vote

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2026 Annual Stockholder Meeting. Please refer to the section “How do I vote?” on page 134 for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote in person at the 2026 Annual Stockholder Meeting, you do not need to mail in a proxy card.

INTERNET	TELEPHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number printed on your notice, proxy card, or voting instruction form.

If you received a paper copy of
the proxy materials, dial toll- free (1-800-690-6903) or use the telephone number on your
voting instruction form. You
will need the control number
printed on your proxy card or
voting instruction form.

		If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.	Follow the instructions under “Can I attend the 2026 Annual Stockholder Meeting?” on page 133 and request a ballot when you arrive at the meeting.

On March 25, 2026, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”).

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	1

Voting Item 1: Election of Directors

Item 1

You are being asked to elect the following thirteen candidates for director: Richard D. Fairbank, Ime Archibong, Christine Detrick, Suni P. Harford, Peter Thomas Killalea, Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars, François Locoh-Donou, Peter E. Raskind, Eileen Serra, Mayo A. Shattuck III, J. Michael Shepherd, Craig Anthony Williams, and Jennifer L. Wong. Each nominee to our Board of Directors (“Board”) is standing for election to hold office until our next annual stockholder meeting or until their successor is duly elected and qualified. For additional information regarding our director nominees, see “Our Director Nominees” beginning on page 14 and “Skills and Experience of Our Director Nominees” beginning on page 22 of this proxy statement. For a description of our corporate governance practices, see “Corporate Governance at Capital One” beginning on page 24 of this proxy statement.

✓ Our Board unanimously recommends that you vote “FOR” each of these director nominees.

Corporate Governance Highlights

Board Members and Leadership	Board Governance Best Practices

∎

Twelve of our thirteen director nominees are independent; our Chief Executive Officer (“CEO”) and founder is the only member of management who serves as a director

∎

Appointment of seven new independent directors since 2021, including three new directors in 2025 who served on the board of directors of Discover Financial Services (“Discover”) prior to the acquisition of Discover by Capital One (“Discover Transaction”), two of whom are current director nominees

∎

Active and empowered Lead Independent Director elected annually by the independent members of our Board (“Independent Directors”)

∎

Active and empowered committee chairs, all of whom are independent

∎

Directors have a mix of tenures, including long-standing members, relatively new members, and others at different points along the tenure continuum

∎

Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction, and give the Board the collective capability necessary to oversee the Company’s activities

∎

Regular discussions regarding Board recruiting, succession, and refreshment, including director skills and qualifications, that support the Company’s long-term strategic objectives

∎

Regular executive sessions of the Independent Directors that regularly include separate meetings with our CEO, Chief Financial Officer (“CFO”), General Counsel and Corporate Secretary, Chief Enterprise Risk Officer, Chief Credit and Financial Risk Officer (together with the Chief Enterprise Risk Officer, the “Chief Risk Officers”), Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and/or Chief Compliance Officer

∎

Annual assessments of the Board and each of its committees, the Independent Directors, and the Lead Independent Director

∎

Active engagement and oversight of Company strategy; risk management (including technology risk management); the Company’s political activities and contributions; and the Company’s corporate impact

∎

Direct access to members of management by the Board

∎

Annual CEO evaluation process led by the Lead Independent Director

∎

Regular talent and succession planning discussions regarding the CEO and other key executives

∎

Regular meetings between the Board and federal banking regulators

2	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

Stockholder Engagement and Stockholder Role in Governance

∎

Regular stockholder outreach and engagement throughout the year by our CEO, CFO, and Investor Relations team regarding the Company’s strategy and performance

∎

Formal outreach and engagement with governance representatives of our largest stockholders at least two times per year

∎

Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight into investor views

∎

The Board and its Governance and Nominating Committee review extensive briefings and benchmarking reports on corporate governance practices and emerging issues of focus

∎

Majority voting for directors with resignation policy in uncontested elections

∎

Stockholders can act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders

∎

Stockholders holding at least 25% of outstanding common stock may request a special meeting

∎

Stockholders holding at least 3% of outstanding common stock continuously for at least three years can nominate director candidates for inclusion in our proxy materials

∎

No supermajority vote provisions in our Bylaws or Certificate of Incorporation

∎

No stockholder rights plan (commonly referred to as a “poison pill”)

∎

Detailed director skills matrix, showing each individual nominee’s self-identified skills and attributes that are most relevant to fulfill the Board’s oversight responsibilities considering the Company’s strategy, businesses, and risk management

Voting Item 2: Advisory Vote on Our Named Executive Officer Compensation (“Say on Pay”)

Item 2

You are being asked to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). For additional information regarding our executive compensation program and our NEO compensation, see “Compensation Discussion and Analysis” beginning on page 54 and “Named Executive Officer Compensation” beginning on page 98 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the advisory approval of our 2025 NEO Compensation as disclosed in this proxy statement.

Our executive compensation program is designed to attract, retain, motivate, and reward leaders who deliver strong business results, drive growth and innovation, and facilitate the long-term success of the Company. We believe our executive compensation program strongly links rewards with both business and individual performance over multiple time horizons. We aim to align our executives’ interests with those of our stockholders while supporting safety and soundness, and appropriately balancing risk.

2025 Company Performance

Each year the Compensation Committee (“Committee”) and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance to make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy. The Committee seeks to link the compensation of the NEOs directly to the Company’s performance and the executives’ contributions to that performance.

In 2025, Capital One delivered strong financial results, including top-line revenue growth, resilient account and loan growth, solid credit performance, and strong stewardship of stockholder capital. The Company made

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	3

significant progress on its long-term strategic initiatives, enabled by years of transformation and growth and key investments in talent, technology, and risk management. Capital One also completed the Discover Transaction on May 18, bringing together two companies with histories of delivering strong organic growth, attractive and resilient financial results, and award-winning customer experiences. The Discover Transaction further positions Capital One as a diversified bank and to operate a global payment network, a rare and valuable asset at a time of significant disruption and innovation across the payments landscape.

Capital One has a wealth of opportunities that put the Company in a position to deliver sustained growth and strong performance in a changing marketplace, and the Company continued to make sustained investments in future growth and capabilities. Capital One earned a number of external awards and accolades related to our products and customer experiences, including flagship banking awards for excellence in customer experience and satisfaction. We maintained strong associate morale and engagement as measured through our internal surveys, and we invested heavily in recruiting, developing, and retaining exceptional talent. In 2025, we continued to invest in the communities in which we live and work, including through significant grants and philanthropic support as well as the combination of general and skills-based associate volunteerism to serve and support nonprofits across our footprint.

When awarding NEO compensation for the 2025 performance year, the Committee and the Independent Directors specifically considered the following quantitative(1) and qualitative results:

∎

Net Revenue of $53.4 billion, an increase of 37% from 2024, driven by strong line of business results as well as the acquisition of Discover. Total loans held for investment (“Total Loans”) as of December 31, 2025 were $453.6 billion, an increase of 38% from 2024.

∎	Net Interest Margin(2) of 7.8%, a 96 basis point (“bps”) increase from 2024.

∎	Operating Efficiency Ratio(3) of 46.1%, compared to 43.3% in 2024. Adjusted operating efficiency ratio(1)(4) improved 151 bps to 40.8%, from 42.4% in 2024.

∎

Efficiency Ratio(3) of 57.1%, compared to 54.9% in 2024, due primarily to integration expenses as well as investments in future growth and capabilities. Adjusted efficiency ratio(1)(4) improved to 51.8% in 2025 from 54.0% in 2024, due primarily to impacts from the Discover Transaction.

∎	Diluted Earnings Per Share (“EPS”) of $4.03, compared to $11.59 in 2024. Adjusted diluted EPS(1)(4) of $19.61, an increase of 40% from $13.96 in 2024.

∎	Return on Average Tangible Common Equity (“ROTCE”)(1)(5) of 3.2%, compared to 11.2% in 2024. Adjusted ROTCE(1)(5) of 18.5%, an increase from 13.5% in 2024.

∎

The Closing of the Discover Transaction. We received regulatory approval for the acquisition of Discover in April of 2025 and completed the transaction on May 18, 2025. The successful closing marked 15 months since the announcement of the deal in February of 2024, and reflected significant effort and investment across leadership and line of business teams.

∎

Initial Integration of Discover included successful closing day activities across critical financial and risk management systems, the conversion of key HR experiences and programs, and the substantial completion of the reissuance of legacy Capital One customer debit cards onto the Global Payment Network. Successful early integration activities during the year kept the Company on track to deliver expected deal synergies.

∎

Strong Liquidity and Capital Management with continued balance sheet strength. As of year end: (i) total deposits were $475.8 billion, an increase of 31% from 2024 driven by both organic growth and the addition of Discover; (ii) approximately 85% of Capital One’s total deposits were Federal Deposit Insurance Corporation (“FDIC”) insured; (iii) common equity Tier 1 capital ratio(6) was 14.3%, an increase

4	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

from 13.5% at year end 2024 and significantly above regulatory requirements; and (iv) Capital One’s fourth quarter average Liquidity Coverage Ratio (“LCR”)(7) was 173%.

∎

Strong Credit Risk Management with a net charge-off rate of 3.3%, versus 3.4% in 2024. Business line credit trends in Card, Auto, and Commercial were favorable to market and industry peers, primarily the result of modern technology and analytics, as well as strategic choices and actions to manage evolving credit risks.

∎	Tangible Book Value Per Common Share(8) was $107.72, an increase of 0.7% from $106.97 in 2024.

∎

Total Shareholder Return (“TSR”) of 37.7% for the one-year period ended December 31, 2025, outpacing both the KBW Bank Index total return of 32.6%, and the S&P 500 total return of 17.9%. Capital One’s three-year and five-year TSR for the periods ended December 31, 2025 were 174.7%, and 168.0%, respectively, significantly outperforming the total return of the KBW Bank Index, which was 80.3%, and 96.0% over the same time periods.

∎	Strong Enterprise Risk Management. Capital One continued to deliver high-quality foundational risk management activities and achieved strong results on its critical regulatory exams and engagements.

∎

Customer Service and Advocacy. The Company enjoyed strong customer advocacy; achieved high Net Promoter Scores across lines of business, products, and digital experiences; and earned external accolades for our products and customer service.

∎

Continued Investments in Our Long-term Future. The Company invested in: (i) marketing and product innovation to support growth; (ii) technology, data, and modern infrastructure to support innovation; and (iii) talent and tools to deliver top tier software development, rigorous risk management, and artificial intelligence (“AI”) capabilities.

See “Executive Summary” beginning on page 55 and “Company Performance Assessment” beginning on page 74 for more information regarding the Company’s 2025 performance.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. We believe our non-GAAP measures help investors and other users of our financial information understand the effect of adjusting items on our selected reported results. These measures may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)	Net interest margin is calculated based on net interest income for the period divided by average interest-earning assets for the period.

(3)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period, and reflects as-reported results in accordance with GAAP. Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period, and reflects as-reported results in accordance with GAAP.

(4)

Adjusted diluted EPS, adjusted operating efficiency ratio, and adjusted efficiency ratio are non-GAAP measures. See Appendix A for our reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(5)

ROTCE and adjusted ROTCE are non-GAAP measures. ROTCE is calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. Adjusted ROTCE is calculated based on adjusted net income available to common stockholders less discontinued operations (non-GAAP) (as disclosed in Appendix A) divided by average tangible common equity. Average tangible common equity is not adjusted. We consider these metrics to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While these non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the operating performance and capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of non-GAAP measures to the applicable amounts measured in accordance with GAAP. Adjusted ROTCE is not the same as PSU Adjusted ROTCE referenced within this proxy statement.

(6)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.

(7)

LCR is a regulatory liquidity measure calculated by dividing the amount of an institution’s high quality, unencumbered liquid assets by its estimated net cash outflow, as defined and calculated in accordance with the LCR Rule.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	5

(8)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. We consider this metric to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While this non-GAAP measure is widely used by investors, analysts and bank regulatory agencies to assess the operating performance and capital position of financial services companies, it may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Highlights of Our 2025 Compensation Programs

We believe that our NEO compensation programs balance the achievement of strong and sustainable financial results with appropriate risk-taking, reward NEOs for their leadership and impact, and promote our overall compensation objectives. Our compensation programs are structured to encourage our executives to deliver financial and operating results over the short term while making decisions and pursuing investments that create sustained value for our stockholders over the long term.

Key features of our 2025 compensation programs include:

∎	No CEO Cash Salary. Our CEO does not receive a cash salary.

∎	Fully-Deferred CEO Pay. 100% of CEO compensation is deferred for at least three years.

∎

The Payout of a Majority of CEO Year-End Incentive Compensation Determined by Formula. A majority of our CEO’s year-end incentive compensation for the 2025 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s three-year performance on an absolute basis and/or relative to the Company’s peers (“Performance Share Peers”), which consists of the KBW Bank Index, excluding non-traditional banks that do not focus on lending to consumers and businesses.

∎

A Portion of CEO 2025 Performance Share Awards Linked to TSR. A portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎

Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2025, 100% of CEO compensation and approximately 83% of the compensation for the other NEOs was based on Company and/or individual performance.

∎

The Majority of CEO Compensation and Half of All Other NEO Compensation is Equity-Based and Determined After Performance Year-End. 83% of our CEO’s and approximately 50% of all other NEOs’ total compensation for the 2025 performance year was equity-based to align with stockholder interests. In addition, 94% of CEO compensation and the majority of all other NEO compensation was determined after the conclusion of the performance year, allowing the Board to consider the actions and results of the executive management team and the full year of Company and individual performance when awarding year-end incentive awards.

∎

All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance, balance appropriate risk-taking, and align with the best interests of stockholders. All incentive-based compensation is subject to the Capital One Financial Corporation Recoupment Policy (“Clawback Policy”). See “Additional Performance Conditions and Recovery Provisions” beginning on page 88 for more information.

6	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

2025 Compensation Decisions

All references in this Proxy Statement to our compensation “programs” and to “performance year” compensation refer to our regular recurring annual compensation programs and exclude the Discover-Related Special Awards described below.

2025 CEO Performance Year Compensation

The CEO’s compensation for the 2025 performance year was composed of an equity award designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. Mr. Fairbank’s total 2025 performance year compensation was approximately $40 million and consisted of:

∎

Restricted Stock Units (“RSUs”) granted in February 2025, which had a total grant date value of approximately $2.5 million, totaling 12,493 RSUs. The RSUs will vest in full on February 15, 2028, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Year-End Incentive Award totaling approximately $37.5 million granted in February 2026 in recognition of the Company’s performance and the CEO’s contribution to that performance in 2025 and consisting of:

∎

Performance Shares. Performance share awards with an aggregate value of approximately $24.8 million, for which the CEO may receive from 0% to 150% of a total target number of 111,043 shares of the Company’s common stock based on the Company’s financial performance (with respect to 98,953 shares, or approximately $22.1 million of the awards) and TSR (with respect to 12,090 shares, or approximately $2.7 million of the awards) over a three-year period from January 1, 2026 through December 31, 2028.

∎

RSUs. 26,865 cash-settled RSUs (“Year-End Incentive RSUs”) valued at $6.0 million, which vest in full on February 15, 2029, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $6.7 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2029.

The chart below shows Mr. Fairbank’s actual 2025 performance year compensation*:

Deferred Cash 17% Deferred Cash Bonus $6.7 million RSUs $2.5 million Year-End Incentive RSUs $6.0 million total compensation $40.0 million performance shares $24.8 million Equity-Based 83%

*	Does not include the Discover-Related Special Award.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	7

The table below shows Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. The table shows how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table and Pay Versus Performance Table required for this proxy statement beginning on page 98 and page 116, respectively, and is therefore not a substitute for the information required in those tables. See “Chief Executive Officer Compensation” beginning on page 67 for a description of the compensation paid to our CEO and additional information regarding Mr. Fairbank’s 2025 performance year compensation.

Performance Year	Cash Salary		Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares(1)

2025(2)	$—	$2,500,099	$6,700,000	$6,000,029	$24,800,344	$40,000,472

2024	$—	$2,500,125	$5,500,000	$5,000,198	$20,500,293	$33,500,616

2023	$—	$2,500,032	$5,000,000	$4,700,046	$16,800,085	$29,000,163

(1)	See “Performance Share Award Metrics” beginning on page 70 for a description of the metrics applicable to the performance shares.
(2)	Does not include the Discover-Related Special Award.

2025 NEO Performance Year Compensation

NEO (other than the CEO) compensation for the 2025 performance year was composed of a mix of cash and equity-based compensation and consisted of (i) a base salary and (ii) an annual year-end incentive opportunity that consisted of a cash incentive and a long-term incentive opportunity. The long-term incentive opportunity was comprised of performance shares and stock-settled RSUs as determined by the Committee and the Independent Directors. The chart below shows the elements of NEO compensation as an approximate percentage of NEO actual 2025 performance year compensation*:

Base Salary 17% Cash-Based 50% Cash Incentive 33% Total compensation range $6.5 million - $8.2 million RSUs 23% Equity-Based 50% Performance Shares 27%

*	Does not include the Discover-Related Special Awards.

See “NEO Compensation” beginning on page 81 for a description of performance year compensation to the NEOs (other than the CEO).

Discover-Related Special Awards

The Committee and the Independent Directors approved special awards to our NEOs in recognition of the NEOs’ contributions to the Discover Transaction, ongoing and anticipated work to integrate the Discover business, and/or changes to their roles following the Discover Transaction, which we refer to as the “Discover-Related Special Awards.” See “Discover-Related Special Awards” beginning on page 86 for more information. The Discover-Related Special Awards are not part of our compensation programs and will not be awarded on a regular recurring basis.

8	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

Voting Item 3: Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2026

Item 3

You are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2026. For additional information regarding the Audit Committee’s selection of and the fees paid to Ernst & Young LLP, see “Audit Committee Report” on page 127 and “Ratification of Selection of Our Independent Registered Public Accounting Firm” beginning on page 125 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026.

Voting Item 4: Stockholder Proposal

Item 4

You are being asked to vote on one stockholder proposal. For additional information regarding the proposal, see “Stockholder Proposal” beginning on page 128 of this proxy statement.

✗ Our Board unanimously recommends that you vote “AGAINST” the stockholder proposal as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	9

10	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on the Form 10-K for the year ended December 31, 2025 (“Form 10-K”). The forward-looking statements in this proxy statement are made as of the date of this proxy statement, unless otherwise indicated, and Capital One undertakes no obligation to revise or update any forward-looking statements, except to the extent required by applicable law or regulation.

No reports, documents, or websites that are cited or referred to in this proxy statement shall be deemed to be incorporated by reference into this document.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

All of Capital One’s directors are elected for one-year terms at each annual stockholder meeting and hold office until their successors are duly elected and qualified. Our Board is presenting the following thirteen nominees for election as directors at the 2026 Annual Stockholder Meeting. Each nominee is a current Board member, eleven of whom were elected by stockholders at the 2025 Annual Stockholder Meeting and two of whom were appointed by the Board in May 2025 in connection with the closing of the Discover Transaction. Each nominee has consented to serve a one-year term. Additional information about each of the nominees is set forth under “Our Director Nominees” beginning on page 14.

In the event a nominee becomes unable to serve, or for good cause, will not serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election as directors at the 2026 Annual Stockholder Meeting are:

Name(1)	Age	Occupation	Director Since	Independent	Other Public Boards(2)

Richard D. Fairbank	75	Chairman and Chief Executive Officer, Capital One Financial Corporation	1994	No	0

Ime Archibong	44	Vice President, Product Management and Head of Product at Messenger, Meta	2021	Yes	0

Christine Detrick	67	Former Director, Head of the Americas Financial Services Practice; Former Senior Advisor, Bain & Company	2021	Yes	1

Suni P. Harford	63	Former President, UBS Asset Management	2024	Yes	0

Peter Thomas Killalea	58	Former Vice President of Technology, Amazon.com	2016	Yes	3

Eli Leenaars	65	Former Group Chief Operating Officer, Quintet Private Bank	2019	Yes	0

François Locoh-Donou	54	President, Chief Executive Officer, and Director, F5 Networks, Inc.	2019	Yes	1

Peter E. Raskind	69	Former Chairman, President and Chief Executive Officer, National City Corporation	2012	Yes	0

Eileen Serra	71	Former Senior Advisor, JP Morgan Chase & Co.; Former Chief Executive Officer, Chase Card Services	2020	Yes	1

Mayo A. Shattuck III	71	Former Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group	2003	Yes	2

J. Michael Shepherd	70	Former Interim Chief Executive Officer, Discover Financial Services, Inc.; Former Chairman and Chief Executive Officer, BancWest Corporation	2025	Yes	0

Craig Anthony Williams	56	Advisor and Former Executive Vice President, Chief Commercial Officer, NIKE, Inc.	2021	Yes	0

Jennifer L. Wong	51	Chief Operating Officer, Reddit, Inc.	2025	Yes	1

(1)

Each nominee also serves on the board of directors of Capital One, National Association, our principal operating subsidiary. Mr. Fairbank serves as Chair of the board of directors of Capital One, National Association.

12	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

(2)

Capital One’s Corporate Governance Guidelines limit the number of public company boards on which our directors may serve to four boards (including the Capital One Board) for non-executive directors, and two boards (including the Capital One Board) for executive officer directors.

***

The Board unanimously recommends that you vote “FOR” each of these director nominees.

We would like to extend our appreciation to director Ann Fritz Hackett, who will not stand for reelection and will retire from our Board effective May 8, 2026, in accordance with our Corporate Governance Guidelines. Ms. Hackett has been a director of Capital One since 2004 and our Lead Independent Director and Chair of the Governance and Nominating Committee since 2007. During her service, she provided our Board and management with tremendous value, where she leveraged her extensive experience in leading companies that provide strategy and human capital consulting services to boards of directors and senior management teams, developed corporate and business strategy, led change initiatives, risk management, talent management, and succession planning. Ms. Hackett’s leadership as Lead Independent Director was also instrumental in guiding the Board through our successful acquisition of Discover. We are deeply grateful to Ms. Hackett for her contributions to Capital One and wish her well in her future endeavors.

We would also like to extend our appreciation to director Thomas G. Maheras, who has decided to not stand for reelection and will retire from our Board effective May 8, 2026. Mr. Maheras was appointed to the Board in May 2025 in connection with the closing of the Discover Transaction. Mr. Maheras, who was a long-standing member of Discover’s board, provided the Board and management with tremendous guidance with the ongoing integration efforts related to the Discover Transaction. We are thankful for Mr. Maheras’ informed judgment and critical insights he made to our Board during his tenure.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Our Director Nominees

Biographies of Director Nominees

Director Since: 1994 Age: 75 Capital One Committees: ∎ None

Richard D. Fairbank

Chairman and Chief Executive Officer, Capital One Financial Corporation

Mr. Fairbank is the founder, CEO and Chairman of Capital One and one of just a few founder-CEOs among America’s largest public companies. In 1987, Mr. Fairbank founded Capital One on the belief that data and technology could change how banking works. He has been the CEO since the Company’s initial public offering in November 1994, and has served as the Chairman since February 1995.

Mr. Fairbank’s vision and leadership have positioned Capital One as both a top-performing financial services company and a leader in technology, data, and cloud capabilities. The Company has been recognized as one of the most innovative financial services providers in the world. Today, Capital One serves over 100 million customers and has reimagined the banking experience, built an iconic and respected brand, and been consistently recognized as one of the best companies to work for. Most recently, Mr. Fairbank led the Company’s 2025 acquisition of Discover, bringing together two innovative, mission-driven companies and positioning Capital One to compete as both a diversified bank and lender as well as a global payment network.

Prior to Capital One, Mr. Fairbank earned his BA and MBA from Stanford University. He became a strategy consultant, advising leading companies on long-term business strategy and growth opportunities. Mr. Fairbank has over three decades of experience in banking and financial services and is deeply knowledgeable about all aspects of the Company’s businesses, capabilities and culture. His qualifications as a Director also include his broad range of skills in the areas of strategy, technology, risk management, customer experience, talent, and public company leadership and governance.

Additional Public Directorships:

∎   None

Director Since: 2021 Age: 44 Capital One Committees: ∎ Compensation Committee

Ime Archibong

Vice President, Product Management and Head of Product at Messenger, Meta

Mr. Archibong is a seasoned product and business development technology executive. He has served as Vice President, Product Management and Head of Product at Messenger at Meta Platforms, Inc. since March 2023. From August 2019 until March 2023, Mr. Archibong served as Meta’s Head of New Product Experimentation, where he led a multi-disciplinary group focused on product research and development. Prior to that role, Mr. Archibong served as Meta’s Vice President, Product Partnerships from November 2010 to June 2020.

Prior to joining Meta, from February 2004 to October 2010, Mr. Archibong held roles of increasing responsibility at International Business Machines (IBM), including serving on the Advanced Technology Professional Business Development team focused on the future of storage, the Corporate Strategy team laying the foundation for IBM’s Smarter Cities initiative, and as a software engineer in the Systems and Technology Group.

Additional Public Directorships:

∎   None

14	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2021 Age: 67 Capital One Committees: ∎ Audit Committee ∎ Risk Committee

Christine Detrick

Former Director, Head of the Americas Financial Services Practice; and Former Senior Advisor, Bain & Company

Ms. Detrick is a financial services industry veteran with more than 35 years of senior operating and executive leadership experience. She has deep expertise in the banking and insurance industries across a wide array of sectors, including asset management, credit cards, property and casualty, and life insurance, payments, and other consumer finance segments. From 2002 until 2012, Ms. Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company, a management consulting firm. Before joining Bain, she served for ten years at A.T. Kearney, Inc., a management consulting firm, including as Leader of the Global Financial Institutions group and a member of the firm’s board of management and board of directors. At Bain and A.T. Kearney, Ms. Detrick served banks on issues of strategy, operational transformation, risk management, and technology.

Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institution turnarounds and served as the Chief Executive Officer of St. Louis Bank for Savings. She was also a consultant at McKinsey and Company earlier in her career. Ms. Detrick also serves on the board of Hartford Mutual Funds, a mutual fund company, as chairman of the board. She previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee, Reinsurance Group of America, a public reinsurance company, as chair of the Nominating and Governance Committee, and Altus Power, Inc., a public renewables company, as chairman of the board.

Additional Public Directorships:

∎   CRA International, Inc.

Director Since: 2024 Age: 63 Capital One Committees: ∎ Audit Committee ∎ Risk Committee

Suni P. Harford

Former President, UBS Asset Management

Ms. Harford is a seasoned financial services industry executive with over 30 years of risk management, compliance and banking experience. Ms. Harford served as the President of UBS Asset Management as well as Chair of UBS Asset Management’s Executive Committee and Risk Committee from October 2019 until her retirement in February 2024. From April 2021 until February 2024, Ms. Harford also served as the UBS Group Executive Board Lead for the firm’s sustainability and impact efforts. As head of UBS Group’s Sustainability and Impact organization, Ms. Harford had oversight of the Chief Sustainability Office, responsible for sustainability strategy, external engagement and corporate responsibility across UBS. Ms. Harford joined UBS as the Head of Investments in July 2017, where she was responsible for the investment teams for traditional asset classes and UBS O’Connor, a multi-strategy hedge fund, until September 2019.

Prior to joining UBS, Ms. Harford worked at Citigroup, Inc., an investment bank and financial services corporation, for almost 25 years, most recently as the Regional Head of Markets for North America. Ms. Harford was also a member of Citibank’s Pension Plan Investment Committee and a director on the board of Citibank Canada.

Ms. Harford served as a co-chair of the World Economic Forum Global Future Council on Investing and has held seats on the boards of several industry associations, including the Depository Trust and Clearing Corporation and the Securities Industry Financial Management Association.

Additional Public Directorships:

∎   None

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2016 Age: 58 Capital One Committees: ∎ Compensation Committee ∎ Risk Committee

Peter Thomas Killalea

Former Vice President of Technology, Amazon.com

Mr. Killalea, a seasoned technology executive and advisor, has deep expertise in product development, digital innovation, customer experience, and security. From November 2014 to December 2021, Mr. Killalea served as the owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various senior executive leadership roles at Amazon, most recently as Vice President of Technology for the Kindle Content Ecosystem. He led Amazon’s Infrastructure and Distributed Systems team, which later became a key part of the Amazon Web Services Platform. Prior to that, he served as Amazon’s Chief Information Security Officer and Vice President of Security.

Mr. Killalea previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015 and Carbon Black, Inc. (acquired by VMware) from April 2017 to October 2019.

Additional Public Directorships:

∎   Akamai Technologies, Inc.

∎   MongoDB, Inc.

∎   Satellogic, Inc.

Director Since: 2019 Age: 65 Capital One Committees: ∎ Audit Committee ∎ Compensation Committee ∎ Risk Committee (Chair)

Eli Leenaars

Former Group Chief Operating Officer, Quintet Private Bank

Mr. Leenaars has over 30 years of experience in the financial services sector, including institutional and investment banking, asset management, corporate and retail banking, and in cultivating sophisticated client relationships. Mr. Leenaars has experience managing businesses through a wide range of matters including mergers and acquisitions, complex corporate restructurings, strategic initiatives, and challenging financial environments.

From June 2021 through December 2023, Mr. Leenaars served as Group Chief Operating Officer of Quintet Private Bank and was a member of its Authorized Management Committee. Prior to joining Quintet, Mr. Leenaars served as Vice Chairman of the Global Wealth Management Division at UBS Group AG, a Swiss multinational investment bank and financial services company, from April 2015 to May 2021. In this role, he engaged on senior relationship management with a focus on UBS’s largest non-U.S. clientele.

Prior to joining UBS, Mr. Leenaars had a 24-year career at ING Group N.V., a Dutch multinational banking and financial services company, and various of its subsidiaries. From January 2010 until March 2015, he served as the CEO of ING Retail Banking Direct and International for ING, where he was responsible for Retail Banking and Private Banking worldwide. This included serving as CEO of ING Direct N.V., the parent company of ING Direct in the U.S., which pioneered the national direct deposit platform. Between 2004 and 2010, Mr. Leenaars was also a member of ING’s Executive Board with responsibility for ING’s Global Retail and Private Banking operations and Group Technology and Operations. In addition, Mr. Leenaars previously served as a member of our Board from May 2012 to September 2012 in connection with Capital One’s acquisition of ING Direct.

Mr. Leenaars is a member of the Executive Committee of the Trilateral Commission (Paris, Tokyo, and Washington, DC).

Additional Public Directorships:

∎   None

16	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2019 Age: 54 Capital One Committees: ∎ Compensation Committee (Chair) ∎ Governance and Nominating Committee

François Locoh-Donou

President, Chief Executive Officer, and Director, F5, Inc.

Mr. Locoh-Donou is President and Chief Executive Officer of F5, Inc. and a member of the company’s board of directors. Since joining F5 as CEO in April 2017, he has spearheaded the company’s business transformation from a networking hardware maker to a software- and SaaS-first leader in multi-cloud application security and delivery. He has also been instrumental in the company’s cultural transformation to a high-performance, human-first organization energized by F5’s purpose to bring a better digital world to life.

Prior to joining F5, Mr. Locoh-Donou served as Chief Operating Officer at Ciena, a global networking solutions provider to the telecom industry. His leadership positions there also included executive roles in the Product, Sales, and Marketing organizations. He also held research and development roles at Photonetics, a French opto-electronics company.

Raised in Togo and France, Mr. Locoh-Donou is the co-founder and chairman of Cajou Espoir, a cashew processing business employing several hundred people, mostly women, in rural Togo.

Additional Public Directorships:

∎   F5, Inc.

  Lead Independent Director*

  Director Since: 2012

  Age: 69

  Capital One Committees:

  ∎   Governance and Nominating

     Committee (Chair)*

  ∎   Risk Committee

  *   The Board, upon the

     recommendation of the

     Governance and Nominating

     Committee, intends to

     appoint Mr. Raskind to the

     positions of Lead

     Independent Director and

     Chair of the Governance and

     Nominating Committee,

     effective May 8, 2026

Peter E. Raskind

Former Chairman, President, and Chief Executive Officer, National City Corporation

Mr. Raskind has more than 45 years of banking experience, including in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration. Through his extensive banking career, he has served in a number of senior executive leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, wealth management and corporate trust, retail and small business banking, operations, and strategic planning.

Most recently, Mr. Raskind was a consultant to banks and equity bank investors as the owner of JMB Consulting, LLC, which he established in February 2009 and managed through 2017. Prior to founding JMB Consulting, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States, until its merger with PNC Financial Services Group in December 2008. Mr. Raskind has served as a director of United Community Banks, Inc. and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and on the executive committee of the National Automated Clearing House Association. In addition, Mr. Raskind served as Interim Chief Executive Officer of the Cleveland Metropolitan School District in 2011, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority.

Additional Public Directorships:

∎   None

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2020 Age: 71 Capital One Committees: ∎ Audit Committee (Chair) ∎ Risk Committee

Eileen Serra

Former Senior Advisor, JPMorgan Chase & Co.; Former Chief Executive Officer, Chase Card Services

Ms. Serra served in various leadership roles over the course of her more than 20 years in the financial services industry, which included responsibility for operations, product development, customer engagement, digital transformation, strategic and growth initiatives, and talent management. Prior to her financial services experience, Ms. Serra was a partner in a strategy consulting firm.

A seasoned credit card industry executive, Ms. Serra served in a variety of executive positions at JPMorgan Chase & Co., including as Chief Executive Officer of Chase Card Services from 2012 to 2016 and most recently as Senior Advisor focusing on strategic growth initiatives from 2016 until her retirement in February 2018. While at JPMorgan Chase, Ms. Serra established and developed successful consumer credit card products and brands, loyalty programs, partner relationships, and digital mobile payment solutions.

Prior to joining JPMorgan Chase in 2006, Ms. Serra was a Managing Director and Head of Private Client Banking Solutions at Merrill Lynch. She also served as Senior Vice President at American Express where, among other responsibilities, she led the Small Business Credit Card and Lending businesses. Prior to American Express, she was a partner at McKinsey & Company. Ms. Serra previously served as a director and member of the audit committee of Boxed, Inc.

Additional Public Directorships:

∎   Gartner, Inc.

Director Since: 2003 Age: 71 Capital One Committees: ∎ Compensation Committee ∎ Governance and Nominating Committee

Mayo A. Shattuck III

Former Chairman, Exelon Corporation; Former Chairman, President, and Chief Executive Officer, Constellation Energy Group

Mr. Shattuck has decades of experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation, and private banking. He has led two large, publicly held companies and has served on other public company boards.

From 2013 to April 2022, Mr. Shattuck served as Chairman of the Board of Chicago-based Exelon Corporation, a Fortune 100 company that owned six utilities and was the nation’s largest competitive energy provider and commercial nuclear plant operator. Previously, Mr. Shattuck was Chairman, President, and Chief Executive Officer of Constellation Energy Group, a position he held from 2001 to 2012.

Mr. Shattuck has extensive experience in the financial services industry. He was previously at Deutsche Bank, where he served as Global Head of Investment Banking, Global Head of Private Banking and Chairman of Deutsche Bank Alex. Brown. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. In addition, from 1991 to 1997, Mr. Shattuck was President, Chief Operating Officer and a director of Alex. Brown & Sons, an investment bank, which merged with Bankers Trust in 1997. Mr. Shattuck is the former Chairman of the Institute of Nuclear Power Operations.

Additional Public Directorships:

∎   Gap, Inc.

∎   Hut 8 Corp.

18	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2025 Age: 70 Capital One Committees: ∎ Audit Committee ∎ Risk Committee

J. Michael Shepherd

Former Interim Chief Executive Officer, Discover Financial Services

Mr. Shepherd was appointed to the Capital One Board of Directors effective May 18, 2025 in connection with Capital One’s acquisition of Discover. Mr. Shepherd served as the interim Chief Executive Officer and President of Discover from April 2024 until Capital One’s acquisition of Discover. He also served as a member of the board of directors of Discover from August 2023 until Capital One’s acquisition of Discover.

Before joining Discover, Mr. Shepherd was Chairman and CEO of BancWest Corporation and a Director and the Chair of BNP Paribas, USA. Prior to BancWest, he was General Counsel of The Bank of New York Company, Inc. and Shawmut National Corporation. He served in government as Senior Deputy Comptroller of the Currency, Associate Counsel to the President of the United States and Deputy Assistant Attorney General.

Mr. Shepherd has previously served as a Member and President of the Federal Advisory Council of the Federal Reserve Board, as a Member of the FDIC Advisory Committee on Economic Inclusion and as a Director of The Clearing House.

Additional Public Directorships:

∎   None

Director Since: 2021 Age: 56 Capital One Committees: ∎ Compensation Committee ∎ Governance and Nominating Committee

Craig Anthony Williams

Advisor and Former Executive Vice President, Chief Commercial Officer, NIKE, Inc.

Mr. Williams, a seasoned business executive, has extensive experience in general management, marketing, product development, cross-functional team leadership and driving global strategy and operations. From March 2025 to December 2025, Mr. Williams served as the Executive Vice President, Chief Commercial Officer at NIKE, Inc., and currently serves as an advisor. He previously served as President, Geographies and Marketplace at NIKE, Inc. from May 2023 until March 2025, where he led NIKE’s direct and wholesale business in addition to leading NIKE’s supply chain and logistics. From January 2019 until May 2023, he served as President of Jordan Brand at NIKE, Inc., where he led a cross-functional team focused on the brand’s vision, strategy and global revenue growth. Prior to joining NIKE, Inc., Mr. Williams was Senior Vice President, The Coca-Cola Co. and President of The Global McDonald’s Division (TMD) from January 2016 to January 2019, where he was responsible for brand and category growth. During his time at The Coca-Cola Co., Mr. Williams held a variety of executive roles within TMD Worldwide, including Senior Vice President and Chief Operating Officer, Vice President U.S., Assistant Vice President of U.S. Marketing and Group Director of U.S. Marketing. Prior to joining The Coca-Cola Co. in June 2005, Mr. Williams was a Global Marketing Director at CIBA Vision Corporation, a contact lenses and lens care product manufacturer, a brand management executive at Kraft Foods Inc., and served as a Naval Nuclear Power Officer in the U.S. Navy.

Additional Public Directorships:

∎   None

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2025 Age: 51 Capital One Committees: ∎ Risk Committee

Jennifer L. Wong

Chief Operating Officer, Reddit, Inc.

Ms. Wong was appointed to the Board of Directors effective May 18, 2025 in connection with Capital One’s acquisition of Discover. She served as a member of the Discover board of directors from 2019 until the closing of the Discover Transaction. Ms. Wong has been Chief Operating Officer of Reddit, Inc., a community and discussion platform, since 2018, where she oversees business strategy and growth, and related terms for the company. She previously served as Time, Inc.’s president of digital and then its chief operating officer from 2016 to 2018, where she led growth strategy and digital business transformation. Prior to that, Ms. Wong held the role of Chief Business Officer, from 2011 to 2015, at Popsugar, Inc., a media and technology company, where she led business operations and the company’s media and commerce businesses.

Earlier in her career, Ms. Wong held several executive management roles at AOL and worked with a range of digital media and technology clients at McKinsey & Company.

Additional Public Directorships:

∎   IMAX Corp.

20	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE Section I - Election of Directors (Item 1 on Proxy Card)

Director Nominee Highlights

INDEPENDENCE Committee Chairs and members and the lead director are 100% independent Board Refreshment 6 new directors since 2021 Board Tenure Average tenure: All Directors Independent Directors 9.0 years 7.1 years 6 4 3 0-5 years 6-11 years 12+ years

What We Look for in Individual Director Nominees

The evaluation and selection of director nominees is a key aspect of the Governance and Nominating Committee’s regular evaluation of the composition of, and criteria for membership on, the Board and its commitment to ongoing Board refreshment. When considering director nominees, including incumbent directors standing for re-election, nominees to fill vacancies on the Board, and nominees recommended by stockholders, the Governance and Nominating Committee focuses on certain criteria when developing and evaluating the Board’s composition. Among the criteria considered, the Governance and Nominating Committee considers each director nominee’s relevant skills and experience, commitment to the Company, diversity of experience and background, and relevant personal traits. For more information regarding our Governance and Nominating Committee’s and our Board’s perspectives on Board composition, recruitment priorities, and refreshment, see “Corporate Governance at Capital One—Key Board Governance Practices—Our Perspectives on Overall Board Composition and Refreshment” beginning on page 24.

Other Considerations

For new candidates, the Governance and Nominating Committee also considers the results of the candidate’s interviews with directors and/or members of senior management and any background checks the Governance and Nominating Committee deems appropriate. In 2025, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential director candidates based on the criteria and principles described above.

When evaluating incumbent directors, the Governance and Nominating Committee also considers each director’s performance throughout the year, including the director’s attendance at, preparation for, and participation in Board and committee meetings, the director’s annual evaluation, including feedback received from fellow Board members, the director’s outside commitments, and the director’s willingness to serve for an additional term, as further described in the section “Annual Assessment of Individual Director Nominees” on page 32.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Skills and Experience of Our Director Nominees

The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic goals and objectives, the regulatory environment, and financial market conditions. In its review, the Governance and Nominating Committee considers whether the Board continues to possess the appropriate mix of skills and experience to oversee the Company in achieving these goals, and may seek additional directors as a result of this review. Our director nominees have the requisite experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee. These skills collectively allow our director nominees to effectively oversee the Company and create an engaged, effective, and strategically oriented board. For more information on our Board’s skills, experience, tenure, and independence, please see the detailed director skills and demographics matrix below.

Director Nominees: Fairbank Archibong Detrick Harford Killalea Leenaars Locoh-Donou Raskind Serra Shattuck Shepherd Williams Wong Skills and Experience Total Number of Directors Strategic Planning and Transformation 13 Banking and Financial Services 9 Consumer Lending, Retail Banking and/or Commercial Banking Executive 7 Digital and Technology 10 Cybersecurity 6 Technology Executive 6 Risk Management and Compliance 10 Public Company Senior Executive Management 12 public accounting and financial reporting 4 Talent Management, Compensation and Succession Planning 13 Public Company Governance 10 Regulated Industries and Regulatory Issues 11 Marketing 12 Demographic Information Gender Diverse 4 Racially/Ethnically Diverse 4 Age 75 44 67 63 58 65 54 69 71 71 70 56 51 63 (average) Tenure Director Since 1994 2021 2021 2024 2016 2019 2019 2012 2020 2003 2025 2021 2025 - Independence / Number of Other Public Boards Total Independent 12 Number of Other Public Boards 0 0 2 0 3 0 1 0 1 2 0 0 1 -

22	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Strategic Planning and Transformation	Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning

Banking and Financial Services	Extended board experience or management experience in Retail Banking, Commercial Banking, Consumer Lending, Small Business Banking, Investment Banking, and/or other financial services

Consumer Lending, Retail Banking and/or Commercial Banking Executive	Executive level experience and oversight of Retail Banking, Consumer Lending, and/or Commercial Banking

Digital and Technology	Leadership and understanding of technology and digital platforms

Cybersecurity	Experience with or oversight of cybersecurity (e.g., prior work experience, possession of a cybersecurity certification or degree or other knowledge, skills or background in cybersecurity)

Technology Executive	Executive-level experience with direct oversight and expertise in technology, digital platforms, and cybersecurity risk

Risk Management and Compliance	Significant understanding with respect to the identification, assessment, and oversight of risk management programs and practices

Public Company Senior Executive Management	Experience as a CEO or other senior executive at a public company

Public Accounting and Financial Reporting	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements

Talent Management, Compensation, and Succession Planning	Understanding of the issues involved with executive compensation, succession planning, human capital management, and talent management and development

Public Company Governance	Extended experience serving as a director on a large public company board and/or experience with public company governance issues and policies, including governance best practices

Regulated Industries and Regulatory Issues	Experience with regulated businesses, regulatory requirements, and relationships with state and federal agencies

Marketing	Experience with or oversight of marketing strategy and brand management

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Overview of Corporate Governance at Capital One

Capital One is dedicated to strong and effective corporate governance that is designed to provide the appropriate framework for the Board to engage with and oversee the management of the Company. Robust and dynamic corporate governance policies and practices are the foundation of an effective and well-functioning board and are vital to preserving the trust of our stakeholders, including customers, stockholders, regulators, suppliers, associates, our communities, and the general public.

Information About Our Corporate Governance Policies and Guidelines

The Board has adopted Corporate Governance Guidelines to formalize its governance practices and provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies, and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, promotes responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives.

To maintain and enhance independent oversight, our Board regularly reviews and refreshes its governance policies and practices in connection with changes in corporate strategy, the regulatory environment, financial market conditions, industry best practices, or other significant events, as well as in response to investor and other stakeholder feedback and engagement.

The Board has also adopted Capital One’s Code of Conduct, which applies to Capital One’s directors, executives, and associates, including Capital One’s CEO, CFO, Chief Accounting Officer, Chief Risk Officers, and other associates performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing, and integrity, and guides the ethical actions and working relationships of Capital One’s directors, executives, and associates.

For a description of the key governance practices of our Board, see “Key Board Governance Practices” beginning on page 26.

The following corporate governance documents are available at www.capitalone.com under “Investors,” then “Governance & Leadership,” then “Board of Directors and Committee Documents” or “Organizational and Governance Documents,” as applicable.

∎	Amended and Restated Bylaws

∎	Corporate Governance Guidelines

∎	Board Committee Charters
∎	Restated Certificate of Incorporation

∎	Code of Conduct

Board Leadership Structure

The Independent Directors annually evaluate the continued effectiveness of the Board’s leadership structure, including the effectiveness of the combined Chairman/CEO and Lead Independent Director leadership structure, in the context of Capital One’s specific circumstances, culture, strategic objectives, and challenges. The Board currently believes that it is in the best interests of the Company and its stockholders that the Chairman and CEO roles should be held by the same person.

We believe that our existing Board leadership structure of a combined Chairman/CEO and a Lead Independent Director provides the most effective governance framework and allows our Company to benefit from

24	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Mr. Fairbank’s talent, knowledge, and leadership as the founder of Capital One and allows him to use the in-depth focus and perspective gained in operating the Company’s day-to-day operations, strategic planning, and risk management to effectively and efficiently lead our Board. Recognizing the importance of independent perspectives on the Board, Capital One appropriately maintains a strong counterbalance and effective oversight of our business and affairs through our Lead Independent Director and our Independent Directors; fully independent Board committees with independent chairs who oversee the Company’s operations, risks, performance, and business strategy; experienced and committed directors; and regular executive sessions.

Lead Independent Director

Our Board believes that an active and empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position, appointed annually by the other Independent Directors upon the recommendation of the Governance and Nominating Committee, is a critical aspect of our corporate governance framework. Our current Lead Independent Director, Ann Hackett, will not stand for reelection and will retire from the Board on May 8, 2026, and the Board intends to appoint Peter Raskind as our new Lead Independent Director. The Board believes that Mr. Raskind’s experience enables him to provide valuable and independent views to the boardroom and ensure active communication between management and our Independent Directors to support their oversight responsibilities, including with respect to management of risks and opportunities presented by the markets in which Capital One competes.

In accordance with our Corporate Governance Guidelines, the Lead Independent Director’s responsibilities include:

Board Leadership

∎

Organizing, setting agendas for, and leading executive sessions of the Board

∎

Having authority to call meetings of the Independent Directors

∎

Soliciting feedback for and engaging the CEO on executive sessions

∎

Advising the Governance and Nominating Committee and the Chairman of the Board on the membership of Board committees and the selection of committee chairs

∎

Acting as a key advisor to the CEO and Chairman of the Board on a wide variety of Company matters, including the retention of advisors and consultants who report directly to the Board

Board Culture

∎

Serving as liaison between the Chairman of the Board and the Independent Directors

∎

Fostering an environment that facilitates engagement and discussion, teamwork, and communication among the Independent Directors on key issues and concerns, including risk management

∎

Ensuring Board discussions demonstrate appropriate effective challenge of management, including risk management

∎

In a crisis, calling together the Independent Directors to establish appropriate Board leadership responsibility

Board Meetings

∎

Approving meeting agendas for the Board, including addition or removal of items, as appropriate

∎

Advising on the type of information to be provided to the Board

∎

Approving Board meeting schedules and working with the Chairman of the Board and committee chairs to ensure there is sufficient time for discussion of all agenda items

∎

Presiding at all meetings of the Board at which the Chairman of the Board is not present

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Performance and Development

∎

Leading the annual performance assessment of the CEO

∎

Facilitating the Board’s engagement with the CEO with respect to the CEO’s performance assessment and CEO succession planning

∎

Leading the Board’s annual self-assessment and providing recommendations for improvement, if any

Stockholder Engagement

∎

Being available for consultation and direct communication with stockholders and stakeholders, upon request

∎

Reviewing stockholder communications addressed to the full Board, the Lead Independent Director, or the Independent Directors

In evaluating candidates for Lead Independent Director, the Independent Directors consider several factors, including each candidate’s corporate governance experience, Board service and tenure, Board leadership roles, and ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the Independent Directors also consider the results of the candidate’s annual Lead Independent Director assessment. For a description of the Lead Independent Director annual assessment process, see “Annual Assessment of the Lead Independent Director” beginning on page 32.

Key Board Governance Practices

2025 Board Meetings and Attendance

∎	The Board held 15 meetings and the Board’s committees collectively held 29 meetings

∎

In carrying out its responsibilities, the Audit Committee met a total of nine times, the Risk Committee met a total of eight times, the Governance and Nominating Committee met a total of six times, and the Compensation Committee met a total of six times

∎	11 out of 12 directors then serving attended the 2025 Annual Stockholder Meeting, and Capital One expects all director nominees to attend the 2026 Annual Stockholder Meeting

∎

Each of our current directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the period the director was on the Board or committee

26	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Our Perspectives on Overall Board Composition and Refreshment

The Governance and Nominating Committee takes a long-term view of our Board composition and refreshment and continuously assesses the composition and resiliency of the Board over the next ten to 15 years in alignment with the Company’s strategic direction to determine what actions may be desirable to best position the Board and the Company for success. In assessing Board resiliency, the Governance and Nominating Committee considers a variety of factors and has articulated a set of principles on board composition, including the following:

Board Skills

∎

Consider the collective set of skills that allows the Board to act independently and provide an effective challenge to management, especially in the areas of business strategy, financial performance, enterprise risk management, cybersecurity risk, technology innovation, and executive talent and leadership

∎

Ensure collective Board skill sets evolve with our long-term strategic objectives

Industry Experience

∎

Seek and retain Board members with industry experience, both in banking and technology, that align with our long-term strategy

∎

Recognize that the financial services industry is complex and understand the importance of having directors who have witnessed banking business and credit cycles over time and can share the wisdom of those experiences

Diversity

∎

Believe having a Board with members who demonstrate a diversity of thought, perspectives, skills, backgrounds, and personal and professional experiences is important to building an effective and resilient board, and as a result, have a goal of identifying candidates that can contribute to that diversity in a variety of ways

Board Size

∎

Consider the appropriate size of the Board in relation to promoting active engagement and open discussion

∎

Continuously assess the depth of successors available to assume Board leadership positions for both expected and unexpected departures

Tenure

∎

Believe that it is critical to have members across a continuum of director tenure to ensure the effective oversight of a large financial institution, which must simultaneously embrace innovation and changing market and customer expectations and prudently preserve the safety and soundness of the institution through long-term business and credit cycles

∎

Seek to have a mix of members at different points along the tenure continuum to cultivate Board membership that collectively represents members who have actively overseen the Company’s strategic journey through various business cycles, who have sufficient experience to assume Board leadership positions, who bring fresh ideas and perspectives, and who have a firm understanding of the cultural strengths of the Board and the Company

Evergreen Recruiting

∎

Engage in a continuous process of identifying and assessing potential director candidates in light of the Board’s collective set of skills and future needs

∎

Recognize that recruiting new directors is not one-dimensional and that effective Board members should be as described under the “What We Look for in Individual Director Nominees” section, beginning on page 21

Staged Refreshment

∎

Take a long-term view to enable thoughtful director refreshment that meets strategic needs while avoiding disruption

∎

Take a planned approach to changes in Board membership, considering the timing of new director onboarding relative to planned retirements and departures

∎

Recognize that new directors need time to become familiar with the Company’s business model and strategy and become deeply grounded in these matters to be well-positioned to provide effective challenge to management

∎

Acknowledge that relationships among Board members develop organically over time and recognize the importance of protecting and nurturing the open, values-based culture that the Board enjoys to appropriately oversee and provide effective challenge to management

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	27

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

The Board leverages several long-standing practices and processes to support Board refreshment in keeping with the principles articulated above, including:

∎	Annual evaluations of the Board and its committees (see “Annual Board and Committee Evaluations” beginning on page 30 for more information)

∎	Annual assessments of individual directors (see “Annual Assessment of Individual Director Nominees” on page 32 for more information)

∎	Annual assessments of the Lead Independent Director (see “Annual Assessment of the Lead Independent Director” beginning on page 32 for more information)

The Governance and Nominating Committee discusses director recruiting plans on a regular basis and provides regular updates to the Board on those plans. In support of the Board’s long-term resiliency and refreshment efforts, seven new independent directors have been appointed since 2021, all but one of whom are current director nominees.

Process for Stockholder Recommendations of Director Candidates; Director Nominations from Stockholders

The Governance and Nominating Committee will consider qualified director nominees recommended by stockholders. Those recommendations should be sent to the Corporate Secretary, as well as to the Chair of the Governance and Nominating Committee at Capital One’s address set forth in the section “How to Contact Us” on page 48. The Governance and Nominating Committee will consider potential nominees recommended by stockholders on the same basis that it considers other potential nominees.

Stockholders may nominate directors by submitting the names and other relevant information as required by, and in compliance with, Capital One’s Bylaws to the Corporate Secretary as well as to the Chair of the Governance and Nominating Committee at Capital One’s address set forth in the section “How to Contact Us” on page 48.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” Bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for the annual stockholder meeting. Our Bylaws permit up to 20 stockholders or beneficial owners owning 3% or more in the aggregate of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Written notices pursuant to the above provisions in our Bylaws must be submitted in accordance with the general procedures for stockholder nominations (including deadlines for notice to be received by the Corporate Secretary), which are summarized under the caption “Stockholder Proposals for 2027 Annual Stockholder Meeting” on page 132.

Director Independence

Except for our CEO, who is the Company’s founder, the Board has affirmatively determined that all nominees for election to our Board are independent under Capital One’s Director Independence Standards (“Independence Standards”), which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. The Independence Standards reflect the director independence requirements set forth in the New York Stock Exchange (“NYSE”) rules and other applicable legal and regulatory rules, and also describe certain categorical relationships that the Board has determined to be immaterial for purposes of determining director independence.

The categorical relationships that the Board has deemed immaterial for purposes of determining director independence are: (i) relationships between Capital One and an entity where the director serves solely as a non-management director; (ii) transactions between Capital One and a director or a director’s immediate family

28	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

member (or their primary business affiliations) that fall below the numerical thresholds in the NYSE rules (or do not otherwise preclude independence under those standards), and that are ordinary course, on arm’s-length market terms, and, in the case of extensions of credit, followed usual underwriting procedures, present no more than the normal collectability risk, or other unfavorable features and are in compliance with applicable legal and regulatory requirements; and (iii) discretionary contributions made by Capital One to not-for-profit organizations, foundations, or universities in which a director (or immediate family member) serves as an executive officer that in any single fiscal year within the last three years do not exceed the greater of $1 million or 2% of that entity’s consolidated gross revenues.

In making its independence recommendations, the Governance and Nominating Committee and the Board evaluate information regarding each director’s relationships, transactions, or arrangements with Capital One, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest, including information obtained from non-management directors’ annual questionnaires. In assessing the materiality of relationships with Capital One, the Board considers all relevant facts and circumstances.

Capital One’s Corporate Governance Guidelines, including information relating to the Independence Standards, are available at www.capitalone.com under “Investors,” then “Governance & Leadership,” then “Organizational and Governance Documents.”

Director Onboarding and Education

The Company, in consultation with the Governance and Nominating Committee, has established director onboarding and continuing director education programs to support our directors in fulfilling their responsibilities and to assist them in keeping current on industry, corporate, regulatory, and other developments.

All new directors participate in the Company’s director onboarding program, which provides training relating to the Company’s values, strategic plans, accounting policies, financial reporting, risk management, code of ethics, key regulatory issues, competition, and industry dynamics. As part of this onboarding program, over a period of approximately 18 months, new directors meet with members of senior management serving in various roles and functions, as well as Board committee chairs, the Lead Independent Director, and individual directors, to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. Additionally, new directors are assigned an experienced director to serve as a mentor to facilitate their onboarding to the Board and the Company.

As we continue to enhance our director onboarding experience, the Company developed committee onboarding programs, which are designed to facilitate and accelerate directors’ integration and contribution to the committees on which they serve.

Our continuing director education program is designed to provide: (i) regular updates on external opportunities for continuing education offered by applicable regulators, professional organizations, and academic institutions; (ii) internal director education programs; (iii) various board-related publications; and (iv) access to various peer-to-peer networks. Our directors are also encouraged to pursue other educational opportunities, at the Company’s expense, to enhance directors’ ability to perform their duties.

Executive Sessions

Our Independent Directors regularly convene executive sessions led by the Lead Independent Director at Board and committee meetings, as needed. The executive sessions allow the Independent Directors to discuss strategy, CEO and senior management performance and compensation, succession planning, Board effectiveness, and other matters without management present.

During these executive sessions, the Independent Directors have access to members of senior management upon request, including, but not limited to, the CEO, CFO, General Counsel and Corporate Secretary, Chief Risk Officers,

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and Chief Compliance Officer.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and industry. It also provides our Board with a valuable perspective on the performance of our Company, Board, CEO, and other members of senior management.

∎

Our committee chairs and Lead Independent Director meet and communicate regularly with each other and with both the CEO and members of our management team, as well as with our federal regulators, often independently of the CEO.

∎

Our committee chairs and Lead Independent Director conduct pre-meeting reviews of agendas and meeting materials, and provide feedback directly to management, and conduct post-meeting debriefs with management to discuss any follow-up items.

∎	Individual directors confer with each other, our CEO, members of our senior management team, and other key associates, as needed.

Annual Board and Committee Evaluations

Annually, in compliance with the NYSE rules and other applicable laws, rules, and regulations and our committee charters, the Board and its committees conduct formal self-evaluations to assess and improve the Board’s effectiveness and functionality. The Board believes that, in addition to serving as a tool to evaluate and improve performance, evaluations can serve several other purposes, including the promotion of good governance and the integrity of financial reporting, reduction of risk, informing the Board refreshment process, strengthening the Board-management partnership, and helping set and oversee Board expectations of management. In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends and assure themselves that areas identified for improvement are addressed appropriately and in a timely manner.

30	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

To ensure the process stays current and continues to generate rich insights, the Board follows a cyclical, programmatic approach when conducting Board and committee evaluations. This approach includes regular, holistic reviews of the evaluation framework, methodology, and form. While the Board and each of its committees conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management. In addition, each year, the Board and its committees consider a variety of evaluation approaches, including written surveys, individual director interviews, group discussions in executive session, and/or engagement of a third-party facilitator.

Seek Input Each year, the Lead Independent Director and committee chairs, with input and support from management and the Governance and Nominating Committee, develop a process to seek feedback on the Board from directors and select members of management. Follow-Up A summary of the overall evaluation results is shared with management to address any requests or enhancements in practices that may be warranted. Committee chairs report on their respective evaluations to the full Board and share key actions with management for follow-up. Discuss The Lead Independent Director and committee chairs, with the assistance of management, leverage feedback to develop key themes that emerge from the feedback and lead a robust discussion in their respective executive sessions.

As part of the Board’s self-evaluation process, directors consider various topics related to Board composition, effectiveness, structure, and performance and the overall mix of director skills, experience, and background. Specifically, topics considered during the 2025 annual Board and committee self-evaluations process included:

∎	Board engagement, culture, and setting the “tone at the top”

∎	Board leadership, including the roles of the Lead Independent Director and Chairman of the Board

∎	Oversight of and engagement in corporate strategy (both short- and long-term strategic objectives) and Company performance

∎	Oversight of the CEO, executive compensation, and evaluation

∎	CEO and executive talent development and succession planning

∎	Access to Company executives and associates

∎	Board and committee composition, including director skills, background, diversity of perspectives and experience, and new director recruiting activities

∎

Oversight of enterprise and technology risk, including the stature of the risk management function and appropriateness of the Company’s risk appetites and risk management in light of the scale and complexity of the Company’s business

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

∎	Overall Board governance including quality and quantity of materials and information, conduct of meetings, and support for those activities from management

Annual Assessment of Individual Director Nominees

Each year the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Governance and Nominating Committee’s Chair and each Board member regarding the individual performance and effectiveness of the directors nominated by the Board for re-election by Capital One’s stockholders. Directors may also provide feedback on any other individual director’s performance at any time, regardless of whether it is part of the formal assessment process.

Follow-Up The Chair of the GNC shares input and feedback from the assessments with the individual directors. The GNC also takes into consideration the results of the assessments of individual directors, the Board, and its committees as part of director recruitment efforts. Seek Input The Chair of the Governance and Nominating Committee (the “GNC”) meets with Board members in separate, one-on-one sessions to solicit feedback on other directors’ individual strengths and contributions. Nominate Taking individual director performance into consideration, the GNC recommends director candidates for nomination to the Board, and the Board nominates directors to stand for election or re-election by Capital One’s stockholders. Evaluate The Chair of the GNC synthesizes feedback and reports to the GNC and the Chairman of the Board. The GNC also reviews other considerations, such as related person transactions, conflicts of interest, and independence.

Annual Assessment of the Lead Independent Director

To support the Independent Directors in selecting the Lead Independent Director, the Governance and Nominating Committee oversees an annual process to evaluate the performance and effectiveness of the Lead Independent Director. Each year, the Governance and Nominating Committee designates one Independent Director as a facilitator, who solicits feedback and perspectives from all directors on the Lead Independent Director. The facilitator then shares the results with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The Independent Directors consider the results of this assessment in the annual selection of the Lead Independent Director.

Our current Lead Independent Director is Ms. Hackett. As Lead Independent Director, Ms. Hackett has a strong record of active engagement both inside and outside the boardroom, including regular meetings with federal regulators and Company executives in one-on-one and group settings. Leveraging her significant experience serving in leadership capacities in a variety of environments, Ms. Hackett has fostered a culture of collaboration, diligence, trust, and mutual respect that allows the Board to work effectively to provide oversight of and effective challenge to management. Based on her performance, the Independent Directors unanimously supported Ms. Hackett’s re-election as Lead Independent Director for a one-year term beginning in May 2025. In connection with Ms. Hackett’s retirement in May 2026, the Independent Directors determined that Mr. Raskind has the requisite leadership skills, having previously served as the chair and member of the Risk Committee and as a current member of the Governance and Nominating Committee, proven engagement with internal and external stakeholders of the Company, and has contributed to the culture of collaboration, diligence, trust, and mutual respect that enables the Board’s effectiveness. Mr. Raskind also spent approximately one year working directly with Ms. Hackett to understand the responsibilities of the role. As a result, the Board intends to elect Mr. Raskind as Lead Independent Director for a one-year term beginning May 2026.

32	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Annual Performance Assessment of the CEO

Led by the Lead Independent Director, the Independent Directors annually assess the performance of Mr. Fairbank as Capital One’s CEO through a process developed and overseen by the Governance and Nominating Committee. This process includes an in-depth discussion of the CEO’s performance by the Independent Directors in executive session at a joint meeting of the Compensation Committee and the Board during which directors consider a variety of factors. The areas assessed relate to overall CEO performance, leadership, financial and operating performance, governance and risk management, strategic performance, and customer and associate satisfaction. The Independent Directors also consider feedback from the Board and self-assessment materials provided by Mr. Fairbank regarding his and the Company’s performance and achievements during the performance year. For additional information, see “Chief Executive Officer Compensation” beginning on page 67.

The annual CEO performance assessment is completed as part of Capital One’s year-end compensation process. The Compensation Committee manages year-end compensation decisions within the context of such assessment and recommends compensation for the CEO based on such assessment to the Independent Directors for approval. The Lead Independent Director and Chair of the Compensation Committee jointly share the feedback from the CEO performance assessment with Mr. Fairbank in a closed session.

The Board’s Role in Corporate Oversight

Capital One is dedicated to strong and effective corporate governance that provides the appropriate framework for the Board to engage with and oversee the Company. Our Board is accountable for oversight of Capital One’s business affairs and operations. In carrying out this responsibility, among other things, the Board and its committees oversee management’s development and implementation of the Company’s (i) corporate culture and talent management; (ii) corporate strategy; (iii) financial performance and associated risks; (iv) enterprise-wide risk management framework, including cybersecurity and technology risk; (v) succession planning for the Company’s CEO and other key executives; (vi) compensation policies and practices; and (vii) practices and strategies related to corporate and community impact.

The Board and its committees regularly review and approve key governance policies and plans, including our Corporate Governance Guidelines, which facilitate efficient and effective Board oversight. These Guidelines enable our Board to engage in responsible decision-making, work with management to pursue Capital One’s strategic objectives, and promote the long-term interests of our stockholders.

Corporate Culture and Talent Management

Capital One believes that a strong, ethical corporate culture is a key element of sound and sustainable corporate governance practices, beginning at the top with the CEO and other senior leadership. The Board plays a critical role in supporting and overseeing Capital One’s corporate culture, mission, and values, and sets the “tone at the top” by adopting policies, a code of ethics, a philosophy for hiring, and compensation practices that promote ethical behavior, compliance with laws and regulations (including those pertaining to consumer protection and privacy), effective internal controls and risk management, and sound governance. The Company’s programs, policies, and practices also support a strong and sustainable culture in several ways, including through the corporate governance framework, risk management program, ethics program, and talent management and compensation policies and practices.

The Board and its committees oversee and regularly engage with management on the Company’s culture including, among other things:

∎

Reviewing and overseeing Capital One’s strategy, engaging in constructive dialogue with the CEO and senior executives on the alignment of the Company’s culture, mission, and values with its long-term strategy during the annual Board strategy meeting (which is further discussed below under “Corporate Strategy”) and periodically throughout the year;

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	33

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

∎	Reviewing and adopting employment policies, compensation plans, and incentive structures that promote effective internal controls and governance and overall ethical behavior;

∎

Engaging with the Chief Human Resources Officer regarding associate engagement surveys (which include associate feedback on the Company’s culture, mission, and values), associate retention and turnover metrics, employment policies and benefits, and the Company’s talent and associate programs; and

∎	Approving and overseeing implementation of the Company’s Code of Conduct, and receiving regular reporting from the Chief Compliance Officer on the Company’s ethics program and associate conduct.

Corporate Strategy

Capital One’s Board is responsible for reviewing, overseeing, and approving the creation and implementation of the Company’s strategy. Management, with guidance from the Board, is responsible for developing, communicating, and implementing a strategy that is designed to allow Capital One to: (i) invest in long-term capabilities and opportunities; (ii) secure competitive, endgame positions in our key businesses; (iii) attract and retain customers; (iv) grow resiliently; (v) promote ethical behavior and compliance with applicable laws and regulations; (vi) withstand economic stress and market volatility; and (vii) adhere to the Board’s established risk appetite programs. These strategies allow Capital One to deliver long-term value to our stockholders while helping customers succeed, associates grow, and communities thrive.

The development, vetting, and communication of Capital One’s strategy is an ongoing, iterative process that involves the Board, the CEO, the Presidents of our lines of business, the CFO, the General Counsel and Corporate Secretary, the Chief Risk Officers, all other Executive Committee members, the Chief Audit Officer, the Corporate Strategy team, and other leaders across the enterprise. Each year, the Board participates in a set of dedicated meetings focused on long-term strategy where the CEO and key senior leaders present the Company’s top strategic priorities and initiatives to the Board. The Board provides input, feedback and effective challenge that guide the Company’s strategic priorities and investments. Following these sessions, the Board reviews assessments of the Company’s strategic initiatives, performed by the independent risk management and internal audit functions, as well as approves the Company’s annual Strategic Plan. Furthermore, the independent risk management function regularly provides the Risk Committee with, among other things, reporting on the Company’s performance against its risk appetite metrics, assessments of the external environment, and positioning in the context of key risk categories.

The Board regularly reviews the financial, competitive, and risk performance of the Company and receives updates on key strategic initiatives. Each line of business also reports to the Board the progress on their strategic and financial initiatives on an annual basis. Capital One assesses performance against strategic initiatives by reviewing the Company’s financial performance, competitive positioning and market share, technology capabilities, performance against risk appetites and limits, customer satisfaction and advocacy scores, talent management, system availability and downtime statistics, risk ratings and measurements, market-based indicators, and other quantitative and qualitative performance assessments. Utilizing a diversity of measurement tools, the Board remains informed and can carefully monitor and assess the progress and effectiveness of our strategic positioning and performance. The Board also regularly engages management in discussions regarding financial performance and trajectory, stockholder feedback, capital allocation, strategy implementation, risk mitigation plans, and other matters affecting the Company’s long-term strategy, as appropriate.

Financial Performance and Associated Risks

The Board oversees the Company’s financial performance by reviewing with management, on a regular basis, the Company’s quarterly and annual financial statements. The Audit Committee oversees the integrity of the Company’s financial statements by, among other things, obtaining independent assurance as to the completeness and accuracy of the Company’s financial statements from an independent registered public accounting firm, whose qualifications, independence, and performance it reviews on an annual basis. The Audit Committee also

34	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

oversees the integrity of the Company’s internal controls over financial reporting by, among other things, reviewing periodic assessments of the adequacy and effectiveness of the Company’s financial controls performed by both the Company’s independent registered public accounting firm and the Company’s internal audit function. In addition, the Board, either directly or through the Risk Committee, plays an integral role in the oversight of capital management, funding of the balance sheet, liquidity and market risk management, management of the Company’s investment portfolio, and the management of other asset and liability risk matters.

Enterprise-Wide Risk Management Framework

Effective risk management and control processes are critical to our safety and soundness, our ability to comply with laws, rules and regulations, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, our long-term corporate success. The enterprise-wide risk management framework defines the Board’s appetite for risk-taking and enables senior management to understand, manage, and report on risk. The risk management framework is implemented enterprise-wide and includes seven major risk categories: compliance, credit, liquidity, market, operational, reputation, and strategic.

The Board’s role in risk oversight of Capital One is consistent with its leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing Capital One’s risk exposure on a day-to-day basis, and the Board and its committees providing oversight in connection with these efforts. The full Board, with the support of its committees, oversees the entire enterprise-wide risk management framework for the Company. The Board’s oversight focuses on our material risks and any notable emerging risks, such as generative artificial intelligence, to ensure that Capital One’s risk management is adequate. The Chair of the Risk Committee, in collaboration with the Lead Independent Director, helps ensure that the Board has appropriate discussions on risk topics. The Risk Committee is responsible for setting and recommending to the Board for approval risk appetites, taking into account the Company’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. The Risk Committee considers both current risk, including timeframes reflected by those risks, as well as emerging risks and future threats.

At the management level, senior management committees serve as governance forums for the CEO, Chief Risk Officers, and other members of senior management to receive and discuss risk management information, reports, views, and escalated matters from the lines of business, the independent risk management function, the internal audit function, and other areas of the Company. Enterprise-wide risk management is generally the responsibility of the Chief Risk Officers. The Chief Enterprise Risk Officer has accountability for proposing risk appetites, limits, and reporting levels related to compliance, operational, reputation, and strategic risk, and the Chief Credit and Financial Risk Officer has accountability for proposing risk appetites, limits, and reporting levels related to credit, liquidity, and market risk. The Chief Enterprise Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officers report both to the CEO and to the Risk Committee, and update the Risk Committee regularly on a variety of risk matters, including the Company’s performance against risk metrics, in addition to ad hoc reports on emerging risks. In addition, the Risk Committee and the Board participate in periodic education sessions on risk matters, such as generative artificial intelligence and payment network risk.

The Board and its committees meet with outside advisors periodically, as appropriate and necessary, and are empowered to consult at any time with outside advisors to support their oversight responsibilities. The Audit Committee also plays an important risk oversight function, including oversight of financial risks as further discussed above in “Financial Performance and Associated Risks.” The Compensation Committee oversees compensation policies and practices to ensure balanced risk-taking in our compensation programs, practices, and decisions as further described in “Compensation Policies and Practices” below.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	35

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Cybersecurity and Technology Risk

As a financial services company entrusted with the safeguarding of sensitive information, including sensitive personal information, we believe that a strong enterprise cybersecurity program is a vital component of effectively managing risks related to the confidentiality, integrity, availability, and security of our data. The Risk Committee of the Board is responsible for overseeing our enterprise risk management framework, including cybersecurity and technology risk. At least quarterly, the Risk Committee receives reports from management on our cybersecurity and technology risk, key enterprise cybersecurity initiatives, and on any identified significant threats or incidents, or new risk developments.

The Risk Committee coordinates with the full Board regarding the strategic implications of cyber and technology risks. At least annually, the Board, either directly or through the Risk Committee, reviews the Company’s technology strategy with the Chief Information Officer; reviews the Company’s information security program with the Chief Information Security Officer and Chief Technology Risk Officer; and approves the Company’s information security program.

Succession Planning

Pursuant to our Corporate Governance Guidelines, the Board is responsible for maintaining a succession plan for the CEO and certain senior executive positions. A planning process has been developed and maintained to identify, develop, and assess successors to the CEO, Executive Committee members, and select key roles. The Board reviews and updates these succession plans at least annually, including the most recent review and update in late 2025. Our Board believes that the directors and the CEO should work together on executive succession planning and that the entire Board should be involved. Each year, as part of the succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board considers a number of factors such as experience, skills, competencies, and potential in its review of the senior executive team to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, executives one and two levels below the CEO often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities. Additionally, each line of business, independent risk management, internal audit, and finance functions engage in succession planning for key roles at least once per year. The Chief Human Resources Officer reviews these lines of business and functional area succession plans.

In addition to the general succession plan, our Board proactively reviewed plans for temporary successors across key roles in 2025. The temporary succession plan is intended to identify the leaders who can assume the responsibilities in the immediate short term to ensure business continuity, day-to-day management of the team and business for our senior management and other key roles. Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. The Board reviews annually the CEO’s emergency successor recommendations. As a result of this evergreen process, there is a named CEO emergency successor should the CEO become unexpectedly unable to serve.

Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, with a view toward ensuring that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management, align with our business strategy, and enable the Company to attract and retain top talent, especially in key job functions. Every two years, the Compensation Committee reviews and approves the Incentive Compensation Governance Policy, which applies to all Company associates and governs incentive compensation decisions. The Incentive Compensation

36	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Governance Policy provides the framework for oversight of the design of incentive compensation programs. In setting executive compensation, the Compensation Committee assesses each of the NEOs against one or more performance objectives specifically designed to evaluate the degree to which the NEOs balanced risks inherent in their specific roles. The Compensation Committee also implements additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 54.

In addition, the Compensation Committee reviews the Company’s NEO and other senior executive compensation programs, as well as any other material incentive compensation programs, plans, or agreements. During these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Enterprise Risk Officer, Chief Human Resources Officer, and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes our compensation programs are consistent with safety and soundness, operate in a manner that appropriately balances risk, and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also administers the Company’s Clawback Policy.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices.

Corporate and Community Impact

We believe in the importance of strong corporate governance practices and oversight of our approach to corporate and community impact matters. The Board and its committees are responsible for overseeing strategies and practices that drive community impact. Further information about our approach to, and progress on, our corporate impact initiatives, including our Community Benefits Plan, is available on our website at www.capitalone.com, under “About,” then “Our Commitments.”

Stockholder Engagement

We value the input and insights of a variety of stakeholders including equity investors, debt investors, rating agencies, and analysts. We are committed to continued meaningful engagement with these stakeholders. As a result, we engage in continuous outreach throughout the year to discuss the issues that are important to them, listen to their expectations for us, and share our views. During our discussions, we also seek to provide visibility and transparency into our business, our performance, and our governance and compensation practices. We report feedback to our Board on a regular basis to help them respond to stockholders’ concerns and feedback.

Stockholder Engagement Program

Management and our Investor Relations team engaged in direct outreach and discussions with stockholders in a variety of forums. In 2025, our teams attended 14 investor conferences and hosted over 1,000 investor engagements. Key topics of focus included Company strategy, financial performance, business trends, corporate impact matters, executive compensation, board composition, and the acquisition and ongoing integration of Discover. Key features of our stockholder engagement program include: (i) continuous, year-round outreach; (ii) meaningful board-driven engagement; (iii) regular board reporting; and (iv) stockholder-driven improvements.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	37

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Continuous Outreach

Our CEO, CFO, and Investor Relations team meet frequently with stockholders and the investment community regarding Company strategy and performance. In addition, members of management, including our Investor Relations, Governance and Securities, and Executive Compensation teams, as well as our General Counsel and Corporate Secretary and our CFO, meet with key governance contacts at our larger stockholders.

Meaningful Engagement

Our goal is to engage with our stockholders in a manner characterized by both transparency and respect, fostering collaborative and mutually beneficial discussions. Depending on the topics discussed with investors, our engagement with stockholders may include the Lead Independent Director, the Chair of the Compensation Committee, or the Chair of the Governance and Nominating Committee (if different from the Lead Independent Director).

Regular Board Reporting

The Governance and Nominating Committee, the Compensation Committee, and the Board request and receive reports several times a year from our Investor Relations team and members of management and actively discuss stockholders’ feedback and insights. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board action or enhancements to our policies, practices, or disclosure.

Board’s Response to Stockholder Feedback

In recent years, in response to stockholder feedback, we have made the following improvements to our corporate governance practices and disclosures:

∎	Amended our Restated Certificate of Incorporation to remove the remaining supermajority voting requirements and replace them with majority voting standards.

∎

Enhanced disclosure to include a detailed director skills matrix, showing each individual nominee’s self-identified skills and attributes that are most relevant to fulfill the Board’s oversight responsibilities in light of the Company’s business, strategy, and risk management. See “Skills and Experience of Our Director Nominees” beginning on page 22 for additional information.

∎

Amended our Restated Certificate of Incorporation to permit stockholders to act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders.

Information regarding improvements to our executive compensation practices and disclosures taken in recent years in response to stockholder feedback can be found under “Consideration of Stockholder Feedback and 2025 Say on Pay Vote” on page 62.

38	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Stockholder Engagement Cycle

While our Investor Relations team and management meet continuously throughout the year, the following chart describes the typical annual cycle of our formal stockholder engagement.

Post-Proxy Statement Filing Comprehensive engagement with stockholders to provide updates, gather feedback on governance and executive compensation matters, and discuss items on the annual stockholder meeting agenda. Targeted stockholder engagement with stockholders requesting follow-up on key issues. Post-Annual Stockholder Meeting Report to Board and appropriate committees regarding stockholder feedback. Discuss Say on Pay and other voting results from the annual stockholder meeting with the Board. Pre-Proxy Statement Filing Compensation-related feedback is shared with Compensation Committee. Governance-related feedback is shared with Governance and Nominating Committee. Insights from investors are shared with the full Board. Appropriate committees and Board consider changes to respond to stockholder feedback. Comprehensive Fall Engagement Comprehensive engagement with stockholders to gather feedback following the annual stockholder meeting and discuss governance and executive compensation matters.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	39

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

We Engage Across Many Channels

Company-Led Engagement	Stockholder-Led Engagement

∎

Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated full-time to responding to questions from stockholders about the Company, its strategy, performance, governance, and other issues of investor interest.

∎

Formal Outreach Program. In addition to continuous outreach on a broad set of topics, our formal outreach program includes proactive outreach to our largest stockholders at least twice a year focused on governance, compensation, and related matters. Through our formal outreach program, our Board and management gain stockholder insights and an opportunity to assess and respond to stockholder sentiment.

∎

Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing stockholders to gain further insight into the Company’s financial condition and results of operations.

∎

Regular Investor Conferences and Road Shows. Management and our Investor Relations team routinely engage with investors at conferences and other forums.

∎

Meetings with Directors. If requested, our directors are available for consultation and direct communication with our stockholders.

∎

Voting. Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority of the votes cast standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs.

∎

Annual Stockholder Meeting. Our directors are expected to, and do, attend the annual stockholder meeting, where all of our stockholders are invited to attend, ask questions, and express their views.

∎

Written Correspondence. Stockholders may write to the Board through the Corporate Secretary at the address provided below in “How to Contact Us” on page 48.

∎

Special Meetings. A stockholder or group of stockholders that hold at least 25% of our outstanding common stock may request a special stockholder meeting.

∎

Proxy Access. A stockholder or group of up to 20 stockholders or beneficial owners who have owned at least 3% or more in the aggregate of the Company’s outstanding common shares of voting stock continuously for at least three years may nominate and include in the Company’s proxy statement the greater of two director candidates or 20% of the total Board.

∎

Written Consent. The Company’s Restated Certificate of Incorporation permits stockholders to act by written consent, subject to certain procedural and other safeguards.

40	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Board Committees

Our Board has four standing committees: Audit, Compensation, Governance and Nominating, and Risk. Each of our committees:

∎	Is led by an active, empowered, and independent committee chair

∎	Is composed of all independent members

∎	Operates in accordance with a written charter, which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain outside advisors, as desired

Information About Our Current Board Committee Membership and 2025 Committee Meetings

Director	Audit(1)	Compensation	Governance and Nominating	Risk

Richard D. Fairbank

Ime Archibong

Christine Detrick(2)

Ann Fritz Hackett(3)

Suni P. Harford(2)

Peter Thomas Killalea

Eli Leenaars(2)

François Locoh-Donou

Thomas G. Maheras(4)

Peter E. Raskind

Eileen Serra(2)

Mayo A. Shattuck III

J. Michael Shepherd(2)

Craig Anthony Williams

Jennifer L. Wong

NUMBER OF MEETINGS	9	6	6	8

Chair  Member

(1)

The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the NYSE rules. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including Capital One.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	41

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

(2)

The Board has determined that Ms. Detrick, Ms. Harford, Mr. Leenaars, Ms. Serra, and Mr. Shepherd are “audit committee financial experts” under the applicable Securities and Exchange Commission (“SEC”) rules based on their experience and qualifications.

(3)

Ms. Hackett will not stand for reelection and will retire from the Board, as Lead Independent Director of the Board, and the committees of the Board on which she serves effective May 8, 2026, in accordance with our Corporate Governance Guidelines. Upon Ms. Hackett’s retirement, the Board, on the recommendation of the Governance and Nominating Committee, intends to appoint Mr. Raskind as the Lead Independent Director and chair of the Governance and Nominating Committee.

(4)	Mr. Maheras has decided to not stand for reelection and will retire from the Board and the committee on which he serves effective May 8, 2026.

Committee Membership Determinations

Annually, the Governance and Nominating Committee assesses and considers membership for each of the Board’s standing committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning, and the desire to balance membership continuity with new perspectives.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chairman of the Board, and individual directors, as needed, and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and chairs to the full Board for review and approval at least annually.

Committee Responsibilities

Audit Committee	Compensation Committee

Primary Responsibilities:

∎

Have direct responsibility for the appointment, compensation, qualifications, independence, performance, and retention of the Company’s independent registered public accounting firm

∎

Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls over financial reporting

∎

Review and discuss with management their assessment of the effectiveness of the Company’s internal disclosure controls and procedures

∎

Review and discuss with management (in consultation with the Risk Committee) the Company’s risk assessment and risk management matters

∎

Oversee the internal audit function, including the Chief Audit Officer’s performance, independence and compensation

∎

Perform the fiduciary audit function as the audit committee of our national bank subsidiary in accordance with federal banking regulations

∎

Review and recommend to the Board approval of the Company’s Code of Conduct, including any waivers of the Code of Conduct for directors and certain executive officers

Primary Responsibilities:

∎

Evaluate, approve, and recommend to the Independent Directors the CEO’s and senior management’s compensation, including any salary levels, incentive awards, perquisites, and termination arrangements

∎

Review and approve the Company’s goals and objectives relevant to compensation, and oversee the Company’s policies and programs relating to compensation and benefits available to senior management, and others who can expose the Company to material risk with a goal that such programs be designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎

Administer Capital One’s 2004 Stock Incentive Plan, the Legacy Discover 2023 Omnibus Incentive Plan, 2002 Associate Stock Purchase Plan, and other compensation and benefits plans

∎

Periodically review and recommend non-management director compensation to the Board

∎

Administer the Clawback Policy

42	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Governance and Nominating Committee	Risk Committee

Primary Responsibilities:

∎

Plan for director succession and assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members in light of the Company’s long-term strategy and evolving business environment

∎

Review and recommend committee membership

∎

Review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval and oversee other corporate governance matters applicable to the Board and its committees

∎

Oversee the Board and CEO’s annual evaluation process and periodically discuss the plan for the succession of the CEO and certain other key executives

∎

Oversee management’s stockholder and other stakeholder engagement program and practices and evaluate stockholder proposals and other correspondence

∎

Establish and oversee processes for annual individual director and Board assessments and oversee that committee chairs perform annual committee evaluations

∎

Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management and reporting from outside advisors

∎

Oversee the Company’s sustainability and social responsibility strategies and practices, as it determines appropriate

Primary Responsibilities:

∎

Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure, and manage key risks facing the Company across all of the Company’s risk categories (strategic, compliance, operational, reputation, credit, market, and liquidity risk) and emerging risks

∎

Discuss with management the enterprise’s risk appetite and tolerance, and at least annually recommend to the full Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎

Review and approve annually the credit review plans and policies, and any significant changes to such plans

∎

Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities, and size. Senior management reports to the Risk Committee or the Board regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

∎

Receive and review management reports regarding the Company’s technology and cyber risk profile, top technology and cyber risks, enterprise cyber program, key enterprise cyber initiatives, and any significant cyber incidents impacting the Company

∎

Review and recommend to the Board the Company’s resolution and recovery plans at least annually

∎

Annually review the performance of the Chief Risk Officers and approve the compensation and any salary adjustment of the Chief Risk Officers

The Charters of the Audit, Compensation, Governance and Nominating, and Risk Committees are available on our website at www.capitalone.com, under “Investors,” then “Governance & Leadership,” then “Board of Directors and Committee Documents.”

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Compensation Committee and its engagement may be terminated by the Compensation Committee at any time.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	43

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2025, FW Cook performed the following work for the Compensation Committee:

∎

Provided independent competitive market data and advice related to the compensation for the CEO and the other executive officers, including the evaluation of the Company’s peer comparator group used for competitive analyses

∎	Reviewed management-provided market data and recommendations on the design of compensation programs for senior executives other than the CEO

∎	Reviewed the Company’s executive compensation levels, performance, and the design of incentive programs for the CEO and the other executive officers

∎	Reviewed the Company’s non-management director compensation program and provided competitive compensation data and director compensation program recommendations for review and consideration

∎	Provided information on executive and director compensation trends and industry benchmarking and analyses of the implications of such trends for the Company

∎	Provided market data and advice on compensation practices related to transformational acquisition activity in connection with the Discover Transaction

Consultants from FW Cook typically attend Compensation Committee meetings and executive sessions of the Compensation Committee upon request of the Chair of the Compensation Committee, including meetings held jointly with the Independent Directors to review or approve the compensation for the CEO and the other executive officers and to provide an independent perspective regarding such compensation practices.

FW Cook does not provide any additional services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC and NYSE rules and has determined that FW Cook is independent from management.

Executive Officers

The following individuals serve as the Company’s executive officers:

Robert M. Alexander Chief Information Officer Age: 61

Mr. Alexander has served as our Chief Information Officer since May 2007, and is responsible for overseeing all technology activities for Capital One. Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses.

Neal A. Blinde President, Commercial Banking Age: 53

Mr. Blinde has served as our President, Commercial Banking since March 2022, and is responsible for leading all aspects of Commercial Banking, including Corporate Banking, Commercial Real Estate Banking, Capital Markets, Treasury Services, and all related operations. Prior to joining Capital One, Mr. Blinde served in various leadership roles at Wells Fargo & Company, a financial services company, most recently serving as Executive Vice President and Treasurer from October 2015 to December 2021.

44	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Matthew W. Cooper General Counsel and Corporate Secretary; President, Discover Integration Age: 54

Mr. Cooper has served as our General Counsel since February 2018, and assumed the additional roles of Corporate Secretary in March 2022, and President, Discover Integration in May 2025. He is responsible for overseeing Capital One’s Legal Department, Board of Directors, and Senior Executive governance processes. In addition, in his role as President, Discover Integration, Mr. Cooper leads all continuing integration matters across the organization relating to Discover. In February 2024, Mr. Cooper was named Integration Executive Officer for Capital One’s acquisition of Discover. Mr. Cooper joined Capital One in January 2009 and has served in various positions, including as Chief Counsel, Legal from January 2016 to February 2018, as Chief Counsel, Global Card from July 2012 to January 2016, and as Chief Counsel, Litigation from January 2009 to February 2016.

Lia N. Dean President, Banking and Premium Products Age: 48

Ms. Dean has served as our President, Banking & Premium Products since July 2022. Ms. Dean is responsible for leading Capital One’s Retail Bank strategy, customer experience and end-to-end operations. Ms. Dean also oversees Capital One’s premium cards, and its shopping and travel businesses. Ms. Dean joined Capital One in April 2014. From April 2014 to June 2018, Ms. Dean served as Senior Vice President, Strategy for Capital One’s Retail and Direct Bank businesses, where she led the national expansion of Capital One Cafés. From June 2018 to June 2020, Ms. Dean served as our Head of Bank Marketing and Retail; from June 2020 to November 2020, Ms. Dean served as Head of Upmarket, Card Customer Experience & Bank Marketing; and from November 2020 until July 2022, Ms. Dean served as President, Retail Bank & Premium Card Products.

Kaitlin Haggerty Chief Human Resources Officer Age: 41

Ms. Haggerty has served as our Chief Human Resources Officer since February 2022, and is responsible for overseeing Capital One’s Human Resources department, including its strategy, recruitment efforts, and development programs. Ms. Haggerty joined Capital One in October 2017 as a Senior Director in Corporate Strategy. From October 2017 to June 2020, Ms. Haggerty served in roles of increasing responsibility, including roles as Vice President and then as Managing Vice President, in our Corporate Strategy Group, where she partnered with the Card leadership team on product and growth strategies. In June 2020, she became head of the Walmart Partnership and, from July 2020 to November 2021, led the Walmart Partnership program within our Card business. She then served as Senior Vice President of Human Resources from November 2021 until her appointment as Chief Human Resources Officer in February 2022.

Jason Hanson President, Global Payment Network Age: 47

Mr. Hanson has served as our President of Global Payment Network since May 2025, and is responsible for leading all aspects of our Global Payment Network, including Discover Network, PULSE, and Diners Club International, and all related operations. Mr. Hanson is the President and CEO of Discover Global Network and the Chairman of the PULSE and Diners Club International networks. Prior to joining Capital One, Mr. Hanson served in various leadership roles at Discover Financial Services from December 2019 until May 2025, most recently serving as Executive Vice President, Payment Services, from July 2023 to May 2025.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	45

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Celia S. Karam President, Retail Bank Age: 47

Ms. Karam has served as our President, Retail Bank since August 2022. Her organization is focused on building world-class products, capabilities, and customer experiences that drive business growth, inspire customer loyalty, and empower the financial well-being of customers. Ms. Karam joined Capital One in July 2006. From July 2006 to June 2018, Ms. Karam served in a variety of roles within Capital One’s Banking and Consumer Credit Card businesses. Key positions include Vice President of Consumer Lending to Retail Bank Customers from January 2012 to June 2013, Managing Vice President of Consumer Bank Products from July 2013 to December 2016, and Senior Vice President, Head of Small Business Banking from January 2017 to May 2018. Ms. Karam also served as the Company’s Chief Audit Officer from June 2018 to July 2021 and Chief Operating Officer, Card from August 2021 to August 2022.

Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO Age: 59

Mr. LaPrade has served as our Chief Enterprise Services Officer since 2010 and Chief of Staff to the CEO since 2004, and is responsible for managing Enterprise Services for Capital One, including Technology, Enterprise Product Management, Design, Enterprise AI, Enterprise Data, Capital One Software, Growth Ventures, Brand, Enterprise Supplier Management, External Affairs, Workplace Solutions, and Corporate Security. Mr. LaPrade joined Capital One in February 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel from 1996 to 2004, responsible for managing the Company’s litigation, employment, intellectual property, and transactional practice areas.

Mark Daniel Mouadeb President, Card Age: 42

Mr. Mouadeb has served as our President of Card since April 2025 and is responsible for leading our consumer credit card business in the United States, Canada, and the United Kingdom and our personal loan business in the United States. Mr. Mouadeb has been with Capital One since 2006, and he has served in a variety of roles at Capital One, most recently serving as our President of U.S. Card from July 2022 to March 2025, as Executive Vice President, Head of Core Consumer Card from February 2021 to June 2022, as Senior Vice President, Head of Mainstreet Card from July 2020 to January 2021, and as Senior Vice President, Head of Walmart Partnership from July 2018 to June 2020.

Ravi Raghu President, Capital One Software Age: 47

Mr. Raghu has served as our President, Capital One Software since March 2026, after serving as our President, Capital One Software, International, and Business Cards & Payments since July 2022. In his current role, Mr. Raghu is responsible for our enterprise B2B software business. Mr. Raghu began his professional career in Capital One’s Credit Card Division over 20 years ago as a business analyst and has served in a variety of leadership roles at Capital One, including as Executive Vice President, Head of Capital One Software from July 2021 to July 2022 and previously as Executive Vice President, Head of Dealer Auto Finance from March 2017 to July 2021.

Kara West Chief Enterprise Risk Officer Age: 52

Ms. West has served as our Chief Enterprise Risk Officer since September 2023, and is responsible for oversight of Capital One’s risk management activities in compliance, operational, reputation, and strategic risk, as well as the enterprise risk management function. Ms. West has been with Capital One since 2013, serving in a variety of roles, including previously serving as Senior Vice President and Card Chief Risk Officer from November 2017 to August 2021 and as Chief Audit Officer from August 2021 to September 2023.

46	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Sanjiv Yajnik President, Financial Services Age: 69

Mr. Yajnik has served as our President, Financial Services since June 2009, and is responsible for overseeing Capital One’s Auto Finance business, one of the largest auto lenders in the United States. Mr. Yajnik joined Capital One in July 1998 as our Head of Credit Risk Management. In July 1999, he became our first Head of Capital One Small Business Services and the leader of our Capital One Canada business. From August 2005 to January 2008, he served as Managing Director of Capital One Europe, before returning to the United States to join our Financial Services division.

Andrew M. Young Chief Financial Officer Age: 51

Mr. Young has served as our Chief Financial Officer since March 2021, and is responsible for overseeing Capital One’s finance team and the overall financial management of the Company. Mr. Young joined Capital One in June 1996. Since that time, he has served in a variety of roles at Capital One. Most recently, he was Senior Vice President and Business Line Chief Financial Officer of the Company from April 2018 to February 2021. In this role, he was responsible for managing all lines of business chief financial officer teams as well as enterprise planning and budgeting. Mr. Young also served as the Chief Financial Officer of Capital One, National Association from July 2018 until February 2021. Prior to that, he served as Senior Vice President, Head of Corporate Planning and CFO of Infrastructure from January 2015 to April 2018.

Michael Zamsky Chief Credit and Financial Risk Officer Age: 51

Mr. Zamsky has served as our Chief Credit and Financial Risk Officer since September 2023, and is responsible for oversight of Capital One’s risk management activities in credit, liquidity, and market risk. He also leads Enterprise Model Risk Management. Mr. Zamsky has been with Capital One for over 27 years, and he previously served in a number of business and operations leadership roles, including serving as our Chief Consumer Credit Officer from August 2006 to September 2023.

Related Person Transactions

Our Board has approved a written Related Person Transaction policy, which sets forth policies and procedures for reviewing, and approving or ratifying, transactions with directors, director nominees, executive officers, stockholders holding 5% or more of Capital One’s voting securities, or any of their immediate family members or affiliated entities (collectively, “Related Persons”). The policy covers transactions, arrangements, and relationships where Capital One is a participant, the aggregate amount exceeds $120,000, and a Related Person has a direct or indirect material interest (“Related Person Transactions”). Under the policy, Related Person Transactions must be approved or ratified by the Governance and Nominating Committee, and may only be ratified or approved if the Committee determines the Related Person Transactions are not inconsistent with the best interests of the Company and its stockholders.

In reviewing Related Person Transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, which may include: the benefits to the Company from the transaction; the nature and extent of the Related Person’s interest in the transaction; the impact, if any, on a director’s independence; any implications under Capital One’s Code of Conduct (including whether the transaction would create a conflict of interest or the appearance thereof); any concerns with respect to reputational risk; the availability of other sources for comparable products or services; and the terms of the transaction as compared to the terms available to unrelated third parties or to Capital One’s associates, generally.

The Governance and Nominating Committee has pre-approved the following types of Related Person Transactions as being not inconsistent with the best interests of Capital One and its stockholders: director and executive compensation otherwise disclosed in the Company’s proxy statement and/or approved by the Compensation Committee or the Board; transactions in amounts that are not material and where the relationship arises only

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	47

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

from a Related Person’s position as an employee (other than as an executive officer) or a director of, or having immaterial financial holdings in, another entity; and financial services, including loans, extensions of credit, or other financial services and products provided by Capital One to a Related Person that are in the ordinary course, non-preferential, do not involve features unfavorable to the Company, and comply with all applicable laws, rules, and regulations (including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and Regulation O of the Board of Governors of the Federal Reserve, and the FDIC Guidelines).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers, and/or nominees for director, or to a director’s, executive officer’s, or director nominee’s immediate family member, including persons sharing the household of such director, executive officer, or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other features unfavorable to the Company.

Matthew W. Cooper is Capital One’s General Counsel and Corporate Secretary and President, Discover Integration. In 2025, Mr. Cooper’s brother-in-law was a partner at the international law firm McGuireWoods LLP (“McGuireWoods”). Capital One has engaged McGuireWoods from time to time in the ordinary course of business and on an arm’s-length basis. The relationship between Capital One and McGuireWoods began before Mr. Cooper was employed by Capital One and also pre-dates Mr. Cooper’s brother-in-law’s association with McGuireWoods. Mr. Cooper’s brother-in-law did not work on any Capital One matters and his ownership in the firm was less than 1%. In 2025, Capital One made aggregate payments to McGuireWoods of approximately $6.8 million for legal services. This relationship was ratified by the Governance and Nominating Committee.

Ravi Raghu is Capital One’s President, Capital One Software. Mr. Raghu’s spouse is a Senior Manager with the Company. In 2025, Mr. Raghu’s spouse received compensation of approximately $204,000, including an annual salary and incentive award commensurate with her qualifications, responsibilities, and other employees holding similar positions. She does not report directly or indirectly to Mr. Raghu. This relationship was ratified by the Governance and Nominating Committee.

How to Contact Us

Our Directors	Investor Relations

Communicate with the Board, including individual directors, the Lead Independent Director, committee chairs, or the Independent Directors as a group.

Mail correspondence to:

Board of Directors

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1600 Capital One Drive

McLean, Virginia 22102

Contact our Investor Relations team: Email: investorrelations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, the Independent Directors as a group, or individual directors and forward all substantive communications to the appropriate parties. Communications to the Board, the Independent Directors, or any individual director that relate to Capital One’s accounting, internal accounting controls, or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Audit Officer. Other communications are referred to the Lead Independent Director. Please continue to share your thoughts or concerns with us. We value your input and your investment.

48	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section III - Director Compensation

Director Compensation Objectives

The Board approves the compensation for non-management directors based on recommendations made by the Compensation Committee. The Board has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success

∎	Fairly compensate directors for the work required in a company of Capital One’s size, industry, and scope

∎	Recognize the individual roles and responsibilities of the directors

∎	Align directors’ interests with the long-term interests of our stockholders

Management directors do not receive compensation for their service on the Board. In 2025, Mr. Fairbank was Capital One’s only management director.

Director Compensation Procedures

The Compensation Committee annually reviews the compensation program for Capital One’s non-management directors. The Committee’s independent compensation consultant, FW Cook, provides competitive compensation data and director compensation program recommendations to the Compensation Committee. The competitive compensation data includes information regarding the compensation (cash, equity, and other benefits) of the non-management directors within Capital One’s peer comparator group. The Compensation Committee considers this information and FW Cook’s recommendations and finalizes a proposed director compensation structure for review and approval by the full Board, typically in the second quarter of each year. See the discussion under “Compensation Committee Consultant” beginning on page 43 for further information on the role and responsibilities of FW Cook and “Peer Groups” beginning on page 91 for further information on the selection of the Company’s peer comparator group.

Based on its review of competitive market data and guidance from FW Cook in the second quarter of 2025, the Compensation Committee determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

On May 8, 2025, the Board approved a compensation program for Capital One’s non-management directors for the period from May 8, 2025 through our 2026 Annual Stockholder Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $100,000 for service on the Board. In addition, directors receive annual cash retainers for committee service and for service as committee chairs and Lead Independent Director. Under the most recently approved director compensation program, the annual cash retainers are as follows:

∎	Lead Independent Director: $100,000

∎	Chair of the Audit Committee or Risk Committee: $70,000

∎	Chair of the Compensation Committee: $45,000

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	49

CORPORATE GOVERNANCE

Section III - Director Compensation

∎	Chair of the Governance and Nominating Committee: $45,000

∎	Member of the Audit Committee or Risk Committee (other than the chair): $30,000

∎	Member of the Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

∎	Member of the Capital One, National Association Trust Committee: $10,000

Each non-management director serving on May 8, 2025, received on such date an award of 1,241 RSUs under the 2004 Stock Incentive Plan with a grant date fair value of $235,170, or $189.50 per share. On May 18, 2025, each of our three directors elected by the Board in 2025, as part of the acquisition of Discover, received an award of 1,159 RSUs under the 2004 Stock Incentive Plan with a grant date fair value of $228,578, or $197.22 per share, which was pro rated for their service beginning on May 18, 2025. The RSUs were valued based on the fair market value of a share of Capital One common stock on the date of grant and vest one year from the date of grant.

Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan (“NEDDCP”), non-management directors who reside in the United States may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual cash deferrals among ten investments available through the plan. Beginning in 2023, under the NEDDCP, U.S.-based non-management directors who have met their stock ownership requirement may also elect to defer their entire annual RSU award issued for their service as a director.

Non-management directors participating in the NEDDCP receive their deferred cash income benefits and/or deferred stock benefits when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as authorized by the Compensation Committee, in cash or in Capital One common stock, respectively. Upon a change of control, Capital One will pay each director within 30 days of the change of control. Those who elect to defer cash will receive a lump sum cash payment equal to the director’s cash account balance as of the date of the change of control. Those who elect to defer RSUs will receive shares of Capital One common stock or cash for each RSU in an amount equal to the per-share amount paid to Capital One’s stockholders in connection with the change of control.

Capital One offers non-management directors the opportunity to designate contributions to charitable organizations of their choice, as reflected in footnote 3 in the Compensation of Directors table below. Directors also occasionally have access to certain Capital One-sponsored events for which they receive tickets.

Directors receive reimbursements for certain board-related expenses, including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

50	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

Section III - Director Compensation

Compensation of Directors

Directors of Capital One received the following compensation in 2025:

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Richard D. Fairbank(4)	$—	$—	$—	$—
Ime Archibong	$115,000	$235,170	$18,100	$368,270
Christine Detrick	$160,000	$235,170	$13,100	$408,270
Ann Fritz Hackett	$290,000	$235,170	$18,100	$543,270
Suni P. Harford	$160,000	$235,170	$18,100	$413,270
Peter T. Killalea	$145,000	$235,170	$13,100	$393,270
Eli Leenaars(5)	$240,000	$235,170	$13,100	$488,270
François Locoh-Donou	$160,000	$235,170	$18,100	$413,270
Thomas G. Maheras(6)	$62,555	$228,578	$10,000	$301,133
Peter E. Raskind	$145,000	$235,170	$18,100	$398,270
Eileen Serra	$200,000	$235,170	$18,100	$453,270
Mayo A. Shattuck III	$140,000	$235,170	$18,100	$393,270
J. Michael Shepherd(6)	$76,484	$228,578	$10,000	$315,062
Craig Anthony Williams	$137,500	$235,170	$18,100	$390,770
Jennifer L. Wong(6)	$62,555	$228,578	$10,000	$301,133

(1)

Represents cash payments made during 2025, which include half of the payments made under the compensation program for the period from May 8, 2025 through our 2026 Annual Stockholder Meeting and half of the payments made under the compensation program for the period from May 2, 2024 through the date of our 2025 Annual Stockholder Meeting. Messrs. Maheras and Shepherd and Ms. Wong were appointed to the Board effective May 18, 2025 and received pro-rated cash payments.

(2)	Represents the grant date fair value of RSUs granted during 2025, calculated in accordance with FASB ASC Topic 718.

(3)

Amounts shown represent contributions made by Capital One on behalf of certain non-management directors serving during 2025 to charitable organization(s) of their choice, pursuant to programs under which Capital One will make charitable contributions in an aggregate annual amount of up to $15,000 per director. Amounts also include the value of Capital One products that non-management directors received. See “Other Benefits” on page 50 for more information.

(4)	Management directors do not receive compensation for their service on the Board. In 2025, Mr. Fairbank was Capital One’s only management director.

(5)

In addition to the standard compensatory arrangement described above, Mr. Leenaars received an additional $25,000 in recognition of the extra time and effort that is required for Mr. Leenaars to travel internationally to attend Board and committee meetings.

(6)

Messrs. Maheras, Shepherd, and Ms. Wong were appointed to the Board effective May 18, 2025 and received pro-rated cash payments and pro-rated stock awards relating to their service beginning on May 18, 2025.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	51

CORPORATE GOVERNANCE

Section III - Director Compensation

The following table shows the number of RSUs outstanding for each non-management director as of December 31, 2025:

Director Name	Number of Outstanding RSUs
Ime Archibong	6,960
Christine Detrick	7,610
Ann Fritz Hackett	55,571
Suni P. Harford	3,020
Peter T. Killalea	18,361
Eli Leenaars	13,898
François Locoh-Donou	11,808
Thomas G. Maheras(1)	51,751
Peter E. Raskind	29,402
Eileen Serra	9,850
Mayo A. Shattuck III	55,571
J. Michael Shepherd(1)	2,426
Craig Anthony Williams	6,960
Jennifer L. Wong(1)	12,966

(1)	Messrs. Maheras, Shepherd, and Ms. Wong were appointed to the Board effective May 18, 2025.

Stock Ownership Requirements

Capital One requires non-management directors to hold a number of shares of Capital One common stock with a fair market value of at least five times the director’s annual cash retainer for Board service. The Board may grant an exception for any case where this requirement would impose a financial hardship on a director. In 2025, no directors were granted an exception to this requirement. Directors are given five years from the date of appointment as a director to comply with our stock ownership requirements. For purposes of this policy, shares owned without restriction, unvested RSUs and vested deferred RSUs held by a Board member are counted as shares when determining the number of shares owned. All of the directors are currently in compliance with this requirement.

52	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section IV - Advisory Vote on Our Named Executive Officer Compensation (“Say On Pay”) (Item 2 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2025 NEO compensation, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board values the opinions that stockholders express through their votes and in any additional dialogue. The Board will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 54, our Board has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based, and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO’s and other NEOs’ compensation programs have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of these equity-based awards is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2025, approximately 83% of the CEO’s total performance year compensation is equity-based and at-risk to the Company’s performance and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 81, under the 2025 NEO compensation program applicable to our other NEOs, approximately 50% of performance year compensation is provided through equity-based vehicles, which were all at-risk based on the Company’s performance and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” section on pages 54 to 96 and the “Named Executive Officer Compensation” section on pages 98 to 119.

We ask for your approval of the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2025 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2027 Annual Stockholder Meeting, unless the Board modifies its policy on the frequency of holding such advisory votes.

***

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of our 2025 Named Executive Officer compensation as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis

54	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Executive Summary

Capital One’s executive compensation program is designed to attract, retain, motivate, and reward leaders who deliver strong business results, drive growth and innovation, and facilitate the long-term success of the Company. The Committee is responsible for, among other matters, developing, approving, monitoring, and managing the compensation of all our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our CEO, are made by the Committee and the Independent Directors. This Compensation Discussion and Analysis will review the compensation of the following executive officers for 2025:

Named Executive Officer	Position
Richard D. Fairbank	Chairman and Chief Executive Officer
Andrew M. Young	Chief Financial Officer
Matthew W. Cooper	General Counsel and Corporate Secretary; President, Discover Integration
Mark Daniel Mouadeb	President, Card
Frank G. LaPrade, III	Chief Enterprise Services Officer and Chief of Staff to the CEO

Unless otherwise indicated, “NEOs” will be used throughout this proxy statement to mean the CEO and the four executive officers listed above, collectively.

2025 Company Performance and Compensation Highlights

Each year the Committee and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance to make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy. The Committee seeks to link the compensation of the NEOs directly to the Company’s performance and the executives’ contributions to that performance.

In 2025, Capital One delivered strong financial results and made significant progress on its long-term strategic initiatives, enabled by years of transformation and growth and key investments in talent, technology, and risk management. The Company also completed the Discover Transaction on May 18, bringing together two companies with histories of delivering strong organic growth, attractive and resilient financial results, and award-winning customer experiences. The Discover Transaction further positions Capital One as a diversified bank and to operate a global payment network, a rare and valuable asset at a time of significant disruption and innovation across the payments landscape.

In 2025, Capital One’s financial, operating, and business line results were strong. When excluding certain adjusting items related to the Discover Transaction, the Company delivered strong revenue, profit, and earnings per share growth, driven by solid underlying business performance and the addition of Discover. Net revenue rose 37%, total deposits grew 31%, and Total Loans increased 38% to $453.6 billion. Our Domestic Card business delivered strong and resilient returns and record account originations. We continued to expand our digital-first national retail bank, grow insured deposits, and drive very strong growth in checking accounts. Our Auto business continued to deliver strong returns and credit performance. Our Commercial Bank delivered solid results, maintaining conservative credit posture and demonstrating resilience. Across all lending businesses, Capital One’s ability to monitor and analyze evolving portfolio and competitive trends, as well as management’s actions in response to these trends, has enabled the successful navigation of the post-pandemic credit environment and resulted in favorable credit results compared to peers.

Capital One’s net revenue increased 37% to $53.4 billion, driven by the acquisition of Discover and solid growth and margins across legacy Capital One business lines. Our operating efficiency ratio(3) was 46.1%, compared to 43.3% in 2024, while adjusted operating efficiency ratio(1)(4) improved 151 bps to 40.8%. We seized investment opportunities across marketing channels and programs to support attractive and resilient long-term growth,

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

particularly in Card and Retail Bank. Our efficiency ratio(3) was 57.1% in 2025, compared to 54.9% in 2024, while our adjusted efficiency ratio(1)(4) improved 219 bps to 51.8% as compared to 2024. Our diluted EPS for the year was $4.03, which reflected purchase accounting and non-recurring expenses related to the closing and integration of Discover. Adjusted diluted EPS of $19.61(1)(4) increased 40% from $13.96 in 2024. We returned $5.3 billion of capital to stockholders, including $3.8 billion in common stock repurchases and $1.5 billion in common dividends.

Capital One’s stock price ended the year at $242.36, up 36% from year-end 2024, outperforming the KBW Bank Index by 7.1 percentage points. Capital One’s total shareholder return, which includes the combined effect of share price change and common dividends, was 37.7%, outpacing the KBW Bank Index by 5.1 percentage points and doubling the total return of the broader S&P 500 stock index.

Capital One has a wealth of opportunities that put the Company in a position to deliver sustained growth and strong performance in a changing marketplace, and the Company continued to make investments in future growth and capabilities. In 2025, Capital One launched new products, signed new partners, and expanded its suite of innovative digital tools and customer experiences. We spent $5.9 billion on marketing to attract new customers and deepen customer relationships. We invested in technology, infrastructure, and data capabilities that are enabling Capital One’s ability to drive growth and leverage AI.

Capital One earned a number of external awards and accolades related to our products and customer experiences, including flagship banking awards for excellence in customer experience and satisfaction. We substantially completed the reissuance of legacy Capital One debit cards onto the Global Payment Network, all while maintaining customer sentiment in line with expectations. Net Promoter Scores, which measure how likely our customers are to recommend Capital One products and services to others, remained high across all of our major businesses.

We maintained strong associate morale and engagement as measured through our internal surveys, and we invested heavily in recruiting, developing, and retaining exceptional talent. In 2025, we welcomed thousands of new associates, further expanding the skills, experiences, and backgrounds among campus and professional hires. We also successfully onboarded legacy Discover associates to our technology and HR systems.

In 2025, we continued to invest in the communities in which we live and work, including through significant grants and philanthropic support, as well as the combination of general and skills-based associate volunteerism to serve and support nonprofits across our footprint. Most notably, we launched and began implementing our historic $265 billion Community Benefits Plan, which expands lending, investment, and services that advance economic opportunity and financial well-being across the country. This five-year plan is twice as large as any other acquisition-related community commitment in the history of the U.S. banking system.

56	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Company Performance Highlights

The tables below show our reported year-over-year performance across select financial metrics (dollar amounts in billions other than per share amounts):

Diluted EPS(1)(4)	Average Loans Held for Investment

Net Revenue	Operating Efficiency Ratio(1)(3)(4)

ROTCE(1)(5)	Tangible Book Value per Common Share(8)

Diluted EPS (1)(4) Reported Results Adjusted Results $11.95 $12.52 $11.59 $13.96 $4.03 $19.61 2023 2024 2025 Average Loans Held for Investment $311.5 $317.4 $396.7 2023 2024 2025 Net Revenue $36.8 $39.1 $53.4 2023 2024 2025 Operating Efficiency Ratio (1)(3)(4) Reported Results Adjusted Results 44.3% 43.5% 43.3% 42.4% 46.1% 40.8% 2023 2024 2025 ROTCE (1)(5) Reported Results Adjusted Results 13.0% 13.7% 11.2% 13.5% 3.2% 18.5% 2023 2024 2025 Tangible Book Value / Common Share (8) $99.78 $106.97 $107.72 2023 2024 2025

When awarding NEO compensation for the 2025 performance year, the Committee and the Independent Directors specifically considered the following quantitative(1) and qualitative results:

∎

Net Revenue of $53.4 billion, an increase of 37% from 2024, driven by strong line of business results as well as the acquisition of Discover. Total Loans as of December 31, 2025 were $453.6 billion, an increase of 38% from 2024.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

∎	Net Interest Margin(2) of 7.8%, a 96 bps increase from 2024.

∎	Operating Efficiency Ratio(3) of 46.1%, compared to 43.3% in 2024. Adjusted operating efficiency ratio(1)(4) improved 151 bps to 40.8%, from 42.4% in 2024.

∎

Efficiency Ratio(3) of 57.1%, compared to 54.9% in 2024, due primarily to integration expenses as well as investments in future growth and capabilities. Adjusted efficiency ratio(1)(4) improved to 51.8% in 2025 from 54.0% in 2024, due primarily to impacts from the Discover Transaction.

∎	Diluted EPS of $4.03, compared to $11.59 in 2024. Adjusted diluted EPS(1)(4) of $19.61, an increase of 40% from $13.96 in 2024.

∎	ROTCE(1)(5) of 3.2%, compared to 11.2% in 2024. Adjusted ROTCE(1)(5) of 18.5%, an increase from 13.5% in 2024.

∎

The Closing of the Discover Transaction. We received regulatory approval for the acquisition of Discover in April of 2025 and completed the transaction on May 18, 2025. The successful closing marked 15 months since the announcement of the deal in February of 2024, and reflected significant effort and investment across leadership and line of business teams.

∎

Initial Integration of Discover included successful closing day activities across critical financial and risk management systems, the conversion of key HR experiences and programs, and the substantial completion of the reissuance of legacy Capital One customer debit cards onto the Global Payment Network. Successful early integration activities during the year kept the Company on track to deliver expected deal synergies.

∎

Strong Liquidity and Capital Management with continued balance sheet strength. As of year end: (i) total deposits were $475.8 billion, an increase of 31% from 2024, driven by both organic growth and the addition of Discover; (ii) approximately 85% of Capital One’s total deposits were FDIC insured; (iii) common equity Tier 1 capital ratio(6) was 14.3%, an increase from 13.5% at year end 2024 and significantly above regulatory requirements; and (iv) Capital One’s fourth quarter average LCR(7) was 173%.

∎

Strong Credit Risk Management with a net charge-off rate of 3.3%, versus 3.4% in 2024. Business line credit trends in Card, Auto, and Commercial were favorable to market and industry peers, primarily the result of modern technology and analytics, as well as strategic choices and actions to manage evolving credit risks.

∎	Tangible Book Value Per Common Share(8) was $107.72, an increase of 0.7% from $106.97 in 2024.

∎

TSR of 37.7% for the one-year period ended December 31, 2025, outpacing both the KBW Bank Index total return of 32.6%, and the S&P 500 total return of 17.9%. Capital One’s three-year and five-year TSR for the periods ended December 31, 2025 were 174.7%, and 168.0%, respectively, significantly outperforming the total return of the KBW Bank Index, which was 80.3%, and 96.0% over the same time periods.

∎	Strong Enterprise Risk Management. Capital One continued to deliver high-quality foundational risk management activities and achieved strong results on its critical regulatory exams and engagements.

∎

Customer Service and Advocacy. The Company enjoyed strong customer advocacy; achieved high Net Promoter Scores across lines of business, products, and digital experiences; and earned external accolades for our products and customer service.

58	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

∎

Continued Investments in Our Long-term Future. The Company invested in: (i) marketing and product innovation to support growth; (ii) technology, data, and modern infrastructure to support innovation; and (iii) talent and tools to deliver top tier software development, rigorous risk management, and AI capabilities.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. We believe our non-GAAP measures help investors and other users of our financial information understand the effect of adjusting items on our selected reported results. These measures may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)	Net interest margin is calculated based on net interest income for the period divided by average interest-earning assets for the period.
(3)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period, and reflects as-reported results in accordance with GAAP. Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period, and reflects as-reported results in accordance with GAAP.

(4)

Adjusted diluted EPS, adjusted operating efficiency ratio, and adjusted efficiency ratio are non-GAAP measures. See Appendix A for our reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(5)

ROTCE and adjusted ROTCE are non-GAAP measures. ROTCE is calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. Adjusted ROTCE is calculated based on adjusted net income available to common stockholders less discontinued operations (non-GAAP) (as disclosed in Appendix A) divided by average tangible common equity. Average tangible common equity is not adjusted. We consider these metrics to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While these non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the operating performance and capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of non-GAAP measures to the applicable amounts measured in accordance with GAAP. Adjusted ROTCE is not the same as PSU Adjusted ROTCE referenced within this proxy statement.

(6)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.
(7)

LCR is a regulatory liquidity measure calculated by dividing the amount of an institution’s high quality, unencumbered liquid assets by its estimated net cash outflow, as defined and calculated in accordance with the LCR Rule.

(8)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. We consider this metric to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While this non-GAAP measure is widely used by investors, analysts and bank regulatory agencies to assess the operating performance and capital position of financial services companies, it may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Compensation Highlights

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives, and encourage appropriate but not excessive risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term.

CEO 2025 Performance Year Compensation*	NEO (other than CEO) 2025 Performance Year Compensation*

CEO 2025 Performance Year Compensation* Deferred Cash 17% Deferred Cash Bonus $6.7 million RSUS $2.5 million Year-End Incentive RSUs $6.0 million Total Compensation $40.0 million Performance Shares $24.8 million Equity-Based 83% NEO (other than CEO) 2025 Performance Year Compensation* Base Salary 17% Cash-Based 50% RSUs 23% Cash Incentive 33% Performance Shares 27% Total Compensation Range $6.5 million - $8.2 million Equity-Based 50%

* Does not include the Discover-Related Special Award	* Does not include the Discover-Related Special Awards

∎

No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is deferred for at least three years.

∎

The Payout of a Majority of CEO Year-End Incentive Compensation Determined by Formula. A majority of our CEO’s year-end incentive compensation for the 2025 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s performance on an absolute basis and/or relative to the Performance Share Peers over a three-year period.

∎

A Portion of CEO 2025 Performance Share Awards Linked to Relative TSR. A portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎

Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2025, 100% of CEO compensation and 83% of the compensation for the other NEOs was based on Company and/or individual performance.

∎

The Majority of CEO Compensation and Half of NEO Compensation is Equity-Based and Determined After Performance Year-End. 83% of our CEO’s and 50% of all other NEOs’ total compensation for the 2025 performance year was equity-based to align with stockholder interests. 94% of CEO compensation and the majority of all other NEO compensation was determined after the performance year-end.

∎

All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance, balance appropriate risk-taking, and align with the best interest of stockholders. See “Additional Performance Conditions and Recovery Provisions” beginning on page 88 for more information.

All references in this Proxy Statement to our compensation “programs” and to “performance year” compensation refer to our regular recurring annual compensation programs and exclude Discover-Related Special Awards. See “Discover-Related Special Awards” beginning on page 86 for further information.

60	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

2025 Performance Year Compensation Decisions

The information below is presented to show how the Committee and the Independent Directors viewed performance year compensation awarded for 2025 and is not intended as a substitute for the Summary Compensation Table, which is required by the SEC. See “2025 Summary Compensation Table” beginning on page 98 for a description of how the information below differs from the Summary Compensation Table. The Committee and the Independent Directors approved the following awards attributable to the 2025 performance year for our NEOs:

2025 CEO Performance Year Compensation. Mr. Fairbank’s total compensation for performance year 2025 was approximately $40 million and consisted of:

∎

RSUs granted in February 2025, which had a grant date value of approximately $2.5 million, totaling 12,493 RSUs. The RSUs will vest in full on February 15, 2028, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions. See “Performance-Based Vesting Provisions” on page 89 for a description of the performance-based vesting provisions.

∎	Year-End Incentive Award totaling approximately $37.5 million granted in February 2026 in recognition of the Company’s and the CEO’s performance in 2025 and consisting of:

∎

Performance Shares. Performance share awards with an aggregate value of approximately $24.8 million, for which the CEO may receive from 0% to 150% of a total target number of 111,043 shares of the Company’s common stock based on the Company’s financial performance (with respect to 98,953 shares, or approximately $22.1 million of the awards) and TSR (with respect to 12,090 shares, or approximately $2.7 million of the awards) over a three-year period from January 1, 2026 through December 31, 2028.

∎

RSUs. 26,865 RSUs (“Year-End Incentive RSUs”) valued at $6.0 million, which vest in full on February 15, 2029 and settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $6.7 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2029.

Name	Cash Salary	Cash-Settled RSUs	Year-End Incentive			Total(2)
			Deferred Cash Bonus	Cash-Settled RSUs	Performance Shares(1)
Richard D. Fairbank	$—	$2,500,099	$6,700,000	$6,000,029	$24,800,344	$40,000,472

(1)	See “Performance Share Award Formula” on page 71 for a description of the vesting criteria applicable to the performance share awards.
(2)	Does not include Mr. Fairbank’s Discover-Related Special Award.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

2025 NEO Performance Year Compensation. The compensation for our NEOs (other than the CEO) for performance year 2025 is set forth below. The performance year compensation received by these NEOs consisted of: (i) cash salary and (ii) a year-end incentive granted in February 2026 in recognition of the Company’s and each executive’s performance in 2025. The year-end incentive consisted of a cash incentive and a long-term incentive comprised of stock-settled RSUs and performance shares. The performance shares provide an opportunity for the executive to receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over a three-year period beginning January 1, 2026.

Name	Cash Salary	Cash Incentive	Long-Term Incentive		Total(1)
			Stock- Settled RSUs	Performance Shares
Andrew M. Young	$1,091,308	$2,059,500	$1,509,555	$1,811,511	$6,471,874
Matthew W. Cooper	$1,260,846	$2,400,000	$1,840,098	$2,208,163	$7,709,107
Mark Daniel Mouadeb	$1,271,923	$2,457,000	$1,637,306	$1,964,945	$7,331,174
Frank G. LaPrade, III	$1,448,154	$2,730,000	$1,820,221	$2,184,042	$8,182,417

(1)	Does not include the Discover-Related Special Awards.

Consideration of Stockholder Feedback and 2025 Say on Pay Vote

The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2025 Annual Stockholder Meeting, 96% of our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2025 Say on Pay Vote”). Though the Committee recognized the 2025 Say on Pay Vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. In 2025, we continued to strengthen our outreach to stockholders to maintain strong lines of communication with our stockholders and shared stockholders’ perspectives with the Committee and the Board.

Management and our Investor Relations team engaged in direct outreach and discussions with stockholders in a variety of forums. In 2025, our teams attended 14 investor conferences and hosted over 1,000 investor engagements. See “Stockholder Engagement Program” beginning on page 37 for more information. From this outreach, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs as set out below. The Committee and the Independent Directors considered these views and feedback in approving year-end incentive awards for 2025, and structuring and approving the 2026 compensation programs for the NEOs.

In recent years, as a result of the feedback received from investors, the Committee made several enhancements to our executive compensation programs and disclosure, including:

∎

Adopted an Executive Cash Severance Policy. Some of our stockholders expressed a preference that the Company limit the value of certain severance payments that our NEOs may receive. Effective March 1, 2026, the Company adopted an Executive Cash Severance Policy, under which we commit to seek stockholder ratification of cash severance payments to any NEO in excess of 2.99 times the sum of their base salary and annual target bonus. The Company also updated its severance and change of control arrangements to further align with those of our peers and the market.

∎	Disclosure of Performance Share Awards Realized Compensation. Stockholders expressed a desire for clearer information regarding the realized pay associated with the performance share awards granted to

62	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

the NEOs. We added disclosure regarding the settlement value resulting from the performance share awards that vested during the performance year based on the Company’s performance for the associated three-year performance period. See “Settlement of Performance Shares Granted in January 2023” on page 79.

∎

Linked a Portion of CEO Compensation to Relative TSR. Some stockholders asked that the Company consider a stronger link between CEO compensation and the Company’s TSR over time. Beginning with the 2020 performance year, the Committee and the Independent Directors determined to award a portion of the CEO’s year-end incentive in the form of a performance share award that vests based on the Company’s TSR over a three-year performance period relative to the Performance Share Peers.

∎

Enhanced Disclosure of Committee Decision Processes. We received suggestions from stockholders that we provide additional disclosure regarding the processes utilized by the Committee to make compensation decisions. We enhanced our description of the Committee and the Independent Directors’ processes for considering Company performance throughout the year and determining the year-end incentive awards granted to our NEOs. See “Compensation Committee Process to Determine Year-End Incentive” on page 73 and “Our Compensation Governance Cycle” on page 66 for more information.

∎

Increased the Size and Diversity of Our Peer Group. We received feedback from stockholders regarding the composition of our Board-approved peer group used to determine the level and components of NEO compensation. The Committee and the Independent Directors increased the size and diversity of the Company’s peer group to add seven additional peers, including diversified financial institutions and payment companies with whom we compete for executive talent. Following the update to our peer group after the closing the Discover Transaction, our peer group continues to exhibit these characteristics. See “Peer Groups” beginning on page 91 for more information.

The Committee remains committed to active and ongoing stockholder engagement and continues to engage with our stockholders with respect to executive compensation matters and other governance matters.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Our Compensation Principles and Objectives

Highlights of Our 2025 Compensation Programs

What We Do	What We Don’t Do
✓ We provide the majority of NEO compensation as long-term, equity, or equity-based compensation	✗	We do not pay a cash salary to our CEO

✓ We provide our CEO with compensation consisting entirely of equity or equity-based awards and deferred payouts	✗	We do not guarantee incentive awards

✓ We link a portion of our CEO year-end incentive to relative TSR	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan

✓ We grant our NEOs performance-based cash incentive and equity-based awards	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to other executive officers

✓ We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities

✓ We apply performance thresholds to NEO long-term incentive grants to determine the amount of equity delivered at vesting	✗	We do not reprice stock options

✓ We reduce performance share award values at vesting if the Company does not achieve positive PSU Adjusted ROTCE	✗	Generally, we do not utilize employment agreements, and none of our current NEOs has an employment agreement

✓ We have clawback provisions embedded in our incentive compensation program to promote accountability	✗	We do not provide excise tax gross-up payments

✓ We have a policy requiring stockholder ratification for cash severance payments to NEOs exceeding 2.99 times the sum of base salary and target bonus

✓ We require both a change of control event and a termination before we accelerate the vesting of equity and equity-based awards (double trigger)

✓ We have an independent compensation consultant advising the Committee

✓ We use a mix of pre-established relative and absolute performance metrics in our incentive awards

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to such awards granted to all executive officers and not just the NEOs.

64	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Compensation Program Objectives

Capital One’s executive compensation programs have four primary objectives.

Strongly link pay and performance by providing compensation based on both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the NEOs have the highest proportion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the NEOs in February 2026 for the 2025 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent to their role. The Chief Enterprise Risk Officer compiled these risk assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Audit Officer compiled and reviewed the risk assessment for the Chief Enterprise Risk Officer and the Chief Credit and Financial Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Align our executives’ interests with those of our stockholders

The Committee and the Independent Directors are committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long term. A portion of the CEO’s performance share award is directly linked to the Company’s relative TSR over a three-year period. TSR also continues to be explicitly included in the financial and operating performance factors considered by the Committee and the Independent Directors to determine NEO year-end incentive awards. In addition, because about half of NEO compensation is delivered through deferred, equity-based vehicles that vest over multiple time horizons, the NEOs have a significant stake in the success of the Company. The Committee and the Independent Directors also have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. In addition, we have established specific stock ownership policies that the NEOs must meet and stock retention provisions applicable to certain equity awards.

Reward performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short- term while making decisions that create sustained value for our stockholders over the long term. For 2025, approximately 83% of the CEO’s total compensation was equity-based and at-risk to the performance of the Company’s stock price, and 100% of his year-end incentive compensation was deferred for a three-year period. In addition, approximately 50% of total compensation for NEOs other than the CEO was provided through equity-based vehicles which were at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the NEOs with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price in both current and future periods.

Attract, retain, and motivate top executive talent

To attract, retain, and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the Independent Directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group. See “Peer Groups” beginning on page 91 for information regarding how the Committee and the Independent Directors utilized the Company’s peer group in determining executive compensation.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Use of Judgment

The Committee believes that exercising judgment is an important element in reaching balanced compensation decisions that align with our strategy and risk management, reward both current-year performance and sustained long-term value creation, and complement Capital One’s pay-for-performance philosophy. By applying informed judgment, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk-taking, and not provide the best long-term results for stockholders. In addition, the use of judgment allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of judgment also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as risk management, championing Company values, and the discrepancies between absolute and relative performance levels or recognition of individual performance levels.

Our Compensation Governance Cycle

The Committee is actively engaged throughout the year, and members of the Committee regularly meet with management, regarding the Company’s executive compensation programs and practices. In addition, the Committee and the Board receive regular updates regarding the Company’s financial and strategic performance, including information regarding the Company’s performance against the four categories of quantitative and qualitative performance factors related to: financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates (the “Performance Factors”) that are used by the Committee to determine the year-end incentive awards to the NEOs.

The Committee met six times in 2025 with all of those meetings concluding with an executive session without management present. Among those six meetings, the Committee held three joint meetings with the Board in 2025, and held an additional joint meeting at the beginning of 2026 to assess Company and NEO performance and determine the year-end incentive awards for the NEOs.

Review Strategic Plan & Investor Outreach Review Company Strategic Plan (financial and non-financial) Discuss investor outreach efforts and feedback regarding executive compensation Approve non-management director compensation for the current year Compensation Program Review Discuss Say on Pay voting results Assess effects of incentive compensation programs on risk and appropriate risk balancing Discuss legal and regulatory updates Review and approve the executive compensation peer group Preliminary discussion of following year's executive compensation design, including investors' feedback Performance & Risk Assessment Review Company and NEO performance and approve year-end compensation Appoint compensation consultant and assess independence, performance and compensation Approve compensation structure and pay targets Complete Incentive compensation risk assessment Approve C D&A and Committee Report Peer Review & Program Evaluation Discuss investor outreach efforts and feedback regarding executive compensation Discuss and refine upcoming year's executive compensation Review executive compensation practices among peer group design, with special attention to investors' feedback

66	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Chief Executive Officer Compensation

2025 CEO Compensation Program and Components

The Committee annually reviews and approves the form, timing, and amount of compensation for the CEO and makes recommendations regarding the CEO compensation structure to the Independent Directors for final approval. The Committee believes that the CEO’s compensation should be entirely at-risk based on his and the Company’s performance. The Committee considers the Company’s and the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over time, support safety and soundness, and appropriately balance risk.

2025 CEO Compensation Program

When determining the structure of Mr. Fairbank’s compensation program for the 2025 performance year, the Committee and the Independent Directors considered:

∎	the Company’s performance during the prior year and Mr. Fairbank’s contribution to that performance;

∎	the Company’s performance in the prior year relative to the performance of peer comparator companies in that year;

∎	the structure and amount of compensation awarded to the CEOs of the Company’s peers;

∎	the structure and amount of Mr. Fairbank’s compensation awards in prior years;

∎	the Company’s risk profile and the time horizon over which the deferred equity-based awards will vest;

∎

the ultimate value of Mr. Fairbank’s deferred equity-based awards (which will depend on the Company’s and Mr. Fairbank’s performance over time as well as the value of Capital One common stock at the time the awards vest); and

∎	the feedback received from stockholders regarding the Company’s executive compensation programs and the compensation awarded to Mr. Fairbank.

After considering these factors, in February 2025, the Committee and the Independent Directors determined that Mr. Fairbank’s 2025 compensation program would continue to consist of two components: (i) an equity or equity-based award granted at the beginning of the performance year; and (ii) an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2025 (granted in February 2026). Any year-end incentive award granted to the CEO (i) would continue to consist primarily of a performance share award, under which he may receive 0% to 150% of a target number of shares of Capital One common stock based on the Company’s performance over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. As in prior years, Mr. Fairbank did not receive any cash salary in 2025.

The Committee and the Independent Directors determined not to establish a total target compensation amount for Mr. Fairbank’s 2025 compensation program to further align Mr. Fairbank’s compensation program with that of the Company’s peers and increase the Committee and the Independent Directors’ ability to directly link the CEO’s compensation to the Company’s performance as well as the CEO’s contributions to that performance over the short-, medium-, and long-term.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

2025 CEO Compensation Components

For performance year 2025, the year-end incentive was delivered in the form of performance shares, deferred cash, and cash-settled RSUs, representing 62%, 17%, and 15%, respectively, of the CEO’s total performance year compensation.

The table below summarizes the components of the CEO’s compensation program for the 2025 performance year.

Compensation Element		Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions

Base Salary		Not applicable	Not applicable	Not applicable	Not applicable

RSUs		February 2025	Incentive for Long-term Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

Year-End Incentive Opportunity	Financial Performance Shares	February 2026	Reward for 2025 CEO and Company Performance; Incentive for Long-term Company Performance	Vest at the end of the three-year performance period based on achievement of financial performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback

	TSR Performance Shares			Vest at the end of the three-year performance period based on relative TSR	∎ Misconduct clawback ∎ Financial restatement clawback

	Year-End Incentive RSUs		Reward for 2025 CEO and Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

	Deferred Cash Bonus			Payout deferred for three years	∎ Misconduct clawback ∎ Financial restatement clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 88 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2025 performance year for the NEOs.

Restricted Stock Units

A portion of Mr. Fairbank’s 2025 compensation consisted of RSUs granted as an incentive for long-term Company performance. The RSU award has a three-year cliff-vesting schedule and vests in full at the end of a three-year performance period beginning on January 1, 2025, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and to clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 88.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2025 compensation consisted of an opportunity for a year-end incentive based on the Committee’s evaluation of the Company’s performance during 2025 and Mr. Fairbank’s contributions to that

68	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

performance. For purposes of the year-end incentive, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. The Company’s 2025 performance against the Performance Factors is described in more detail under “2025 Year-End Incentive Determination” beginning on page 73.

The year-end incentive, if awarded, (i) will consist of an award of performance shares, and (ii) may also consist of deferred cash, an equity-based award, or both as determined by the Committee and the Independent Directors at the time the award is granted. The performance share awards and the equity-based award have a three-year cliff-vesting schedule and vest in full at the end of a three-year performance period beginning on January 1, 2026, and the deferred cash bonus likewise is subject to a three-year deferral period. The equity-based awards are subject to performance-based vesting provisions and all three awards are subject to clawback provisions each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 88.

Performance Share Awards

The Committee and the Independent Directors believe the performance shares strengthen the alignment between the compensation of our NEOs and the Company’s performance by linking the ultimate payout to pre-established absolute and/or relative performance goals, with the payout ranging from 0% to 150% of the target number of performance shares. In addition, the ultimate value of the performance shares that vest is determined by the Company’s performance through its stock price. The CEO year-end incentive award consists primarily of performance shares. For 2025, the performance share awards were granted in two forms:

∎

Financial Performance Share Units (“Financial Performance Shares”) that vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: PSU Adjusted Return on Tangible Common Equity (“PSU Adjusted ROTCE”) over a three-year period and Growth of Tangible Book Value per Common Share plus Common Dividends (“D+TBV/Sh”). The Financial Performance Shares were granted to all NEOs for the 2025 performance year.

∎

Total Shareholder Return Performance Share Units (“TSR Performance Shares”) that vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period. The TSR Performance Shares were granted only to the CEO for the 2025 performance year.

The metrics and formulas applicable to each of the performance share awards are described in more detail below under “Performance Share Award Metrics.”

	Performance Metric	Performance Share Peers	Performance Period	Performance Share Award Formula	Recipient
Financial Performance Shares	PSU Adjusted ROTCE and D+TBV/Sh(1)	KBW Index (as defined on page 71)	3 Years	Relative Performance Measure and Absolute Performance Measure	All NEOs
TSR Performance Shares	TSR			Relative Performance Measure	CEO Only

(1)

For Financial Performance Shares granted in 2026, the relative weightings to determine vesting are two-thirds and one-third for PSU Adjusted ROTCE and D+TBV/Sh, respectively. For Financial Performance Shares granted in 2025, the metrics are weighted equally. For Financial Performance Shares granted prior to 2025, the relative weightings are two-thirds and one-third for D+TBV/Sh and PSU Adjusted ROTCE, respectively.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	69

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Performance Share Award Metrics. Each year, the Committee and the Independent Directors evaluate the structure and amount of the equity awards provided to our NEOs, including the Company performance metrics applicable to such awards.

∎

Financial Performance Shares. A portion of the performance shares granted to our CEO and all of the performance shares granted to other NEOs for 2025 were granted in the form of Financial Performance Shares. The Committee and the Independent Directors determined that the Financial Performance Share awards granted to the CEO and the other NEOs would be based on the following two metrics:

PSU Adjusted Return on Tangible Common Equity (PSU Adjusted ROTCE)

∎

PSU Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎

PSU Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (ii) the Company’s average tangible common equity.

Common Dividends + Growth of Tangible Book Value per Common Share (D+TBV/Sh)

∎

D+TBV/Sh rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to common stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per share).

∎

D+TBV/Sh is calculated as the three-year average of the ratios, expressed as a percentage, of (i) the Company’s tangible book value per common share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per common share at the beginning of each corresponding year within the performance period.

For performance shares granted in 2026 for the 2025 performance year, two-thirds of each Financial Performance Share award will vest based on PSU Adjusted ROTCE, and one-third will vest based on D+TBV/Sh. The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a rigorous measurement of Company performance by incentivizing both the creation of long-term stockholder value and the maintenance of an appropriate balance between strong equity capital and returns generated on stockholders’ investment in the Company.

∎

TSR Performance Shares. A portion of the performance share awards granted to the CEO is based on the Company’s TSR relative to the Performance Share Peers. For the purposes of the TSR Performance Shares, TSR is calculated as indicated below.

Total Shareholder Return (TSR)

∎

TSR measures the change in the value of an investment by stockholders in the common shares of Capital One and is derived from the change in the Company’s stock price plus the value of any common dividends paid by the Company.

∎

TSR is calculated as the change in the value of the applicable common stock over the performance period, assuming the reinvestment of common dividends on the ex-dividend date. The calculation of the stock price appreciation component of TSR = (Ending Stock Price – Beginning Stock Price) / Beginning Stock Price where: (i) “Beginning Stock Price” means the average Stock Price for the 20 trading days immediately preceding the first day of the performance period; (ii) “Ending Stock Price” means the average Stock Price for the 20 trading days immediately preceding and including the last day of the performance period; and (iii) “Stock Price” means the closing price for the day as reported on the applicable exchange or market.

70	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

The Committee and the Independent Directors believe that linking a portion of the CEO’s year-end incentive to the Company’s TSR over a three-year period aligns the CEO’s compensation with the value delivered to stockholders over time. The TSR Performance Shares create a direct link between CEO compensation and the Company’s stock price and value creation over time. In addition, a significant portion of CEO pay is delivered through equity-based awards, the ultimate value of which will increase or decrease based on the performance of the Company’s stock price in both current and future periods.

Performance Share Award Peer Group. For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the “Performance Share Peers” which consist of the KBW Bank Index, excluding non-traditional banks that do not focus on lending to consumers and businesses (“KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size, risk profile, and business mix to the Company. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the relative performance hurdles illustrated below.

Performance Share Award Formula. For all performance share awards, the ultimate number of performance shares earned at vesting is determined by a formula based on relative performance and/or absolute performance (in the form of a performance share reduction) measures, with the ultimate value of the payout ranging from 0% to 150% of the target number of performance shares. In addition, the value of the performance shares that vest is determined by the Company’s stock price performance. All performance share awards are subject to the Relative Performance Measure (as described below). Only the Financial Performance Shares are subject to the Absolute Performance Measure (as described below). The award agreements applicable to all performance share awards permit the Committee to exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules, or regulations. Similarly, the 2004 Stock Incentive Plan provides for the Committee to make appropriate adjustments in the terms of awards to reflect corporate events such as an acquisition, divestment, merger, or similar transaction.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	71

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Relative Performance Measure - Financial Performance Shares and TSR Performance Shares. Each year, at the end of the relevant three-year measurement period, the Committee and the Independent Directors assess the Company’s performance on the basis of the performance share award metrics relative to the Performance Share Peers. The Company’s PSU Adjusted ROTCE and D+TBV/Sh, or TSR, as applicable, must be at least at the 25th percentile of the Performance Share Peers for any awards to vest; target payout will be achieved at the 55th percentile of the Performance Share Peers; and the maximum payout can only be achieved if the Company performs at the 80th percentile of the Performance Share Peers or greater. If the Company’s PSU Adjusted ROTCE and D+TBV/Sh, or TSR, as applicable, is below the 25th percentile, none of the relevant shares will vest and no payout will be made with respect to the award. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the graph below. Payouts will range between the values shown below for performance that falls between the points specified on the graph.

Payout as a Percentage of Target 150% 125% 100% 75% 50% 25% 25th percentile payout 25th percentile40% payout 25% 50% 55th percentile 100% payout Performance Percentile 80th percentile 150% payout 75% 100%

150%
125%
100%
75%
50%
25%
0%
Payout as a Percentage of Target
80th percentile
150% payout
55th percentile
100% payout
25th percentile
40% payout
< 25th percentile
0% payout
0%
25%
50%
75%
100%
Performance Percentile

Absolute Performance Measure (Performance Share Reduction) - Financial Performance Shares. The Financial Performance Shares are subject to a performance share reduction feature under which the number of shares issued at settlement will be reduced if the Company’s PSU Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs compared to the Performance Share Peers. In each year that the Company does not achieve positive PSU Adjusted ROTCE, the executive will forfeit 50% of that year’s worth of performance shares. If the Company’s PSU Adjusted ROTCE is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. See “Performance Share Reduction” on page 90 and “Financial Restatement Clawback” beginning on page 90 for more information. The table below shows potential performance share reduction amounts based on the Company’s PSU Adjusted ROTCE performance.

Number of Years During Performance Period PSU Adjusted ROTCE is Not Positive	Reduction in Number of Units Vesting and Shares Awarded
Zero	No reduction
One	One-sixth reduction
Two	One-third reduction
Three	Entire award forfeited

72	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Equity-Based Award

A portion of the CEO year-end incentive may be granted in the form of an equity-based award, based on the Company and CEO performance for the preceding performance year. For the 2023, 2024, and 2025 performance years, the Committee and the Independent Directors have awarded RSUs to Mr. Fairbank. The vesting of the RSUs is deferred for three years and settlement is in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date. The RSUs are subject to performance-based vesting and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 88.

Deferred Cash Bonus

A portion of the CEO year-end incentive may be granted in the form of a deferred cash bonus based on the Company and CEO performance for the preceding performance year. Any deferred cash bonus award is mandatorily deferred for three years into the Company’s VNQDCP.

2025 CEO Compensation Decisions

For the 2025 performance year, the Committee and the Independent Directors determined the amount and form of the CEO’s compensation using a balanced approach in the context of our compensation principles and objectives, which encompass a pay-for-performance philosophy. The Committee and the Independent Directors believe that this structure emphasizes variable pay and incentivizes the CEO to invest for the long term, grow resiliently, manage risk, and deliver sustained stockholder value. This approach provides the Committee and the Independent Directors the best opportunity to determine the amount and form of compensation based on CEO and Company performance as well as stockholder feedback. It also allows for responsiveness to current business and industry conditions and the dynamic nature of executive compensation best practices.

2025 RSU Award

In February 2025, the Committee and the Independent Directors awarded Mr. Fairbank 12,493 RSUs, which had a total grant date value of approximately $2.5 million. The RSU award vests in full on February 15, 2028, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 88.

2025 Year-End Incentive Determination

Compensation Committee Process to Determine Year-End Incentive

Company Performance Assessment CEO Contribution Assessment Total Performance Year Compensation Pay Mix

In February 2026, the Committee and the Independent Directors assessed the Company’s performance with respect to the Performance Factors set forth below under “Company Performance Assessment” and Mr. Fairbank’s contributions to that performance as described under “CEO Contribution to Company Performance” found on page 77. Following the performance assessment, the Committee and the Independent Directors determined the total 2025 performance year compensation to be awarded to Mr. Fairbank would be approximately $40 million, taking into account the $2.5 million in RSUs awarded to him at the beginning of the performance year. The remaining total compensation to be awarded to Mr. Fairbank for the 2025 performance year was awarded in the form of year-end incentive awards totaling approximately $37.5 million.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	73

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

2025 Year-End Incentive Awards

After considering the Company’s compensation philosophy and objectives, including the desire to align Mr. Fairbank’s interests with that of the Company’s stockholders and reward performance over multiple horizons, the Committee and the Independent Directors determined that the pay mix for the year-end incentive award would include the following three vehicles:

Performance Shares. 66% of the year-end incentive (62% of Mr. Fairbank’s total 2025 performance year compensation) was awarded in the form of performance shares, with a total grant date value of approximately $24.8 million, under which Mr. Fairbank may receive from 0% to 150% of a target number of 111,043 shares of the Company’s common stock based on the Company’s performance over a three-year period from January 1, 2026 through December 31, 2028.

∎

Financial Performance Shares. Approximately $22.1 million of the awarded performance shares will vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: PSU Adjusted ROTCE and D+TBV/Sh over a three-year period in the form of Financial Performance Shares as described in “Performance Share Award Formula” on page 71.

∎

TSR Performance Shares. Approximately $2.7 million of the awarded performance shares will vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period in the form of TSR Performance Shares as described in “Performance Share Award Formula” on page 71.

In order for the CEO to realize the target value of this award, the Company must achieve above-median financial performance and TSR on a relative basis versus the Performance Share Peers. In addition, the full value of the Financial Performance Share award remains at risk unless a threshold level of Company performance is achieved. The Committee believes that awarding a substantial portion of the year-end incentive in performance shares directly aligns the CEO’s interests with those of stockholders and encourages the CEO to focus on sustainable, long-term success and avoid excessive risk-taking.

RSUs. 16% of the year-end incentive (15% of Mr. Fairbank’s total 2025 performance year compensation) was awarded in the form of 26,865 RSUs with a total grant date value of approximately $6.0 million.

Deferred Cash Bonus. 18% of the year-end incentive (17% of Mr. Fairbank’s total 2025 performance year compensation) was awarded in the form of a $6.7 million deferred cash bonus.

Company Performance Assessment

In February 2026, the Committee assessed the Company’s 2025 quantitative and qualitative performance based on the below Performance Factors. The Company performance assessment is used to determine the 2025 year-end incentive awards for all of the NEOs and compensation targets for all NEOs (other than the CEO) for the 2026 performance year. In particular, the Committee considered:

74	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Financial and Operating Performance
Performance Factor	2025 Performance(1)
∎ Revenue ∎ Earnings and EPS ∎ Expense Management ∎ ROA and ROTCE ∎ Capital Management ∎ TSR
		2025	2024

	Net Revenue	$53.4 billion	$39.1 billion
	Pre-Provision Earnings(1)(2)	$22.9 billion	$17.6 billion
	Diluted EPS	$4.03	$11.59
	Adjusted Diluted EPS(1)(3)	$19.61	$13.96
	Operating Efficiency Ratio(4)	46.1%	43.3%
	Adjusted Operating Efficiency Ratio(1)(4)	40.8%	42.4%
	Return on Average Assets (“ROA”)(5)	0.4%	1.0%
	Adjusted ROA(1)(5)	1.8%	1.2%
	ROTCE(1)(6)	3.2%	11.2%
	Adjusted ROTCE(1)(6)	18.5%	13.5%
	One-Year TSR	37.7%	38.3%

∎

Net Revenue of $53.4 billion, an increase of 37% from 2024

∎

Net Income available to common stockholders of $2.2 billion, compared to $4.4 billion in 2024. Adjusted net income available to common stockholders(1)(7) of $10.6 billion, up from $5.4 billion in 2024

∎

Diluted EPS of $4.03, compared to $11.59 in 2024. Adjusted diluted EPS(1)(3) of $19.61, up 40% from 2024

∎

Operating efficiency ratio(4) of 46.1%, compared to 43.3% in 2024. Adjusted operating efficiency ratio(1)(4) of 40.8%, an improvement from 42.4% in 2024

∎

Efficiency ratio(8) of 57.1%, compared to 54.9% in 2024. Adjusted efficiency ratio(1)(8) of 51.8%, an improvement from 54.0% in 2024

∎

ROA(5) of 0.4% and adjusted ROA(1)(5) of 1.8%, up from 1.2% in 2024

∎

ROTCE(1)(6) of 3.2%, compared to 11.2% in 2024. Adjusted ROTCE(1)(6) of 18.5%, up from 13.5% in 2024

∎

Tangible book value per common share(9) of $107.72, an increase of 0.7% from 2024

∎

Total capital distribution to common stockholders was $5.3 billion as we completed $3.8 billion in share repurchases and paid $1.5 billion in common dividends

∎

Ending 2025 stock price of $242.36, up 36% from 2024. Capital One shares significantly outperformed the KBW Bank Index and broader U.S. equity markets. Total shareholder return of 37.7%, 174.7%, and 168.0% over one-, three-, and five-year periods, respectively, through the period ended December 31, 2025

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. We believe our non-GAAP measures help investors and other users of our financial information understand the effect of adjusting items on our selected reported results. These measures may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	75

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

(2)

Pre-provision earnings is a non-GAAP measure calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See Appendix A for our reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)	Adjusted diluted EPS is a non-GAAP measure. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amount measured in accordance with GAAP.

(4)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period, and reflects as-reported results in accordance with GAAP. Adjusted operating efficiency ratio is a non-GAAP measure. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(5)

ROA is calculated based on net income (loss) less income (loss) from discontinued operations, net of tax, for the period divided by average total assets for the period. Adjusted ROA is a non-GAAP measure. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amount measured in accordance with GAAP.

(6)

ROTCE and adjusted ROTCE are non-GAAP measures. ROTCE is calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. Adjusted ROTCE is calculated based on adjusted net income available to common stockholders less discontinued operations (non-GAAP) (as disclosed in Appendix A) divided by average tangible common equity. Average tangible common equity is not adjusted. We consider these metrics to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While these non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the operating performance and capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of non-GAAP measures to the applicable amounts measured in accordance with GAAP. Adjusted ROTCE is not the same as PSU Adjusted ROTCE referenced within this proxy statement.

(7)	Adjusted net income available to common stockholders is a non-GAAP measure. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amount measured in accordance with GAAP.

(8)

Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP. Adjusted efficiency ratio is a non-GAAP measure. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(9)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. We consider this metric to be part of the key financial performance measures that management uses when assessing returns and capital management over time. While this non-GAAP measure is widely used by investors, analysts and bank regulatory agencies to assess the operating performance and capital position of financial services companies, it may not be comparable to similarly-titled measures reported by other companies. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Governance and Risk Management

Performance Factor	2025 Performance
∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎

Net charge-off rate of 3.3%, an improvement from 3.4% in 2024

∎

Provision for credit losses of $20.7 billion for 2025 compared to $11.7 billion in 2024, primarily driven by the one-time allowance build from Discover

∎

Solid line of business credit loss performance in Card, Auto, and Commercial as compared to market and peer benchmarks

∎

Common equity Tier 1 capital ratio(1) of 14.3%, an increase from 13.5% in 2024 and significantly above regulatory requirements

∎

Allowance coverage ratio of 5.2% at December 31, 2025, compared to 5.0% at December 31, 2024

∎

Strong liquidity, ending the year with an average LCR of 173% in the fourth quarter. Approximately 85% of Capital One’s $475.8 billion of total deposits are FDIC-insured

∎

Strong compliance, operational, cyber, and enterprise risk results and program management

∎

Achieved regulatory approval of the Discover Transaction and maintained strong dialogue and engagement with key regulatory stakeholders

∎

Active Board engagement and oversight of long-term strategy, culture, and values; risk management; talent management; and succession planning

(1)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.

76	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Strategic Performance

Performance Factor	2025 Performance

∎

Progress toward achievement of long-term strategy

∎

Execution against strategic initiatives

∎

Disciplined investments in infrastructure, technology and growth initiatives

∎

CEO leadership and performance of executive team

∎

Closed the Discover Transaction on May 18, 2025. Delivered successful initial integration activities and on track to deliver expected deal synergies

∎

Launched new products and services and saw strong growth and engagement with flagship Card and Retail Banking products

∎

Expanded and enhanced our best-in-class digital experiences, including our award-winning mobile app, Capital One Auto Navigator platform, Capital One Travel, Capital One Shopping, and CreditWise

∎

Grew our national digital banking franchise with a focus on growing checking accounts and core deposits as well as a unique national footprint of branches and showroom Cafés

∎

Invested $5.9 billion in marketing as we took advantage of attractive market opportunities to build our brand, generate new customers, grow our Card and Retail Banking franchises, invest in premium products and experiences, and support the Discover credit card and network businesses

∎

Invested in technology talent, tools, data, and infrastructure to modernize our software and platforms and support AI capabilities and innovation

Winning with Our Customers and Associates

Performance Factor	2025 Performance

∎

Customer advocacy and brand

∎

Recruitment and development of world-class talent

∎

Associate engagement and retention

∎

Corporate reputation and community engagement

∎

Live our values

∎

Champion our culture

∎

Delivered strong organic growth, driven by both new customers and a deepening and broadening of existing customer and client relationships

∎

Customer advocacy and Net Promoter Scores remained high across products, channels, and experiences. We received numerous external awards and accolades related to our products and customer experiences

∎

Welcomed thousands of new associates while investing in our talent model and in recruiting, training, and developing associates through enhanced resources and programming

∎

Onboarded legacy Discover employees into Capital One systems, benefits, and talent practices

∎

Maintained high associate engagement, inclusion, and morale as measured in regular enterprise-wide surveys and other listening channels

∎

Launched an historic $265 billion Community Benefits Plan in connection with the Discover Transaction, the largest acquisition-related community commitment plan in the history of the U.S. banking system

∎

Associates volunteered hundreds of thousands of hours with nonprofit organizations in the communities where Capital One operates, including over 18,000 hours of pro bono services

∎

Ranked #36 on Fortune magazine’s 100 Best Companies to Work For® list in 2025, which marks Capital One’s 14th consecutive year on this list

CEO Contribution to Company Performance

In determining the CEO’s 2025 year-end incentive awards, in addition to the Company’s results as outlined above, the Committee and the Independent Directors assessed Mr. Fairbank’s contributions to Capital One’s 2025 performance.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	77

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Under Mr. Fairbank’s leadership, the Company’s 2025 achievements were the result of strong execution during the calendar year; a pipeline of past initiatives that delivered growth, innovation, and efficiency; and the continued long-term investments in technology, risk management, and talent that position the Company for future success. Capital One’s completion of the Discover Transaction in May 2025 was a seminal moment, made possible by strategic choices, long-term investments, and sound risk management that spanned many years under Mr. Fairbank’s leadership.

The combination of top-line revenue growth, solid credit performance, and the partial-year impact of Discover resulted in strong adjusted earnings and capital generation for Capital One in 2025. The Company delivered resilient account and loan growth, solid credit performance, and strong stewardship of stockholder capital, while management simultaneously diligently orchestrated activities related to the Discover Transaction approval and post-close integration. Those activities included responding to regulatory requests; preparing for deal closing and integration; launching the $265 billion Community Benefit Plan; and delivering on critical financial, risk management, technology, HR system, and customer integrations at the time of closing and through the remainder of 2025.

Strong financial results and growing momentum on our long-term strategic vision were reflected in the market’s valuation of Capital One. The Company’s stock price rose 36%, 7.1 percentage points above the KBW Bank Index and significantly outpacing the S&P 500 by 19.5 percentage points. Capital One’s total shareholder return was 37.7%, as compared to the KBW’s total return of 32.6% and the S&P 500’s total return of 17.9%.

The Committee and the Independent Directors recognized both Mr. Fairbank’s unwavering leadership in making past choices that laid the groundwork for current success, and in 2025, making investments and pursuing a strategic agenda to position the Company for future growth and opportunity. The Company continued to see the benefits of its long-term technology transformation that has included investing in infrastructure, platforms, data, and talent that are benefitting customers, differentiating Capital One in the market, and positioning the Company as an AI leader in banking. In 2025, Capital One launched new products, signed new partners, and expanded its suite of innovative digital tools and experiences. The Company also invested in marketing to attract new customers, deepen customer relationships, and scale nascent growth strategies for future success and returns. The Committee also recognized the efforts and activities in late 2025 that laid the groundwork for the Company’s January 2026 announcement of the definitive agreement to acquire Brex, a leading financial technology payments company.

Under Mr. Fairbank’s leadership, Capital One maintained a keen focus on building and sustaining strong risk management practices and controls, while embedding resilience into its operations and financial choices. Capital One recruited world-class talent while maintaining high associate engagement and morale scores as measured in our regular enterprise-wide surveys. The Company was recognized externally for being an exceptional place to launch or grow one’s career, and the Committee considered Mr. Fairbank’s leadership in modeling and reinforcing the Company’s culture, values, and mission with associates, recruits, partners, suppliers, and investors.

The Committee and the Independent Directors believe that the Company’s multi-year technological, operational, and risk management choices led by Mr. Fairbank—including those leading to the successful acquisition and initial integration of Discover—have resulted not only in strong stockholder returns, but also exceptional strategic, competitive, and financial positioning that will continue to drive stockholder value over time.

The Committee and the Independent Directors considered peer group CEO compensation levels and structure, the tenures of peer companies’ CEOs, and the varying degrees of success those CEOs have had in leading their respective companies in 2025 and over time. They also took into account Mr. Fairbank’s unique role as the founder of Capital One. The Committee and the Independent Directors recognized that Mr. Fairbank does not receive a cash salary, 100% of his compensation is deferred for at least three years, and the vast majority of his performance year compensation is equity-based and determined after performance year-end based upon the Company’s results and his leadership and contributions to those results.

78	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

The Committee and the Independent Directors believe that the actions taken by Mr. Fairbank and the other NEOs throughout 2025 drove strong financial and operating results as well as continued momentum on the achievement of its long-term strategic objectives. These actions and choices have positioned the Company to deliver strong and sustainable financial performance, build an enduring customer franchise, maintain resilience, and create long-term value to stockholders.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. Mr. Fairbank’s actual total 2025 performance year compensation was approximately $40 million. See “Year-End Incentive Opportunity” beginning on page 68 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2025.

Performance Year	Cash Salary	Cash-Settled RSUs	Year-End Incentive			Total
			Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares
2025(1)	$—	$2,500,099	$6,700,000	$6,000,029	$24,800,344	$40,000,472
2024	$—	$2,500,125	$5,500,000	$5,000,198	$20,500,293	$33,500,616
2023	$—	$2,500,032	$5,000,000	$4,700,046	$16,800,085	$29,000,163

(1)	Does not include the Discover-Related Special Award.

Comparison to Summary Compensation Table Information

The table above is presented to show how the Committee views Mr. Fairbank’s performance year compensation and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 98 and is therefore not a substitute for the information required in that table. Key differences between the Summary Compensation Table and the table above include:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. The Summary Compensation Table reports equity-based awards in the year in which they were granted. As a result, the performance share awards and cash-settled RSUs granted to Mr. Fairbank in February 2026 for the 2025 performance year, for example, are shown in the table above as 2025 compensation but are not included in the Summary Compensation Table.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings, and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

∎	The Summary Compensation Table includes Mr. Fairbank’s Discover-Related Special Award, which was not part of his performance year compensation, and is not included above.

Settlement of Performance Shares Granted in January 2023

Financial Performance Shares

In January 2023 the Committee and the Independent Directors granted the NEOs Financial Performance Shares for the 2022 performance year, under which the NEOs could receive at vesting in 2026 between 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s financial performance between January 1, 2023 and December 31, 2025 (“2023 Financial Performance Shares”). Each year, the Committee and the Independent Directors assess the Company’s relative performance based on the applicable performance share award metrics relative to the Performance Share Peers over the three-year performance period, and where

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	79

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

appropriate, apply a performance share reduction based on the Company’s absolute performance. See “Performance Share Award Formula” on page 71 for a description of the formulas for the two metrics (PSU Adjusted ROTCE and D+TBV/Sh) applicable to the 2023 Financial Performance Shares.

Financial Performance Shares Company Performance and Percentile Rank 2/3 D+TBV/Sh 35th% 60% 2023 Settlement Value 60% 1/3 PSU Adjusted 35th% 60% ROTCE

Based on the Committee and the Independent Directors’ assessment of the Company’s relative and absolute performance over the three-year performance period, the 2023 Financial Performance Shares settled at 60% of their target value. The 2023 Financial Performance Shares vest two-thirds on the basis of D+TBV/Sh, and one-third on the basis of PSU Adjusted ROTCE. The Company performed at the 35th percentile relative to the KBW Index with respect to D+TBV/Sh and at the 35th percentile relative to the KBW Index with respect to PSU Adjusted ROTCE. In determining this final vesting for the 2023 Financial Performance Shares, the Committee and the Independent Directors considered the one-time impacts of the closing of the Discover Transaction on the Company’s reported financial results and determined it was appropriate to make an adjustment to the determination of the Company’s PSU Adjusted ROTCE and D+TBV/Sh to prevent dilution of the benefits intended to be made available under the 2004 Stock Incentive Plan and the 2023 Financial Performance Shares.

The Company achieved positive PSU Adjusted ROTCE for each of the three years of the performance period such that the 2023 Financial Performance Shares settled without a performance share reduction. See “Absolute Performance Measure (Performance Share Reduction) — Financial Performance Shares” on page 72 for more information regarding the performance share reduction feature applicable to the 2023 Financial Performance Shares.

TSR Performance Shares

In January 2023, the Committee and the Independent Directors granted the CEO TSR Performance Shares under which the CEO could receive in 2026 between 0% and 150% of a target number of shares of the Company’s common stock based on the Company’s relative TSR between January 1, 2023 and December 31, 2025 (“2023 TSR Performance Shares”). The Committee and the Independent Directors assess the Company’s TSR relative to the Performance Share Peers over the three-year performance period. See “Performance Share Award Formula” on page 71 for a description of the performance share award formula applicable to the 2023 TSR Performance Shares.

Based on the Committee and the Independent Directors’ assessment of the Company’s relative performance over the three-year performance period, the 2023 TSR Performance Shares settled at 150% of their target value. The entire TSR Performance Share award vested based on the Company’s relative TSR, which was at the 95th percentile relative to the KBW Index.

80	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Additional Pay Elements

As part of the CEO compensation program, the Committee and the Independent Directors also approved certain other programs intended to support Mr. Fairbank’s productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2025, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	Maintenance for Mr. Fairbank’s home office

∎	Security services

∎	Personal use of the corporate aircraft services

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in Section VII - Named Executive Officer Compensation beginning on page 98.

NEO Compensation

In this section, “NEO Compensation,” the term “NEO” refers to the NEOs other than the CEO.

2025 NEO Compensation Program and Components

The Committee annually reviews and approves the form, timing, and amount of compensation for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the Independent Directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities, contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In February 2025, the Committee and the Independent Directors approved the 2025 compensation program, which is designed to be consistent with the Company’s pay-for-performance philosophy.

Based on market practices and trends, a review of peer comparator information and in response to stockholder feedback, NEO total target compensation is composed of 20% base salary, 25% cash incentive opportunity, and 55% long-term incentive opportunity, which will consist of performance shares and stock-settled RSUs as determined by the Committee. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent.

For the 2025 performance year, the NEOs received a mix of approximately 50% cash and 50% equity-based compensation as follows: cash salary, determined at the beginning of the performance year; and a cash incentive and long-term incentive awards, determined following the end of the performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2025 performance year consisted of performance shares (approximately 27% of total awarded compensation) and stock-settled RSUs (approximately 23% of total awarded compensation). All of the equity awards vest over a three-year period. The terms of the performance share awards are substantially similar to the terms of the Financial Performance Share awards granted to our CEO for 2025, as described earlier under “Performance Share Awards” beginning on page 69. The table below summarizes the NEO compensation program that the Committee and the Independent Directors approved for the 2025 performance year.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	81

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

The total target compensation of the NEOs for the 2025 performance year was composed of base salary awarded at the beginning of the performance year and a year-end incentive opportunity that, if granted, may consist of equity awards in the form of performance shares and/or RSUs, and a cash incentive.

The table below summarizes the components of the NEO compensation program for the 2025 performance year:

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions

Base Salary	February 2025	Overall experience, skills, performance, knowledge, and market data	Paid in cash throughout the performance year	Not applicable

Cash Incentive	February 2026	Reward for 2025 Company Performance	Paid in cash in February 2026	∎ Financial restatement clawback
Performance Shares	February 2026	Reward for 2025 Individual Performance and Incentive for Long-term Company Performance	Vest at the end of the 3-year performance period based on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 88 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2025 performance year for the NEOs.

Based on the above framework, the Committee and the Independent Directors determined the 2025 total target compensation for each NEO by considering the following factors:

∎	each NEO’s performance relative to the Company’s strategic objectives

∎	Capital One’s financial performance

∎	the NEO’s appropriate management of risk

∎

the role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience, and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results)

∎	appropriate internal pay differentials and the desire to foster teamwork and collaboration

∎	historical pay levels

∎	available role-specific market compensation data from peer comparator companies

82	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

∎	available information on the structure of compensation packages for senior executives at peer comparator companies

∎	market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles)

∎	the overall structure of the executive compensation program

Base Salaries

In 2025, the Committee and the Independent Directors approved 2025 cash base salaries for the NEOs ranging from approximately $1.1 million to $1.4 million. Individual details for each NEO are provided in the “NEO Compensation by Performance Year” table found on page 85.

Year-End Incentive Awards

A portion of the NEOs’ 2025 compensation consisted of an opportunity for a year-end incentive award based on Company and the NEO’s individual performance in 2025. This award, if granted, may consist of long-term incentive awards in the form of performance shares and/or RSUs, and a cash incentive award. In February 2026, the Committee and the Independent Directors determined to award each NEO performance shares, a cash incentive award, and RSUs as recognition of Company and NEO individual performance in 2025. The year-end incentive awards are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” beginning on page 88.

Cash Incentive Awards

The cash incentive awards provided to the NEOs are based on the Committee’s evaluation of the Company’s performance during 2025. For purposes of the cash incentive awards, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. See “Company Performance Assessment” beginning on page 74 for details regarding the Performance Factors.

In February 2026, the Committee and the Independent Directors approved cash incentive awards for the NEOs ranging from approximately $2.1 million to $2.7 million based on the Company’s performance in 2025. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the Independent Directors determined that these awards were appropriate in light of the Company’s performance as described under “2025 Year-End Incentive Determination” beginning on page 73 in connection with the determinations by the Committee and the Independent Directors relating to the CEO’s year-end incentive awards.

Long-Term Incentive Awards

Long-term incentive awards are designed to reward individual performance and align a significant portion of compensation with achievement of both annual and long-term performance goals. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2025, as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Enterprise Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Audit Officer compiled and reviewed the assessment for the Chief Enterprise Risk Officer and Chief Credit and Financial Risk Officer, before such assessments were presented to the Committee and the Independent Directors for their consideration.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	83

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

In February 2026, the Committee and the Independent Directors granted annual long-term incentive awards, consisting of stock-settled RSUs and performance shares, to the NEOs, as recognition for individual NEO performance in 2025 and to drive further long-term performance. The long-term incentive awards granted to these NEOs for performance year 2025 ranged from approximately $3.3 million to $4.0 million. Long-term incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed

∎	The ultimate value of the award is dependent on Capital One’s performance over time

The terms of the performance share awards are substantially similar to the terms of the Financial Performance Shares awarded to our CEO for performance year 2025, as described earlier under “Performance Share Award Metrics” beginning on page 70. The NEOs do not receive TSR Performance Shares. The NEO stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date.

2025 NEO Year-End Incentive Compensation Decisions

Andrew M. Young - Chief Financial Officer

Mr. Young was awarded a cash incentive of $2,059,500 and long-term incentive awards consisting of 6,759 stock-settled RSUs and a target amount of 8,111 performance shares with a total grant date fair value for both awards of $3,321,066. The Committee and the Independent Directors determined to grant these awards in recognition of Mr. Young’s strong leadership of the Company’s finance organization. This included his pivotal role in successful change management around significant Company initiatives, his effectiveness in driving completion of the Discover Transaction, and his skilled management of investor communications. Additionally, the Committee and Independent Directors considered his accomplished oversight of the Company’s investments, liquidity needs, and capital requirements, as well as his sound judgment, contributions to strategic opportunities and positioning of the Company, and his dedication to talent development and Company culture.

Matthew W. Cooper - General Counsel and Corporate Secretary and President, Discover Integration

Mr. Cooper was awarded a cash incentive of $2,400,000 and long-term incentive awards consisting of 8,239 stock-settled RSUs and a target amount of 9,887 performance shares with a total grant date fair value for both awards of $4,048,261. The Committee and the Independent Directors determined to grant these awards to Mr. Cooper based upon his effective management of the integration and regulatory components of the Discover Transaction, his leadership as a cultural ambassador to Discover, his excellent execution of significant and complex legal matters, and his role as a key advisor on the Company’s strategic initiatives and risk management. The Committee and the Independent Directors also considered Mr. Cooper’s broad knowledge and strategic value, his success in building a strong and talented legal team at all levels, and his commitment to thoughtful, people-focused leadership.

Mark Daniel Mouadeb - President, Card

Mr. Mouadeb was awarded a cash incentive of $2,457,000 and long-term incentive awards consisting of 7,331 stock-settled RSUs and a target amount of 8,798 performance shares with a total grant date fair value for both awards of $3,602,251. The Committee and the Independent Directors determined to grant these awards based upon Mr. Mouadeb’s exceptional leadership of the Card business, where he drove strong performance, leveraged growth opportunities and delivered high-quality products. The Committee and the Independent Directors also considered his success in integrating Discover Card onto Capital One’s systems and leading international business alignment, his pivotal role in modernizing technology for the Card business, and his contribution of strategic business solutions to position the business for market growth, while maintaining credit quality.

84	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Frank G. LaPrade, III - Chief Enterprise Services Officer and Chief of Staff to the CEO

Mr. LaPrade was awarded a cash incentive of $2,730,000 and long-term incentive awards consisting of 8,150 stock-settled RSUs and a target amount of 9,779 performance shares with a total grant date fair value for both awards of $4,004,263. The Committee and the Independent Directors based their consideration on Mr. LaPrade’s critical involvement in numerous strategic priorities, including his leadership in transforming the Company’s technology and data infrastructure, guiding the market strategy for the Discover Transaction and Community Benefits Plan, and expertly negotiating key vendor contracts. The Committee and the Independent Directors also considered his achievements of high-performing brand campaigns, his balanced decision-making, and his prudent, thorough approach to risk management, as well as his significant ability to inspire teams across the enterprise, his skill in addressing complex challenges, and his proven success in attracting, developing, and retaining high-caliber associates.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Base Salary	Year-End Incentive			Total
		Cash Salary	Cash Incentive	Long-Term Incentive
				Stock- Settled RSUs	Performance Shares

Andrew M. Young	2025(1)	$1,091,308	$2,059,500	$1,509,555	$1,811,511	$6,471,874

	2024	$1,034,577	$1,950,000	$1,300,180	$1,560,136	$5,844,892

	2023	$987,577	$1,864,500	$1,242,796	$1,491,328	$5,586,201

Matthew W. Cooper(2)	2025(1)	$1,260,846	$2,400,000	$1,840,098	$2,208,163	$7,709,107

	2024(1)	$1,110,077	$2,089,500	$1,601,160	$1,921,352	$6,722,089

	2023	$—	$—	$—	$—	$—

Mark Daniel Mouadeb(3)	2025(1)	$1,271,923	$2,457,000	$1,637,306	$1,964,945	$7,331,174

	2024	$—	$—	$—	$—	$—

	2023	$—	$—	$—	$—	$—

Frank G. LaPrade, III	2025(1)	$1,448,154	$2,730,000	$1,820,221	$2,184,042	$8,182,417

	2024	$1,383,154	$2,602,500	$1,735,040	$2,082,048	$7,802,743

	2023	$1,341,385	$2,524,500	$1,682,404	$2,018,804	$7,567,093

(1)	Does not include the Discover-Related Special Awards.

(2)	No amounts are reported for Mr. Cooper for 2023 because he was not an NEO in 2023.

(3)	No amounts are reported for Mr. Mouadeb for 2023 and 2024 because he was not an NEO in 2023 and 2024.

The table above is presented to show how the Committee views NEO performance year compensation and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 98 and is therefore not a substitute for the information required in that table. Key differences between the Summary Compensation Table and the table above include:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. The Summary Compensation Table reports equity-based awards in the year in which they were granted. As a result, the stock-settled RSUs and performance share awards granted in February 2026 for the 2025 performance year, for example, are shown in the above table as 2025 compensation but are not included in the Summary Compensation Table.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	85

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings, and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

∎	The Summary Compensation Table includes the Discover-Related Special Awards, which were not part of NEO performance year compensation, and are not included above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2025, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	An automobile lease or the use of transportation services

∎	Security services

∎	Personal use of the corporate aircraft services

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 98. In addition, from time to time the Committee and the Independent Directors may approve discretionary bonuses and awards to NEOs for exceptional contributions to important initiatives or for accepting incremental responsibilities.

Discover-Related Special Awards

The Discover Transaction is a significant and transformational opportunity for Capital One to continue to build a leading national bank, credit card franchise, and global payment network. The transaction leverages Capital One’s thirteen-year technology transformation across a much larger enterprise and enables Capital One to harness its customer base, marketing scale, and data analytics to drive more sales for merchants and great deals for consumers and small businesses.

The initial integration of Discover included successful closing day activities across critical financial and risk management systems, the conversion of key HR experiences and programs, and the substantial completion of the reissuance of legacy Capital One customer debit cards to the Global Payment Network. Successful early integration activities have positioned the Company to be on track to deliver expected deal synergies.

The Committee and the Independent Directors approved special compensation awards in 2025 to the NEOs in connection with the Discover Transaction (the “Discover-Related Special Awards”). In granting these awards and determining their quantum and design, the Committee and Independent Directors comprehensively reviewed and considered market best practices, individual roles and responsibilities related to pre-closing preparation and post-closing integration activities, expected future leadership contributions to the integration and operations of the combined company, and other relevant considerations. The Discover-Related Special Awards are not part of the Company’s performance year compensation. These special awards included:

∎	A cash award to Mr. Young, approved in May 2025, in the amount of $500,000, in recognition of his exceptional contributions in connection with the Discover Transaction.

86	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

∎

RSU awards, approved in June 2025, to the CEO and other NEOs, in recognition of their ongoing and anticipated leadership roles with respect to the integration of Discover. Mr. Fairbank was awarded 153,351 RSUs, with a grant date value of approximately $30.0 million, which feature five-year cliff vesting and will settle 50% in stock and 50% in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date. The other NEOs were awarded the following numbers of RSUs with the following approximate grant date values: Mr. Young: 15,336 RSUs ($3.0 million), Mr. Cooper: 28,115 RSUs ($5.5 million), Mr. Mouadeb 23,003 RSUs ($4.5 million), and Mr. LaPrade: 12,780 RSUs ($2.5 million). The RSUs granted to the other NEOs have three-year cliff vesting and will settle 100% in stock. The Committee and the Independent Directors determined that RSUs, the ultimate value of which is determined by the value of the Company’s stock over the measured period, most closely align the actions and leadership of management with the creation of long-term stockholder value.

∎

A cash award to Mr. Cooper, approved in November 2025, in the amount of $2,000,000, in recognition of his expanded role as President, Discover Integration and his exceptional performance and contributions during the year.

∎

Cash retention agreements, entered with Mr. Cooper and Mr. Mouadeb in 2024, in the amounts of $1.25 million and $1.0 million, respectively, based on their expected critical roles in the acquisition and integration of Discover. Half of these awards were earned in 2024 and the remainder were earned in 2025.

2026 Compensation Program

2026 CEO Compensation Program

Each year, the Committee and the Independent Directors perform a comprehensive review of the CEO compensation program in consideration of Company and CEO performance, peer comparator group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information that the Committee and the Independent Directors consider appropriate to assess the program and CEO compensation level and pay design. The Committee and the Independent Directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons, effectively balances risk, and supports the Company’s executive compensation goals and principles.

In February 2026, the Committee and the Independent Directors reviewed the 2025 compensation structure utilized for Mr. Fairbank and determined that, for 2026, the CEO compensation program would continue to consist of two components:

∎

An Equity or Equity-Based Award. The Committee and the Independent Directors granted to Mr. Fairbank 11,194 RSUs, which had a total grant date value of approximately $2.5 million and will vest in full on February 15, 2029, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

A Year-End Incentive Opportunity. Mr. Fairbank will have an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2026. Any year-end incentive award granted to the CEO: (i) will continue to consist primarily of performance share awards under which he may receive 0% to 150% of a target number of shares of Capital One common stock based on the Company’s performance over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both.

In this manner, the CEO’s compensation will continue to be completely at-risk, based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. As in prior years, Mr. Fairbank will not receive any cash salary in 2026. Any deferred cash or equity-based award will pay out or vest after a three-year deferral period. The Committee and the Independent Directors will

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	87

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

use their judgment to determine whether to make the year-end incentive award, the form of the award and the value of the award. The Committee and the Independent Directors will base these determinations on the Committee’s evaluation of the Company’s performance in 2026 relative to the same factors described earlier under “Year-End Incentive Opportunity” beginning on page 68, related to financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates, and Mr. Fairbank’s contribution to that performance.

2026 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The program consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness, and encourage appropriate risk-taking. In February 2026, the Committee and the Independent Directors reviewed the 2025 compensation program for our NEOs, and determined that, for 2026, the NEO compensation program would continue to consist of the following components:

∎	Base Salary. The Committee and the Independent Directors approved the amount of cash salary to be paid to each NEO for the performance year.

∎

A Year-End Incentive Opportunity. The NEOs will have an opportunity for a year-end incentive award, with the amount granted based on the Company’s and each NEO’s individual performance in 2026. This award, if granted, may consist of (i) long-term incentive awards in the form of performance shares, under which the NEOs may receive 0% to 150% of a target number of shares of Capital One common stock based on the Company’s performance over a three-year period, and/or RSUs; and (ii) a cash incentive award based on the Committee’s evaluation of the Company’s performance in 2026. The year-end incentive awards will be subject to performance-based vesting and clawback provisions.

The NEOs’ total target compensation will be composed of 20% base salary, 25% cash incentive opportunity, and 55% long-term incentive opportunity.

Additional Performance Conditions and Recovery Provisions

The awards granted to our NEOs include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions

∎	Performance share reduction

∎	Misconduct clawback

∎	Financial restatement clawback

These terms and conditions apply to certain incentive awards granted to every executive officer and not just to the NEOs.

88	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Performance-Based Vesting Provisions

Performance-Based Vesting Provisions

We include performance-based vesting provisions in each award of stock-settled RSUs granted to NEOs and each award of cash-settled RSUs granted to the CEO excluding, in each case, the Discover-Related Special Awards. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.

The ultimate value that our NEOs receive from equity-based incentive awards is tied to our stock price performance over the vesting period. In addition, the Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period. Performance-based vesting provisions apply to all NEO stock-settled RSUs and all CEO cash-settled RSUs excluding, in each case, the Discover-Related Special Awards.

These performance conditions do not present any upside potential for the NEOs’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long term.

For awards covered by this provision, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one year’s worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of goodwill and intangible assets and (ii) the build or release of the allowance for credit losses, calculated as the difference between the provision for credit losses and charge-offs, net of recoveries. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks, and costs to maintain adequate levels of capital and liquidity. The metric is based on net income available to common stockholders and it also includes the impact of discontinued operations.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	89

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Performance Share Reduction

Performance Share Reduction

Each performance share award granted to the NEOs provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive PSU Adjusted ROTCE. The total value can be reduced to zero if positive PSU Adjusted ROTCE is not achieved in all of the three years in the performance period. This reduction can occur regardless of where PSU Adjusted ROTCE ranks relative to a comparator group.

Each of the performance share awards granted to the NEOs is subject to reduction in the event that the Company’s PSU Adjusted ROTCE for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s PSU Adjusted ROTCE compares to the Performance Share Peers. If the Company does not achieve positive PSU Adjusted ROTCE for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive PSU Adjusted ROTCE for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive PSU Adjusted ROTCE for any of the three years in the performance period, the NEOs will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis. For additional information, see “Performance Share Award Formula” on page 71.

Misconduct Clawback

Misconduct Clawback

Each incentive award granted to the NEOs, other than the cash incentive award granted to the NEOs other than the CEO, is subject to the provisions of the Clawback Policy that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the NEO committed the misconduct or failed in their responsibility to manage or monitor the applicable conduct or risks.

The misconduct clawback provisions have been designed to apply broadly to a range of potential manifestations of misconduct at any level of the executive’s organization. Misconduct includes any violation of law or Company policy that causes significant financial or reputational harm to the Company that either the executive committed or failed in their responsibility to manage or monitor. The unvested portions of all applicable incentive awards are subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery. In the event the Committee exercises these clawback provisions, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawback

Financial Restatement Clawback	Each incentive award granted to the NEOs is subject to the Clawback Policy, which allows the Company to recover compensation following a financial restatement.

The Company has adopted the Clawback Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), SEC, and NYSE requirements, and each incentive award granted to the

90	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

NEOs is subject to the Clawback Policy. Incentive-based compensation granted to our executive officers includes a clawback that is triggered in the event that the Company is required to issue a restatement of its financial statements, pursuant to the Dodd-Frank Act. If the executive would have been entitled to less compensation under the restated financial statements, the Company shall reasonably and promptly recover the excess compensation awarded to such executive, on a pre-tax basis, subject to certain exceptions. The recoupment period covers compensation received during the three fiscal years preceding the date that the Board concludes or should have concluded that the Company is required to prepare a restatement or when the Company is directed to prepare a restatement by a court, regulatory body or other legally authorized body.

Process and Criteria for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the NEOs. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment.

Use of Outside Consultants for NEO Compensation

The Committee engages FW Cook, an independent compensation consultant, to assist in the design of the NEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer group, discussing relevant market trends and context, and developing recommendations on possible plan designs.

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations for the NEOs other than the CEO for the Committee’s consideration. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides additional market reference points that the Committee and the Independent Directors use when evaluating NEO compensation, and other outside consultants provide information to the Human Resources department regarding market practices, trends, and research reports. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO, who considers the information and makes his compensation recommendations for the other NEOs to the Committee and the Independent Directors.

A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One other than the services described above. See the discussion under “Compensation Committee Consultant” beginning on page 43 for additional information about FW Cook.

Peer Groups

Peer Group to Determine Level and Components of Compensation

In order to attract, retain, and motivate top executive talent and non-employee directors consistent with our compensation program objectives, the Committee reviews data annually from a group of peer companies that are similar in size, business, and industry to the Company. These organizations are intended to represent the marketplace of companies with which Capital One competes for business and for executive talent. The compensation data from the peer group is used to inform the Committee’s determination of the structure and the total compensation target values of the compensation program for the NEOs other than the CEO as well as the total level of compensation for the CEO. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the peer comparator group companies reflect Capital One’s competitive business and talent environment. The Committee examines pay practices and data for the peer group companies as a source of benchmarking data to assess the competitiveness of our compensation levels and pay components. As part of this

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	91

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

analysis, a consultant from FW Cook presents a comprehensive report to the Committee that highlights the size, scope, and performance information from the peer companies across a variety of metrics and presents recommendations for changes to the peer group, as applicable. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial and market metrics, including:

∎ Revenue ∎ Assets ∎ Market value ∎ Net income available to common stockholders ∎ U.S. deposits ∎ Loans held for investment ∎ Diluted EPS growth	∎ Adjusted ROA ∎ Common equity Tier 1 capital ratio ∎ Charge-off rate ∎ Ratio of stock price to tangible book value ∎ Ratio of stock price to earnings ∎ TSR

After reviewing this information, the Committee recommends a final peer comparator group to the Independent Directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance, and business focus of the peer comparator companies (i) reflect Capital One’s competitive environment, (ii) mitigate market data volatility, (iii) recognize the Company’s focus on technological innovations in the banking industry, and (iv) position the Company near the median with regard to the size of the companies in the group. For 2025, following the closing of the Discover Transaction, the peer comparator group was adjusted to account for the significant increase in the Company’s size, scale, and business profile. The Committee and Independent Directors removed Discover Financial Services, Fifth Third Bancorp, and Regions Financial from the peer comparator group due to acquisition or smaller size, and added Charles Schwab, Fiserv, and Intuit to reflect Capital One’s expanded size and complexity and increasing presence in the payment network and technology space post-acquisition. In 2025, the peer comparator group included the following companies:

∎ Ally Financial (ALLY)	∎ Goldman Sachs (GS)	∎ PNC Financial Services (PNC)

∎ American Express (AXP)	∎ Intuit (INTU)	∎ Synchrony (SYF)

∎ Bank of America (BAC)	∎ J.P. Morgan Chase (JPM)	∎ Truist Financial (TFC)

∎ Charles Schwab (SCHW)	∎ Mastercard (MA)	∎ U.S. Bancorp (USB)

∎ Citigroup (C)	∎ Morgan Stanley (MS)	∎ Visa (V)

∎ Fiserv (FISV)	∎ PayPal (PYPL)	∎ Wells Fargo (WFC)

The Committee and the Independent Directors believe that this peer comparator group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for executive talent. As of December 31, 2025, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, market value, and net income.

Peer Group to Determine Settlement of Performance Share Awards

For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the Performance Share Peers. See “Performance Share Award Peer Group” on page 71 for a description and discussion of the Performance Share Peers.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also conducts an annual comprehensive review of tally sheets for the CEO and each NEO which reflect all components

92	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

of compensation and include total compensation and potential payouts. Each tally sheet summarizes multiple components of current and historical compensation. The tally sheets assist with the Committee’s understanding of the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s unrealized equity value.

Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. In 2025, each of our NEOs participated in Capital One’s VNQDCP, which is a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by Internal Revenue Service limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO, to defer additional pre-tax compensation to save for retirement. The CEO participates in the VNQDCP on a non-voluntary basis, as the deferred cash portion of his year-end incentive is mandatorily deferred in the VNQDCP for three years. Capital One periodically reviews pension and other deferred compensation programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs.

Details of the VNQDCP can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 107.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the NEOs to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past. None of the current NEOs have an employment agreement.

Change of Control Plan

Each of our NEOs participates under the Company’s Executive Change of Control Severance Plan (“COC Plan”), which was adopted effective as of March 1, 2026. Under the COC Plan, NEOs are entitled to severance benefits if terminated by the Company without cause, or if the NEO resigns for good reason, in connection with certain change of control transactions. Severance benefits include: (i) a cash severance payment equal to 2.5 times (for the CEO) or 2 times (for other NEOs) the sum of the applicable executive’s base salary and target annual bonus for the year of termination; (ii) any earned but unpaid annual bonus for the calendar year that ended on or preceding the date of termination; (iii) pro-rated annual bonus for any partial performance period; and (iv) a cash amount equal to the cost of the continuation of health coverage (“COBRA”) for two years post-termination. Mr. Fairbank’s notional base salary for 2026 is $1 million. The COC Plan supersedes all prior agreements and arrangements providing for benefits payable to NEOs in change of control scenarios, including the Change of Control Employment Agreements previously entered into between the Company and each of the NEOs.

The COC Plan is designed to provide the NEOs with some certainty and allow the NEOs to remain neutral and consider a full range of strategic decisions that are focused on maximizing stockholder value. The COC Plan is also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each NEO with an incentive to remain in their leadership role up to and beyond the transaction date. The COC Plan is designed to be aligned with market practice and our peers in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our COC Plan does not provide for excise tax “gross-up” payments.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	93

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Post-Employment Compensation Practices

The CEO has no employment agreement with the Company and is not a participant in any severance arrangement other than the COC Plan. Effective March 1, 2026, the Company amended and restated its Executive Severance Plan. The Executive Severance Plan provides severance benefits to our NEOs (other than the CEO) if they are involuntarily terminated under certain circumstances. In the event of an involuntary termination, an NEO is eligible to receive a lump sum cash payment equal to the NEO’s annual base salary plus target annual bonus. Additional benefits under the Executive Severance Plan include partially subsidized health, dental, and vision benefits for a period of up to 18 months through COBRA, and outplacement services for a period of up to one year following separation. The Committee may exercise its discretion in approving additional amounts considering all relevant circumstances, including the NEO’s termination of employment, past accomplishments, reasons for separation from the Company, potential risks, and the NEO’s willingness to restrict their future action(s), such as through an agreement not to compete or solicit the Company’s customers or associates. In addition, following a separation from Capital One, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Under Certain Termination Scenarios” beginning on page 110.

Capital One has entered into agreements with certain NEOs that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product. For additional information, see “Restrictive Covenants” beginning on page 109. Upon retiring from the Company, associates, including the NEOs, will have access to a variety of medical plans through a private exchange. Generally, retirees who meet the criteria for subsidized retiree medical coverage and enroll in a plan through the private exchange will receive funding from Capital One in a Health Reimbursement Account (“HRA”). NEOs who meet the retirement criteria may also elect to receive 18 months of COBRA coverage. In addition, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Upon Retirement” beginning on page 110.

Executive Cash Severance Policy

Effective March 1, 2026, the Company adopted the Executive Officer Cash Severance Policy (“Cash Severance Policy”), which provides that the Company will not enter into any new employment agreement or severance agreement with any NEO, or establish any new severance plan or policy covering any NEO, that provides for cash severance payments exceeding 2.99 times the sum of the NEO’s base salary plus target bonus, without seeking stockholder ratification of such agreement, plan, or policy. Cash severance payments generally include any cash payments in respect of the termination of the NEO’s employment, and exclude payments in connection with equity-based awards, accrued compensation, and benefits earned through the date of termination (such as pro-rated short-term incentive compensation), and post-termination benefits.

Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the other NEOs must own shares of Capital One common stock with a fair market value of at least the following (“Stock Ownership Requirement”):

Role	Ownership Requirement	Post-Termination Ownership Requirement

CEO	$10.5 million	$5.25 million
Other NEOs and Executive Officers	3x annual cash salary	1.5x annual cash salary

Given that the CEO’s compensation program does not include a base salary, his Stock Ownership Requirement is based on an amount established by the Committee and the Independent Directors. The CEO’s Stock Ownership Requirement is $10.5 million. In addition, the CEO and all other NEOs are required to continue to hold 50% of their

94	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Stock Ownership Requirement for one year following termination, retirement, or ceasing to serve as an executive officer, except in case of termination by death, disability, or in connection with a change of control. The Committee and the Independent Directors believe that these Stock Ownership Requirements increase the alignment of CEO and all other NEO compensation with stockholder interests.

Ownership requirements may be fulfilled using the following shares:

∎	Shares owned without restriction

∎	Unvested restricted stock

∎	Unvested stock-settled RSUs

∎	Shares acquired through the 2002 Associate Stock Purchase Plan

∎	Shares owned through the Capital One Stock Fund in Capital One’s 401(k) plan

Unexercised stock options and unvested performance share awards may not be used to fulfill ownership requirements.

The Committee reviews the guidelines and monitors the CEO’s and the other NEOs’ compliance with them. New executive officers are given five years from the date of promotion to or appointment as an executive officer to comply with the Stock Ownership Requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The CEO and all other NEOs are currently in compliance with this requirement.

The Company has stock retention requirements for certain equity awards made to the CEO and the other NEOs. With respect to awards of performance shares and stock-settled RSUs that vest (i) during an executive’s term of employment with Capital One, or (ii) as applicable, prior to the first anniversary of such executive’s separation from Capital One, each executive must hold 50% of the after-tax net shares acquired (“Retained Shares”) for a period of one year after the acquisition date of the shares. In addition, the Company requires that Retained Shares continue to be held beyond the one-year period until the CEO and the other NEOs’ Stock Ownership Requirement, as described above, is met. These stock ownership and retention requirements apply to all of our executive officers.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	95

EXECUTIVE COMPENSATION

Section V - Compensation Discussion and Analysis

Prohibition of Hedging, Speculative Trading Activities, and Pledging
As part of the commitment by Capital One’s leadership team to maintain public confidence in the long-term growth of Capital One’s stock, Capital One maintains a policy prohibiting hedging and speculative trading activities. Specifically, the policy prohibits certain individuals from engaging in short sales, hedging transactions, or speculative trading in derivative securities of Capital One stock. The policy applies to all Capital One directors, Section 16 officers (directors and officers together, “Control Group Members”), and associates who (i) serve at the Senior Vice President level or above, (ii) report directly to a Control Group Member, or (iii) are otherwise determined by Capital One’s General Counsel to be an “insider.” The policy applies to all shares of Capital One stock held by those persons covered by the policy, regardless of whether the stock was granted as compensation by Capital One or is otherwise held directly or indirectly. Capital One also prohibits its Control Group Members from using Capital One securities, including common stock, in a margin account or pledging Capital One securities as collateral for a loan.
Insider Trading Policy
We maintain insider trading policies and procedures governing the purchase, sale, and/or other dispositions of Capital One’s securities by directors, officers, employees, and other covered persons that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable NYSE listing standards. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K, filed with the SEC on February 19, 2026.
Equity Grant Practices
Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards generally are approved by the Committee and the Independent Directors (or by authority delegated to the Chief Human Resources Officer for certain associates who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, RSUs, stock options, or other equity awards outside of the annual incentive cycle. For 2025, the Committee delegated authority to the CEO to award shares of restricted stock and RSUs, and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any associate in any one year with an aggregate $50 million annual limit. Beginning in 2026, the Committee revised the aggregate annual limit of the delegated authority to the Chief Human Resources Officer to an amount equal to 10% of the aggregate grant date fair value of all long-term incentive awards granted to associates (including the CEO) for the prior performance year. These awards are designed to be used for new hires and for special programs designed by management to incentivize, retain, and reward current associates of the Company. The Committee reviews all grants made by delegation at least once per year and approves all grants that exceed the annual delegation limit.
With respect to awards of stock options, the exercise price is always the Fair Market Value of Capital One common stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of Capital One common stock on the date of grant. Item 402(x) of Regulation S-K requires Capital One to discuss our policies and practices on the timing of awards of options in relation to our disclosure of material non-public information. Capital One does not seek to time equity grants to take advantage of material non-public information and has never had a practice of doing so. Capital One does not currently grant stock options or similar awards. Accordingly, we do not consider the release of material non-public information in relation to the grant of such awards and do not time such release for the purpose of affecting the value of executive compensation.
Tax Considerations
The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner.

96	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee:	François Locoh-Donou (Chair) Ime Archibong Ann Fritz Hackett Peter Thomas Killalea Eli Leenaars Mayo A. Shattuck III Craig Anthony Williams

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	97

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2025 Summary Compensation Table

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2025, 2024, and 2023 for the NEOs. As discussed in the “Compensation Discussion and Analysis” section beginning on page 54, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported in the Summary Compensation Table below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our CEO:

∎

89% of the CEO’s total compensation shown in the table below for 2025 and 83% of the CEO’s 2025 performance year compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for at least three years.

∎

Amounts shown in the table below for the CEO for 2025 represent cash-settled RSUs granted in February 2025, a deferred cash bonus awarded in February 2026 for 2025 performance, and Discover-Related Special Awards granted in June 2025. The CEO also was granted cash-settled RSUs and performance shares in February 2026 for the 2025 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2025 also include cash-settled RSUs granted to the CEO in February 2025 for the 2024 performance year.

With respect to the compensation reported below for the NEOs other than the CEO:

∎	In 2025, 2024, and 2023, base salary comprised approximately 20% of total target compensation and a cash incentive comprised approximately 25% of total target compensation.

∎

Amounts shown in the table below also include performance shares and stock-settled RSUs granted in February of that year for the prior performance year and Discover-Related Special Awards granted in June 2025. The NEOs also were granted equity awards in February 2026 for the 2025 performance year, which are not shown in the table below.

98	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Amounts paid to the CEO and the other NEOs in 2025 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes to the table:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation (*)	Total
Richard D. Fairbank Chairman and CEO(4)	2025	$—	$6,700,000	$58,127,029	$10,831	$133,277	$64,971,137
	2024	$—	$5,500,000	$25,206,709	$12,143	$110,218	$30,829,070
	2023	$—	$5,000,000	$23,458,681	$10,832	$120,060	$28,589,573
Andrew M. Young Chief Financial Officer(5)	2025	$1,091,308	$2,559,500	$5,860,498	$—	$260,083	$9,771,389
	2024	$1,034,577	$1,950,000	$2,829,397	$—	$218,643	$6,032,617
	2023	$987,577	$1,864,500	$2,601,129	$—	$206,771	$5,659,977
Matthew W. Cooper General Counsel and Corporate Secretary; President, Discover Integration(5)(6)	2025	$1,260,846	$5,025,000	$9,022,649	$—	$293,906	$15,602,401
	2024	$1,110,077	$3,214,500	$3,507,062	$—	$216,480	$8,048,119
	2023	$—	$—	$—	$—	$—	$—
Mark Daniel Mouadeb President, Card(5)(7)	2025	$1,271,923	$2,957,000	$7,599,536	$—	$270,991	$12,099,450
	2024	$—	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—	$—
Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO(5)	2025	$1,448,154	$2,730,000	$6,317,239	$—	$261,020	$10,756,413
	2024	$1,383,154	$2,602,500	$3,836,290	$—	$250,460	$8,072,404
	2023	$1,341,385	$2,524,500	$4,345,491	$—	$268,922	$8,480,298

(1)

The amount shown in this column for Mr. Fairbank in 2025 reflects his deferred cash bonus awarded in February 2026 for 2025 performance as described under “Year-End Incentive Opportunity” beginning on page 68. For NEOs other than Mr. Fairbank, the amount shown in this column for 2025 reflects the cash incentive awarded in February 2026 for 2025 performance, as described under “2025 NEO Compensation Program and Components” beginning on page 81. Messrs. Young, Cooper, and Mouadeb’s amounts also include the cash awards as described in “Discover-Related Special Awards.”

(2)

The amounts shown in this column represent the grant date fair value of performance shares, stock-settled RSUs, and cash-settled RSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. The grant date fair value for the 2025 TSR Performance Shares granted to Mr. Fairbank is determined by multiplying the target number of shares by a valuation using a Monte Carlo simulation, which determined a grant date fair value of $211.36 per share (105.62% of the Company’s closing stock price on the grant date). The valuation was based on the following assumptions: (i) expected volatility based on the historical stock price volatility of the Company and the implied volatility of the Company’s exchange-traded options (32.75%); (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date (4.20%); and (iii) the length of the remaining performance period as of the grant date (2.90 years). For 2023, the amounts shown also include the incremental expense from the amendment of the agreements for the Financial Performance Shares originally granted on February 4, 2021 to Messrs. Fairbank and LaPrade, and the amendment of the agreements for the TSR Performance Shares granted to Mr. Fairbank on February 4, 2021, February 3, 2022, and January 26, 2023, to give the Committee the ability to take into consideration companies that failed, merged, or were acquired during the performance period for the purposes of defining the Performance Share Peers. This did not include the incremental expense from the amendment of the agreements for the Financial Performance Shares originally granted on February 3, 2022 and January 26, 2023. For 2024, the amounts shown also include the incremental expense from the amendment of the agreements for the Financial Performance Shares originally granted on February 3, 2022 to all of the NEOs. For 2025, there was no incremental expense from the amendment of the agreements for the Financial Performance Shares originally granted on January 26, 2023 to all of the NEOs.

(3)

The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Mr. Fairbank under the Cash Balance Pension Plan and the Excess Cash Balance Plan.

(4)

Mr. Fairbank’s compensation for 2025 consisted of cash-settled RSUs and a year-end incentive opportunity (which was paid in the form of a deferred cash bonus, cash-settled RSUs, and performance shares), in addition to his Discover-Related Special Awards and certain perquisites. Mr. Fairbank received a portion of his total performance year compensation for 2025 in February 2025 (cash-settled RSUs), which is reflected in the table above for 2025. Mr. Fairbank received the remainder of his performance year compensation for 2025 in February 2026 (the year-end incentive opportunity delivered in the form of a deferred cash bonus, cash-settled RSUs, and performance shares). The portion of the year-end incentive opportunity delivered as a deferred cash bonus to Mr. Fairbank in February 2026 is included in the table above, while the portion delivered as cash-settled RSUs and performance shares will be included in next year’s table pursuant

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	99

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

to SEC rules. See “CEO Compensation by Performance Year” beginning on page 79 for more information on how the Committee makes compensation decisions and to which year the compensation awards relate.

(5)

For NEOs other than the CEO, compensation for 2025 consisted of a cash base salary, a cash incentive, performance shares, and stock-settled RSUs, in addition to Discover-Related Special Awards and certain perquisites. The performance shares and stock-settled RSUs awarded for 2025 performance were granted in February 2026 and are not included in the table above. The performance shares and stock-settled RSUs granted in February 2025 for 2024 performance are included in the table above for 2025. See “NEO Compensation by Performance Year” beginning on page 85 for more information on how the Committee makes compensation decisions and to which year the compensation awards relate.

(6)	In accordance with SEC rules, no amounts are reported for Mr. Cooper for 2023 because he was not an NEO in 2023.

(7)	In accordance with SEC rules, no amounts are reported for Mr. Mouadeb for 2023 and 2024 because he was not an NEO in 2023 and 2024.

(*)	All other compensation for the NEOs consists of the following:

Named Executive Officer	Auto(a)	Travel and Aircraft(b)	Health Screening(c)	Security(d)	Company Contributions to Defined Contribution Plans(e)	Insurance(f)	Other(g)

Richard D. Fairbank	$—	$—	$2,322	$53,195	$—	$28,860	$48,900

Andrew M. Young	$50,030	$—	$2,000	$19,562	$178,705	$4,740	$5,046

Matthew W. Cooper	$57,025	$—	$4,000	$—	$218,265	$4,740	$9,876

Mark Daniel Mouadeb	$36,490	$—	$—	$43,288	$181,868	$2,040	$7,305

Frank G. LaPrade, III	$19,568	$—	$—	$50,167	$179,508	$7,080	$4,697

(a)

The cost of these benefits is determined on an annual basis and includes, as applicable, annual car lease or car service, costs attributable to the difference between fair market value and the purchase price paid for the leased vehicle, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank does not participate in the Company-provided automotive benefit.

(b)

NEOs are required to reimburse the Company for personal use of the corporate aircraft, subject to limitations under federal aviation regulations and other applicable law. In 2025, there was no incremental cost associated with the NEOs’ use of the corporate aircraft for personal travel.

(c)	Represents cost attributable to the annual physical program where executives have the opportunity to receive a comprehensive health screening once a year.

(d)

Represents aggregate cost to the Company for security services provided to executives. For Mr. Fairbank, the amount also includes costs attributable to a security guard who provides personal security to Mr. Fairbank. The percent of personal use of the security guard’s services is applied to the full expense amount of personal security.

(e)

Represents Company contributions under qualified 401(k) and non-qualified deferred compensation programs. See the 2025 Non-Qualified Deferred Compensation table below for additional information on the contribution.

(f)	Represents life insurance premiums paid on behalf of the executives.

(g)

Represents contributions made by Capital One to charitable organizations chosen by the CEO (for 2025, the amount of these contributions was $40,000) and the other NEOs. This also includes NEO usage of Capital One-sponsored event tickets, Capital One products, and recognition items.

2025 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2025, including cash-settled RSUs, performance shares, and stock-settled RSUs. The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards” relate to Capital One’s equity-based incentives awarded to the NEOs.

2025 Grants to CEO

In 2025, awards granted to the CEO consist of Financial Performance Shares and TSR Performance Shares (each as defined on page 69 under “Performance Share Awards”) granted in February 2025 as part of the CEO’s 2024 compensation program and (i) cash-settled RSUs granted in February 2025 for the 2024 performance year; and

100	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(ii) cash-settled RSUs granted in February 2025 for the 2025 performance year, representing 6% of the CEO’s total compensation for the 2025 performance year. In 2025, the CEO additionally received an RSU grant as described in “Discover-Related Special Awards” beginning on page 86. The Discover-Related Special Award, which has five-year cliff vesting and will settle 50% in stock and 50% in cash, was not awarded as part of performance year compensation.

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s PSU Adjusted ROTCE and D+TBV/Sh (each as described on page 70 under “Performance Share Award Metrics”) over the three-year period from January 1, 2025 through December 31, 2027, relative to the Performance Share Peers (as described on page 71). In addition, the total value delivered at vesting will be reduced if the Company’s PSU Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers.

The actual number of shares earned and issued with respect to TSR Performance Shares will be based on the Company’s TSR (as defined on page 70 under “Performance Share Award Metrics”) over the three-year period from January 1, 2025 through December 31, 2027, relative to the Performance Share Peers.

See “2025 CEO Compensation Components” beginning on page 68 for more details on the 2025 performance share awards. Dividend equivalents accrue on the performance shares at the same time as dividends are paid out to holders of shares of Capital One common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

Cash-Settled RSUs

The Year-End Incentive RSUs were granted in February 2025 for 2024 performance, and RSUs were granted in February 2025 for the 2025 performance year. These RSUs vest in full on February 15, 2028 and settle in cash based on the average closing price of Capital One common stock for the 15 trading days preceding the vesting date. Dividend equivalents accrue on the cash-settled RSUs at the same time as dividends are paid to holders of shares of Capital One common stock and are paid in cash at the time of vesting, adjusted for performance-based vesting results. See “2025 CEO Compensation Program and Components” beginning on page 67 for more details on the 2025 cash-settled RSU awards.

2025 Grants to NEOs (other than the CEO)

For 2025, the awards granted to NEOs other than the CEO consist of Financial Performance Shares and stock-settled RSUs granted in February 2025 for the 2024 performance year. In 2025, the NEOs additionally received RSU grants as described in “Discover-Related Special Awards” beginning on page 86. The Discover-Related Special Awards, which have three-year cliff vesting and will settle 100% in stock, were not awarded as part of performance year compensation.

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s PSU Adjusted ROTCE and D+TBV/Sh over the three-year period from January 1, 2025 through December 31, 2027, relative to the Performance Share Peers. In addition, the total value delivered at vesting will be reduced if the Company’s PSU Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers. See “2025 CEO Compensation Components” beginning on page 68 for more details on the 2025 performance share awards. Dividend equivalents accrue on the performance shares at the same time as dividends are paid out to holders of shares of Capital One common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	101

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Stock-Settled RSUs

The stock-settled RSUs granted on February 1, 2025 vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents accrue on the stock-settled RSUs at the same time as dividends are paid to holders of shares of Capital One common stock and are paid in cash at the time of vesting, adjusted for performance-based vesting results. These awards (as well as cash-settled RSUs for the CEO) reported below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” beginning on page 88 for more details on the performance-based vesting provisions.

2025 Grants of Plan-Based Awards Table

Name	Award Type	Date of Grant(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
			Threshold	Target	Maximum
Richard D. Fairbank	Financial Performance Shares(2)	2/4/2025	0	91,296	136,794	—	$18,250,144
	TSR Performance Shares(3)	2/4/2025	0	11,244	16,866	—	$2,376,532
	Cash-Settled RSUs(4)	2/4/2025	—	—	—	24,986	$5,000,198
	Cash-Settled RSUs(5)	2/4/2025	—	—	—	12,493	$2,500,099
	Stock-Settled RSUs(6)	6/3/2025	—	—	—	76,675	$14,999,930
	Cash-Settled RSUs(6)	6/3/2025	—	—	—	76,676	$15,000,126

Andrew M. Young	Financial Performance Shares(2)	2/4/2025	0	7,796	11,694	—	$1,560,136
	Stock-Settled RSUs	2/4/2025	—	—	—	6,497	$1,300,180
	Stock-Settled RSUs(6)	6/3/2025	—	—	—	15,336	$3,000,182

Matthew W. Cooper	Financial Performance Shares(2)	2/4/2025	0	9,601	14,402	—	$1,921,352
	Stock-Settled RSUs	2/4/2025	—	—	—	8,001	$1,601,160
	Stock-Settled RSUs(6)	6/3/2025	—	—	—	28,115	$5,500,137

Mark Daniel Mouadeb	Financial Performance Shares(2)	2/4/2025	0	8,448	12,672	—	$1,690,614
	Stock-Settled RSUs	2/4/2025	—	—	—	7,040	$1,408,845
	Stock-Settled RSUs(6)	6/3/2025	—	—	—	23,003	$4,500,077

Frank G. LaPrade, III	Financial Performance Shares(2)	2/4/2025	0	10,404	15,606	—	$2,082,048
	Stock-Settled RSUs	2/4/2025	—	—	—	8,670	$1,735,040
	Stock-Settled RSUs(6)	6/3/2025	—	—	—	12,780	$2,500,151

(1)	Date on which awards were approved by the Committee and the Independent Directors and granted to the NEOs.

(2)	The Financial Performance Shares are reported based on the probable outcome of the performance conditions as of the grant date and excludes potential accrued dividend equivalents.

(3)

The TSR Performance Shares granted to Mr. Fairbank are reported based on the probable outcome of the performance conditions as of the grant date. See footnote 2 to the 2025 Summary Compensation Table above for additional information regarding the grant date fair value for the TSR Performance Shares.

(4)	Grant of cash-settled RSUs after the end of the performance year, representing a portion of Mr. Fairbank’s 2024 year-end incentive opportunity.

(5)	Grant of cash-settled RSUs at the beginning of the performance year, representing a portion of Mr. Fairbank’s 2025 total compensation.

(6)	See “Discover-Related Special Awards” beginning on page 86 for more information.

102	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2025 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Richard D. Fairbank	106,973	$17,057,165	152,778	$26,449,172
Andrew M. Young	—	$—	15,663	$2,911,382
Matthew W. Cooper	—	$—	16,252	$3,040,831
Mark Daniel Mouadeb	—	$—	7,870	$1,542,869
Frank G. LaPrade, III	—	$—	22,588	$4,204,779

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)

The value realized for awards, other than certain cash-settled RSUs and performance shares, is the pre-tax value of the number of shares multiplied by the closing price of Capital One common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value realized also reflects the accrued dividends paid out as additional shares as of the date the performance share award results were certified by the Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on February 4, 2025, the pre-tax value realized for all other cash-settled RSUs and value realized is the number of shares multiplied by the closing price of Capital One common stock for the 15 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled RSUs for Mr. Fairbank was $7,532,347.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	103

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2025 Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards(1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
Richard D. Fairbank	2/2/2017	81,486	—	$86.34	2/2/2027	—	$—	—	$—
	1/26/2023	—	—	$—	—	24,021(4)	$5,091,499	—	$—
	1/26/2023	—	—	$—	—	21,008(4)	$5,821,730	—	$—
	1/26/2023	—	—	$—	—	—	$—	64,100(5)	$15,535,276
	1/26/2023	—	—	$—	—	—	$—	53,309(5)	$12,919,969
	2/1/2024	—	—	$—	—	34,550(4)	$8,373,538	—	$—
	2/1/2024	—	—	$—	—	18,378(4)	$4,454,092	—	$—
	2/1/2024	—	—	$—	—	—	$—	140,459(6)	$34,041,643
	2/1/2024	—	—	$—	—	—	$—	46,820(6)	$11,347,295
	2/4/2025	—	—	$—	—	24,986(4)	$6,055,607	—	$—
	2/4/2025	—	—	$—	—	12,493(4)	$3,027,803	—	$—
	2/4/2025	—	—	$—	—	—	$—	136,794(6)	$33,153,394
	2/4/2025	—	—	$—	—	—	$—	16,866(6)	$4,087,644
	6/3/2025	—	—	$—	—	76,675(7)	$18,582,953	—	$—
	6/3/2025	—	—	$—	—	76,676(8)	$18,583,195	—	$—
Andrew M. Young	1/26/2023	—	—	$—	—	3,396(9)	$823,055	—	$—
	1/26/2023	—	—	$—	—	—	$—	7,335(5)	$1,777,711
	2/1/2024	—	—	$—	—	6,158(9)	$1,492,453	—	$—
	2/1/2024	—	—	$—	—	—	$—	16,625(6)	$4,029,235
	2/4/2025	—	—	$—	—	6,497(9)	$1,574,613	—	$—
	2/4/2025	—	—	$—	—	—	$—	11,694(6)	$2,834,158
	6/3/2025	—	—	$—	—	15,336(10)	$3,716,833	—	$—
Matthew W. Cooper	1/26/2023	—	—	$—	—	3,590(9)	$870,072	—	$—
	1/26/2023	—	—	$—	—	—	$—	7,755(5)	$1,879,502
	2/1/2024	—	—	$—	—	7,692(9)	$1,864,233	—	$—
	2/1/2024	—	—	$—	—	—	$—	20,769(6)	$5,033,575
	2/4/2025	—	—	$—	—	8,001(9)	$1,939,122	—	$—
	2/4/2025	—	—	$—	—	—	$—	14,402(6)	$3,490,469
	6/3/2025	—	—	$—	—	28,115(10)	$6,813,951	—	$—
Mark Daniel Mouadeb	1/26/2023	—	—	$—	—	2,281(9)	$552,823	—	$—
	1/26/2023	—	—	$—	—	—	$—	4,926(5)	$1,193,865
	2/1/2024	—	—	$—	—	5,235(9)	$1,268,755	—	$—
	2/1/2024	—	—	$—	—	—	$—	14,133(6)	$3,425,274
	2/4/2025	—	—	$—	—	7,040(9)	$1,706,214	—	$—
	2/4/2025	—	—	$—	—	—	$—	12,672(6)	$3,071,186
	6/3/2025	—	—	$—	—	23,003(10)	$5,575,007	—	$—
Frank G. LaPrade, III	1/26/2023	—	—	$—	—	5,391(9)	$1,306,563	—	$—
	1/26/2023	—	—	$—	—	—	$—	11,645(5)	$2,822,282
	2/1/2024	—	—	$—	—	8,336(9)	$2,020,313	—	$—
	2/1/2024	—	—	$—	—	—	$—	22,505(6)	$5,454,312
	2/4/2025	—	—	$—	—	8,670(9)	$2,101,261	—	$—
	2/4/2025	—	—	$—	—	—	$—	15,606(6)	$3,782,270
	6/3/2025	—	—	$—	—	12,780(10)	$3,097,361	—	$—

104	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(1)

Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or termination by Capital One without cause or by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. For the treatment of stock options after the optionee’s retirement, see “Payments Upon Retirement” beginning on page 110 for details.

(2)	For stock options, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value is based on the closing price of a share of Capital One common stock on the last trading day of 2025 as reported by the NYSE Composite Transaction Tape.

(4)

Awards settle in cash. A portion of the award is subject to vesting following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” on page 89 for details).

(5)

Represents the number of shares expected to be issued, excluding accrued dividend equivalents, for the performance share awards granted on January 26, 2023 as of December 31, 2025. Shares were issued on March 9, 2026 with the following issuance date values (including accrued dividends paid out as additional shares): $12,425,523 and $10,333,646, respectively for Mr. Fairbank; $1,421,949 for Mr. Young; $1,503,299 for Mr. Cooper; $955,024 for Mr. Mouadeb; and $2,257,362 for Mr. LaPrade. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

(6)

Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 150% of target. The value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Committee will certify the performance of the Company over the applicable performance period by March 15 after the third anniversary of the grant.

(7)	Award settles in stock and vests in full on the fifth anniversary of the date of grant. See “Discover-Related Special Awards” beginning on page 86 for more information.

(8)	Award settles in cash and vests in full on the fifth anniversary of the date of grant. See “Discover-Related Special Awards” beginning on page 86 for more information.

(9)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” on page 89 for details).

(10)	Awards settle in stock and vests in full on the third anniversary of the date of grant. See “Discover-Related Special Awards” beginning on page 86 for more information.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	105

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Pension Benefits

Capital One Pension Benefit Programs

Capital One does not currently maintain a pension benefit program. Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Pension Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest continues to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. We are currently in the process of terminating the CBPP. A notice of intent to terminate the CBPP was distributed to plan participants on January 21, 2025 and a request for qualified status determination was filed with the IRS on February 13, 2025. Termination activities are expected to continue through the third quarter of 2026.

The CBPP interest rate historically has changed annually, based on the average yield of five-year U.S. Treasury Securities for the month of October of the prior plan year and is compounded quarterly. The annual interest crediting rate used for the period of January 1, 2025 to March 31, 2025 was 3.91% (0.98% for the quarter). Due to the plan termination effective March 31, 2025, the annual rate, compounded quarterly, was updated to 2.46% and will remain unchanged. The effective annual interest crediting rate for 2025 was 2.85%. The Excess CBPP interest rate changes monthly based on the Wall Street Journal Prime Rate and is compounded monthly (7.65% effective annual interest crediting rate for 2025).

Mr. Fairbank participated in these programs. Mr. Fairbank received his CBPP benefit in 2025 in the form of a lump sum, as a result of the plan termination, which he elected to rollover to the Associate Savings Plan. The estimated annual payouts upon retirement in the Excess CBPP as of December 31, 2025, is $17,418 for Mr. Fairbank. As of December 31, 2025, the “Present Value of Accumulated Benefit” of the Excess CBPP for Mr. Fairbank is equal to his account balance because Mr. Fairbank has attained the normal retirement age of 65 and so is assumed to retire immediately under the actuarial valuation assumptions, and the future interest rate does not apply. The Excess CBPP account is distributed after any separation from service and will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover). Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

2025 Pension Benefits Table

Name	Plan Name(1)	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)(3)	Payments During Last Fiscal Year
Richard D. Fairbank	CBPP	—	$—	$33,744

	Excess CBPP	—	$142,962	$—

Andrew M. Young	—	—	$—	$—

Matthew W. Cooper	—	—	$—	$—

Mark Daniel Mouadeb	—	—	$—	$—

Frank G. LaPrade, III	—	—	$—	$—

(1)

In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis. As described above, both of these programs were frozen in December 1995 and do not include any component related to the participant’s years of credited service with Capital One.

(2)

The amounts shown are the present value of the accrued benefit determined by our external benefits provider, using similar actuarial assumptions and the measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2025 measurement date.

106	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers a VNQDCP to eligible associates. In 2025, our NEOs, excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 90% of their cash incentive on a tax-deferred basis to the VNQDCP. Messrs. Young, Cooper, Mouadeb, and LaPrade participated in the program in 2025. In 2025, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in a lump sum in the first quarter of 2028. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual investments daily among the following nine different investment offerings made available by the plans, which posted the corresponding returns for 2025: Mercer Core Fixed Income Fund Class Y3 (7.8%); Mercer US Small/Mid Cap Equity Fund Class Y3 (6.4%); Mercer Non-US Core Equity Fund Class Y3 (37.3%); Fidelity Investments Money Market Government Portfolio—Institutional Class (4.24%); Dodge and Cox Balanced Fund (14.4%); Fidelity 500 Index Fund—Institutional Premium Class (17.9%); Fidelity Extended Market Index Fund (11.4%); Fidelity Global ex U.S. Index Fund (33.0%); and Fidelity U.S. Bond Index Fund (7.1%). In 2025, the VNQDCP had total investment earnings of $102,410,984.

Distributions under the VNQDCP may be made to participants according to the schedule for distribution that they elect in accordance with plan terms. Distributions can occur based upon the following events: termination of employment (including for retirement), death, disability, in-service distribution election, or change of control. The distribution schedules available under the plan include lump sum and, in the case of retirement, five-, ten-, or fifteen-year annual installments.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005: no additional participants have been permitted to enter the plan, and no compensation has since been taken into account after this date. Messrs. Fairbank, Young, and LaPrade participated in the ESP, and returns on these investments are reported for 2025. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	107

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2025 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

Richard D. Fairbank	VNQDCP	$5,500,000	$—	$657,374	$5,134,171	$16,035,644

	ESP	$—	$—	$264,074	$—	$1,744,868

	2003 Performance Share Award(5)	$—	$—	$15,477,187	$—	$58,573,565

Andrew M. Young	VNQDCP	$32,739	$152,455	$305,115	$—	$2,579,721

	ESP	$—	$—	$142	$—	$1,966

Matthew W. Cooper	VNQDCP	$560,200	$192,015	$161,537	$199,699	$1,126,471

	ESP	$—	$—	$—	$—	$—

Mark Daniel Mouadeb	VNQDCP	$74,907	$155,618	$114,621	$206,266	$758,066

	ESP	$—	$—	$—	$—	$—

Frank G. LaPrade, III	VNQDCP	$43,445	$153,258	$1,523,723	$—	$10,213,382

	ESP	$—	$—	$201,420	$—	$1,330,882

(1)

Reflects executive contributions made for 2025. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in February 2025 for 2024 performance, which was reported in the 2024 Summary Compensation Table. For Messrs. Young and LaPrade, all executive contributions under the VNQDCP were made in the form of base salary deferrals and are reported in the “2025 Summary Compensation Table” beginning on page 98. For Messrs. Cooper and Mouadeb, executive contributions under the VNQDCP were made in the form of (i) base salary deferrals, which are reported in the “2025 Summary Compensation Table” beginning on page 98, and (ii) deferrals of cash bonuses awarded in February 2025 for 2024 performance, which were reported in the 2024 Summary Compensation Table.

(2)

Company contributions are also included in the “2025 Summary Compensation Table” beginning on page 98 (see “Company Contributions to Defined Contribution Plans” in the footnote to that table identified with an asterisk).

(3)	Includes earnings on total assets in the VNQDCP and the ESP. Earnings under the VNQDCP and ESP were not above market and therefore are not reported in the Summary Compensation Table.

(4)

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in the current or prior years for those executives that were NEOs in the applicable year and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior-year proxy statements (to the extent that the NEO was an NEO in the applicable year): Mr. Fairbank $42,513,750; Mr. Young $861,893; Mr. Cooper $185,800; Mr. Mouadeb $0; and Mr. LaPrade $1,570,417.

(5)

Includes the value of 241,680 shares of Capital One common stock earned on March 31, 2007 in connection with performance shares that were granted to Mr. Fairbank in December 2003. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2025.

Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the “2025 Potential Payments and Benefits Upon Termination or Change of Control Table” found on page 113 illustrates payouts that the NEOs could receive under certain hypothetical termination scenarios. The potential payouts illustrated in this section are based on the change of control and severance arrangements in place as of December 31, 2025. Effective March 1, 2026, the Company adopted a new Executive Change of Control Severance Plan and amended its Executive Severance Plan. For additional information, see “Other Compensation Arrangements” beginning on page 93. The potential payout amounts under the new change of control and severance arrangements would be different from the amounts shown. In addition, actual circumstances resulting

108	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

in the departure of our NEOs cannot be predicted and may differ from the assumptions used in the information outlined below.

The Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with the approval of the Independent Directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation

∎	Market competitive practices for comparable separation scenarios

∎

Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives

∎	The executive’s tenure and contributions to the Company’s success

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s associates or customers

∎	The resulting impact of the separation terms on the Company and its stockholders

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product, as described below.

Non-Competition Agreements

Messrs. Young and Mouadeb have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One.

These non-competition agreements provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death, or disability: payment equal to 15% of the NEO’s total target compensation for Mr. Young and payment equal to base salary for Mr. Mouadeb for each year of enforcement and subsidized health insurance premiums for a period of up to 18 months through COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums: the first following termination and the second upon successful completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement for agreements with a two-year enforcement period.

Confidentiality, Work Product, and No Hire/Non-Solicitation of Employee Agreement

Messrs. Young, Cooper, and Mouadeb are parties to confidentiality, work product, and no hire/non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, these NEOs may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process.

Messrs. Cooper’s and Mouadeb’s agreements also provide that, for a period of two years following separation from Capital One, they shall not directly or indirectly solicit or induce any associate of Capital One to become

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	109

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

employed by any person or entity engaged in competition with Capital One, and shall not directly or indirectly solicit or induce any associate of Capital One to end their employment based on confidential information learned about the associate while they were employed by Capital One.

Mr. Young’s agreement also provides that, for a period of two years following separation from Capital One, he shall not, directly or indirectly (i) solicit or induce any covered Capital One associate to become employed by any other person or entity; (ii) hire or otherwise engage any covered Capital One associate (or a person who was a covered associate and resigned in the prior three months) to work for or provide services to any other person or entity; or (iii) solicit or induce any Capital One employee to leave or cease their employment with Capital One, or to hire or otherwise engage any Capital One employee to work for or provide services to any other person or entity, if based on confidential information he learned about such employee while employed by Capital One.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the NEOs, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay, and amounts vested under the Company’s qualified and non-qualified retirement programs.

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. In addition, the NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

Under the arrangements in place as of December 31, 2025, an NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, was entitled to receive the amounts set forth in the Company’s executive severance plan (“Executive Severance Plan”) in exchange for executing a release of claims against the Company. For 2025, potential payments under that plan were 30% of total target compensation, plus a severance bonus based on such NEO’s target cash incentive in the event of termination due to restructuring. Additional benefits include healthcare continuation subsidy through COBRA, outplacement services, and any contractual payments to which the NEO may otherwise have been entitled. Further, an NEO, other than the CEO, whose employment is terminated involuntarily without cause and not due to death or disability may receive payments related to non-competition covenants (as described above, if applicable).

Generally, performance shares granted to NEOs will vest in full, based on actual Company performance and stock-settled RSUs granted to NEOs will continue to vest, subject to the NEO’s execution of a release of claims against the Company. In addition, NEOs can exercise vested but unexercised options for two years following separation. If an NEO’s employment with Capital One is terminated because of death or disability, the NEO’s unvested RSUs and performance shares will vest in full based on target Company performance.

Payments Upon Retirement

As with all executives who are eligible for retirement, NEOs who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (as described above); up to 18 months of subsidized COBRA coverage; any contractual payments to which they may otherwise be entitled; and, for Mr. Fairbank, who became eligible to retire on or before December 31, 2012, a retiree medical subsidy and access to a variety of medical plans through a private exchange. Retirees eligible for subsidized retiree medical coverage receive funding through a HRA which can be used to pay for health care insurance premiums or eligible claims expenses.

110	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Upon retirement, except for Discover-Related Special Awards, all RSUs continue to vest according to their original terms based on actual performance, which, for stock-settled RSUs granted, also includes performance-based vesting provisions. For Discover-Related Special Awards, RSUs will vest on their original vesting date on a pro-rata basis for a termination due to retirement. In addition, performance shares granted to NEOs will continue to vest after retirement. For stock options, the executive has until the expiration of the option term to exercise vested but unexercised options.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of associates or customers, and ownership of work product, as described above. In addition, if terminated for cause, the NEOs have the ability following separation to exercise vested but unexercised options for three months.

Change of Control

As of December 31, 2025, each NEO was a party to an agreement (“Change of Control Agreement”) that provided for certain payments in the event their employment was terminated within two years following (or within one year prior to but in anticipation of) a change of control of Capital One, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below. Effective March 1, 2026, the Company adopted the Executive Change of Control Severance Plan which replaced the standalone Change of Control Agreements.

In addition, all equity awards granted to the NEOs require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards only accelerates if an NEO is involuntarily terminated without cause or voluntarily terminates for “good reason” (as defined in the agreements) within the two years following a change of control.

Termination for Cause in Connection with a Change of Control

NEOs terminated involuntarily for cause following a change of control receive no additional benefits except regarding options, which allow NEOs to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause in Connection with a Change of Control

In the event of a voluntary termination with good reason or an involuntary termination without cause, the potential payments that the NEOs could receive under certain termination scenarios are based on a percentage of total target compensation. For the CEO, the potential payments are based on a multiple of his notional salary and his year-end incentive opportunity. If a change of control of Capital One had occurred as of December 31, 2025, then following a voluntary termination with good reason or involuntary termination without cause, an NEO would have received certain benefits as outlined below:

The CEO would be entitled to receive:

∎

A lump-sum payment of two and one half times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the deferred cash bonus for the year in which the change of control occurs (or the mid-point if no target is established); (ii) the deferred cash bonus for the year immediately before the year the change of control occurs (or midpoint if no target is established); or (iii) the deferred cash bonus paid or payable for the most recently completed fiscal year; and

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	111

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

∎	The cash value, pro-rated through the date of termination, of the Highest Annual Bonus.

An NEO other than the CEO would be entitled to receive:

∎

A lump-sum payment of 112.5% of the highest of (i) the NEO’s current total target compensation; (ii) the NEO’s total target compensation for the prior year; or (iii) the NEO’s actual total compensation for the prior year; and

∎	The cash value, pro-rated through the date of termination, of the current year’s target cash incentive.

The CEO and each NEO would also be entitled to receive:

∎

An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare, and life insurance programs for two and a half years, as well as access to such healthcare and life insurance plans for the NEO (and dependents as applicable);

∎	Service credit of two and a half years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;

∎	Outplacement services of up to $30,000; and

∎	Any contractual payments to which the NEO may otherwise have been entitled.

112	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2025 Potential Payments and Benefits Upon Termination or Change of Control Table

Name	Type of Termination	Cash (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards(3)	Continuation of Medical/ Welfare Benefits(4)	Excise Tax Gross Up(5)	Total

Richard D. Fairbank(6)	Voluntary Termination(7)	$—	$—	$126,718,521	$92,000	$—	$126,810,521
	Involuntary Termination	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$126,718,521	$92,000	$—	$126,810,521
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$22,145,854	$—	$159,582,184(9)	$299,411	$—	$182,027,449

Andrew M. Young	Voluntary Termination	$823,500	$—	$—	$—	$—	$823,500
	Involuntary Termination	$4,667,000	$—	$12,146,538	$30,000	$—	$16,843,538
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$8,093,169	$454,894	$15,145,076(9)	$178,854	$—	$23,871,993

Matthew W. Cooper	Voluntary Termination	$—	$—	$—	$—	$—	$—
	Involuntary Termination	$3,520,000	$—	14,805,129	$30,000	$—	18,355,129
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$9,329,106	$555,594	$20,302,255(9)	$179,249	$—	$30,366,204

Mark Daniel Mouadeb	Voluntary Termination	$1,310,000	$—	$—	$—	$—	$1,310,000
	Involuntary Termination	$5,568,000	$—	$10,925,693	$30,000	$—	$16,523,693
	Retirement	$1,310,000	$—	$—	$—	$—	$1,310,000
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$9,170,675	$462,945	$15,423,306(9)	$168,289	$—	$25,225,215

Frank G. LaPrade, III	Voluntary Termination	$—	$—	$16,887,836	$66,000	$—	$16,953,836
	Involuntary Termination	$4,004,000	$—	$16,887,836	$30,000	$—	$20,921,836
	Retirement	$—	$—	$16,887,836	$66,000	$—	$16,953,836
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$10,790,971	$456,938	$19,386,619(9)	$193,397	$—	$30,827,925

(1)

Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 109. Cash-settled RSUs granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)

Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2025. For stock awards, this represents the fair market value of the shares on December 31, 2025. Most currently unvested equity awards held by our retirement-eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after an NEO becomes eligible for retirement. Discover-Related Special Awards vest on a pro-rata basis on their original vesting date. Messrs. Fairbank and LaPrade were the only NEOs eligible for retirement as of December 31, 2025.

(4)

Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services, and related benefits. Only includes programs that are specific to the NEOs; does not include the value of programs generally available to all associates upon separation from the Company.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	113

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(5)	Executive officers, including our NEOs, are not eligible for excise tax gross ups.

(6)

Mr. Fairbank receives no regular base salary. For 2025, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus (as defined above). The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank was a party to a Change of Control Agreement as of December 31, 2025.

(7)	A voluntary termination not for cause would constitute a retirement for each of Messrs. Fairbank and LaPrade, as each of these NEOs was eligible for retirement as of December 31, 2025.

(8)

Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level. Amounts for Messrs. Fairbank and LaPrade do not reflect the applicable Section 280G cutback amount that would apply if their payment were subject to the Section 4999 excise tax and, under the terms of their agreement, a resulting cutback would yield a net better payment to the NEO than would payment of full benefits on which the NEO must pay the excise tax.

(9)	Unvested equity awards will be treated in a similar manner to a termination of an NEO’s employment following a termination of employment due to death or disability.

The table above is intended to reflect potential payments to NEOs across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2025. The amounts shown in the table do not include accrued salary and vacation pay as of the date of termination, and payments and benefits that are provided on a non-discriminatory basis to salaried associates generally upon termination of employment or retirement. The NEOs are also eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the “2025 Pension Benefits Table” on page 106 and the “2025 Non-Qualified Deferred Compensation Table” on page 108, respectively, and are not included in the table above.

114	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Estimated Ratio of CEO Compensation to Median Employee Compensation

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Richard D. Fairbank.

For 2025, our last completed fiscal year:

∎	The Annual Total Compensation of our median employee was $123,454

∎	The Annual Total Compensation of Mr. Fairbank was $64,971,137, or $34,971,081 excluding the Discover-Related Special Award described on page 86

Accordingly, the ratio of Mr. Fairbank’s Annual Total Compensation to the median employee’s Annual Total Compensation was 526 to 1, or 283 to 1 excluding the Discover-Related Special Award. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates:

•

We identified the median compensated employee from our global employee population of 57,020 as of October 1, 2025 (the “Determination Date”). We excluded employees in India (371) and Mexico (345) because they represent less than 1.5% of the population. All Discover employees (20,032) were also excluded, as the Discover Transaction became effective during the fiscal year. Our determination was made by comparing a consistently applied compensation measure consisting of salary, wages (including overtime), bonuses and commissions paid to our employees over the twelve-month period preceding the Determination Date (the “Estimated Compensation”).

•

Based on the Estimated Compensation of each employee, we identified a cohort of 61 employees, consisting of the employee with the median Estimated Compensation value and the 30 employees above and 30 employees below that employee (the “Median Cohort”). We then removed eleven employees from the Median Cohort who appeared to bear anomalous characteristics (such as participation in non-U.S. compensation programs, a hire date during the fiscal year, or separation prior to the end of the fiscal year) that could significantly distort the pay ratio calculation, and then identified the median employee from the remaining employees in the Median Cohort.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	115

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the SEC-defined compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation S-K. CAP is calculated in accordance with Item 402(v) of Regulation S-K and differs from compensation shown in the Summary Compensation Table on page 98 and CEO and other NEO performance year compensation tables shown on pages 79 and 85, respectively. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP. The Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with performance, see the Compensation Discussion and Analysis section beginning on page 54.
Pay versus Performance Table

Performance Year	Summary Compensation Table Total for Principal Executive Officer (PEO) (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2)	Value of Initial Fixed $100 Invested Based on:		Net Income ($M)	Common Dividends + Growth of Tangible Book Value Per Common Share (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2025	$64,971,137	$94,125,501	$12,057,413	$14,934,044	$268.21	$203.47	$2,453	3.1%

2024	$30,829,070	$56,390,154	$7,434,305	$10,043,898	$189.44	$173.90	$4,750	9.6%

2023	$28,589,573	$56,015,379	$7,171,356	$9,620,815	$137.03	$133.20	$4,887	18.7%

2022	$27,605,311	$(758,823)	$11,374,302	$7,425,259	$94.95	$118.77	$7,360	(11.3)%

2021	$20,457,553	$44,692,866	$5,404,513	$7,652,216	$145.28	$132.75	$12,390	15.8%

(1)
Mr. Fairbank is represented as the principal executive officer (“PEO”) for each of the years shown. For performance year 2025, Messrs. Young, Cooper, Mouadeb, and LaPrade are represented as the non-PEO named executive officers (“Non-PEO NEOs”). For performance year 2024, Messrs. Young, LaPrade, Cooper, and Yajnik are represented as the Non-PEO NEOs. For performance year 2023, Messrs. Young, LaPrade, Yajnik, and Robert M. Alexander are represented as the Non-PEO NEOs. For performance year 2022, Messrs. Young, Neal A. Blinde, LaPrade, and Yajnik are represented as the Non-PEO NEOs. For performance year 2021, Messrs. Young, R. Scott Blackley, LaPrade, Michael J. Wassmer, and Yajnik are represented as the Non-PEO NEOs.

(2)
The calculation of CAP requires that we make adjustments to amounts previously reported in the Summary Compensation Table for the five years presented. The SEC’s valuation and calculation methods for CAP differ from those required in the Summary Compensation Table. The table below summarizes compensation values presented in the Summary Compensation Table and the adjusted values required to reconcile these values to the CAP presented above. The amounts shown below for Non-PEO NEOs represents an average of all Non-PEO NEOs. CAP to the PEO and Non-PEO NEOs represents Summary Compensation Table total compensation adjusted by the following amounts:

Summary Compensation Table Total to CAP Reconciliation (a)

	Summary Compensation Table Total (b)	Change in Pension Value Deduction (c)	Less Fair Value of Equity Awards Reported in the Summary Compensation Table in the Covered Year	Plus Fair Value of Covered Year Equity Awards at Fiscal Year-End	Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year-End	Change in Fair Value of Prior Years’ Equity Awards Vested in the Covered Year	Less Fair Value of Prior Year Awards Forfeited in the Covered Year (d)	Plus Fair Value of Incremental Dividends or Earnings on Stock Awards	CAP (e)

PEO 2025	$64,971,137	$(10,831)	$(58,127,029)	$71,407,266	$15,664,126	$(722,283)	$—	$943,115	$94,125,501

Non-PEO NEOs 2025	$12,057,413	$—	$(7,199,981)	$8,827,418	$1,029,963	$148,088	$—	$71,143	$14,934,044

116	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(a)
Fair values are calculated in accordance with FASB ASC Topic 718 as of the end of the fiscal year, other than awards that vest in the covered year, which are valued as of the applicable vesting dates. There were no awards granted in each of the covered years that vested in the same year.

(b)	Reflects the total compensation amount reported in the Summary Compensation Table the year shown.

(c)
Reflects the aggregate change in pension value for all defined benefit plans. There are no service costs or prior service costs associated with pension benefits since the Cash Balance Pension Plan and the Excess Cash Balance Pension Plan are frozen.

(d)	Reflects awards that failed to meet vesting conditions during the covered year.

(e)	Reflects the actual CAP for the PEO and average CAP for the Non-PEO NEOs.

(3)
TSR is cumulative for the measurement periods beginning on December 31, 2020, and ending on the last fiscal day in 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the S&P Financial Index for each year disclosed in the table.

(4)
D+TBV/Sh is a non-GAAP measure. D+TBV/Sh is calculated as the ratio, expressed as a percentage, of (i) the Company’s tangible book value per share at the end of each year, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per share at the beginning of each corresponding year.

CAP versus Company TSR
As shown in the chart above, the PEO and other NEO’s CAP amounts are aligned with the Company’s TSR. This alignment is due to the Company’s executive compensation program being composed of primarily equity, with 83% of PEO and approximately 50% of all Non-PEO NEO’s total compensation for the 2025 performance year being comprised of equity-based compensation, similar to prior years. Including the Discover-Related Special Awards, 90% of PEO compensation and an average of 60% of all Non-PEO NEO’s total compensation was equity-based.
In addition, a portion of PEO compensation is directly linked to the Company’s TSR and vests entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.
CAP versus Net Income
As shown in the chart above, the Company’s net income has varied over the measurement period. While net income has increased and decreased directionally with PEO and other NEO CAP for certain years in the performance period, the changes are not proportionally correlated with CAP. This is due in large part to the significant portion of PEO and other NEO compensation that is equity-based, as well as the significant volatility of net income over the measurement period, including volatility resulting from (i) the pandemic and post-pandemic periods of economic change and uncertainty, and (ii) the effects of certain adjusting items associated with the Discover Transaction. In addition, while net income is one of several factors used to assess Company performance, the Company does not use net income as a primary metric to determine compensation levels or incentive plan payout.
CAP versus D+TBV/Sh
As shown in the chart above, the PEO and other NEOs’ CAP amounts are directionally aligned with the Company selected measure of D+TBV/Sh. This alignment is partially due to a large portion of PEO and other NEO compensation being comprised of Financial Performance Shares (as described on page 79). For the 2025 performance year, 55% of PEO total compensation and an average of 27% of other NEO total compensation was granted in the form of Financial Performance Shares, similar to prior years. Including the Discover-Related Special Awards, 32% of PEO total compensation and an average of 17% of other NEO total compensation was granted in the form of Financial Performance Shares. The Company’s D+TBV/Sh for 2025 was negatively affected by the issuance of shares as merger consideration in the Discover Transaction. For Financial Performance Shares taken into consideration in the calculation of CAP, two-thirds of the payout of each Financial Performance Share upon vesting is based on D+TBV/Sh for the years covered in the chart above.
Company TSR versus Peer Group TSR
As shown in the chart above, the TSR peer group is based on the S&P Financial Index, which reflects the Company’s industry sector. The Company’s cumulative TSR was above that of the S&P Financial Index during the

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	117

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

period covered by the table above. The financial services industry faced volatility over the measured period including the post-pandemic economic uncertainty, substantial changes to interest rates, regional bank failures and the resulting bank funding stress, and general economic and regulatory uncertainty. Strong capital and liquidity, the strength of our credit performance relative to peers, and investor confidence in our results and our future buoyed our stock price and total shareholder return over the period measured in the chart.
Company Selected Measures
When determining the compensation paid to our NEOs, the Committee and the Independent Directors consider the Company’s performance against four categories of quantitative and qualitative performance factors related to: Financial and Operating Performance, Governance and Risk Management, Strategic Performance, and Winning with Our Customers and Associates. See “Company Performance Assessment” beginning on page 74 for a description of the Company’s 2025 performance, based on the Company Performance Factors. In accordance with the Item 402(v) of Regulation S-K, the following are the financial performance measures that the Company has determined to represent the most important financial performance measures used to link CAP (for both the PEO and the non-PEO NEOs) for the most recent fiscal year to Company performance:
D+TBV/Sh

∎
D+TBV/Sh rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per common share).

∎
D+TBV/Sh is calculated as the average of the ratios, expressed as a percentage, of (i) the Company’s tangible book value per common share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per common share at the beginning of each corresponding year within the performance period.

PSU Adjusted ROTCE

∎
PSU Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎
PSU Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (ii) the Company’s average tangible common equity.

Net Revenue

∎
Net revenue, and the growth of net revenue, reflects the Company’s ability to grow new customer relationships, deepen existing relationships, manage margins, and expand into new businesses and areas of focus and market opportunity. Net revenue serves as the key driver for long-term earnings power and requires delivery of compelling products and experiences as well as a sustainable, through-cycle
business model and pricing strategy.

The Committee and the Independent Directors believe these three financial metrics provide a measure of Company performance that balances creation of stockholder value, returns generated on stockholders’ investment in the Company, the pursuit of long-term strategy and competitive positioning, and long-term financial sustainability. Each of these metrics is considered in the award and/or payout of compensation awarded to our NEOs under the executive compensation program for each performance year shown in the tables above.

118	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

D+TBV/Sh and PSU Adjusted ROTCE are both earnings and profit-driven measures that have shown to be strong indicators of long-term stockholder value. These two metrics, in combination, are used to determine the amount paid to our NEOs upon the vesting of the Financial Performance Shares, which represented 55% of 2025 performance year compensation awarded to our CEO and approximately 27% of the performance year compensation awarded to our non-CEO NEOs for the 2025 performance year. For additional information on the composition of the Financial Performance Shares see “Performance Share Awards” beginning on page 69.
Earnings and profit-driven measures, such as D+TBV/Sh and PSU Adjusted ROTCE, can be affected by the pace and level of long-term investment in areas like talent, technology, and marketing as well as short-term or cyclical factors such as credit provision or the level of interest rates. As such, the Committee and the Independent Directors believe that net revenue and the growth of net revenue are valuable complements to earnings-driven measures and important indicators of Capital One’s financial strength, growth trajectory, and long-term sustainability.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	119

EXECUTIVE COMPENSATION

Section VIII - Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2025, with respect to our equity compensation plans under which shares of Capital One common stock are authorized to be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	8,922,826(2)	$86.34	34,966,770(3)

Equity compensation plans not approved by security holders	770,688(4)	$—	17,076,627(5)

Total	9,693,514	$86.34	52,043,397

(1)	The following plans have been approved by our stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)

Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan. Includes 1,479,336 shares that represent the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 7,346,451 shares subject to outstanding RSUs, including outstanding RSUs that are subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes RSUs that will be settled in cash under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that vest.

(3)

Represents 15,422,567 shares available for future issuance under the 2004 Stock Incentive Plan; and 19,544,203 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(4)	Represents 20,744 outstanding RSUs under the 1999 Directors Plan, which was terminated in April 2009 and 749,944 outstanding RSUs under the Legacy Discover 2023 Omnibus Incentive Plan.

(5)	In connection with the Discover Transaction, Capital One assumed the Legacy Discover 2023 Omnibus Incentive Plan, which allows for the future issuance of up to 17,076,627 shares.

1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009, although certain grants remain outstanding that were awarded under the plan. The plan authorized a maximum of 825,000 shares of Capital One common stock for the grant of non-qualified stock options, restricted stock, and RSUs to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The plan is administered by the Board, which retains the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the cancellation date. No shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan, which are solely in the form of RSUs.

120	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VIII - Equity Compensation Plans

Legacy Discover 2023 Omnibus Incentive Plan

On February 23, 2023, the Discover 2023 Omnibus Incentive Plan was approved by the Board of Directors of Discover, and was approved by Discover shareholders on May 11, 2023. The plan authorized a maximum of 18,000,000 shares of Discover common stock for the grant of employee awards to include stock options, restricted stock, RSUs, and performance shares. At the close of the Discover Transaction on May 18, 2025, the plan was assumed by Capital One and renamed the Legacy Discover 2023 Omnibus Incentive Plan. The number of shares available for issuance was adjusted per the exchange ratio set forth in the Agreement and Plan of Merger relating to the Discover Transaction. A total of 16,879,343 shares remained available for issuance under this plan to legacy Discover employees or newly hired employees following the close of the Discover Transaction. Shares subject to outstanding awards under the Legacy Discover 2023 Omnibus Incentive Plan that are forfeited are returned to the plan’s pool for future grant. The plan is administered by the Board.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	121

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2025, which was 625,102,271.

Name and Address	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	63,618,145	10.2%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	44,226,407	7.1%

(1)

Upon the consummation of the Discover Transaction, each share of Discover common stock converted into the right to receive 1.0192 shares of common stock of Capital One. The values in the beneficial ownership table represent the combined total of the stockholders’ ownership of Capital One common stock prior to the Discover Transaction plus the number of shares of Capital One common stock corresponding to the number of shares of Discover common stock held prior to the Discover Transaction.

(2)

Based on a Schedule 13G/A (Amendment No. 9) filed on February 13, 2024, with respect to Capital One stock, and a Schedule 13G/A (Amendment No. 10) filed on February 13, 2024, with respect to Discover stock. As of December 29, 2023, for Capital One and for Discover, The Vanguard Group reported sole voting power with respect to no shares, shared voting power with respect to 501,360 shares and 315,916 shares, sole dispositive power over 29,033,786 shares and 31,231,319 shares, and shared dispositive power over 1,632,812 shares and 1,099,477 shares, respectively, totaling 30,666,598 shares of Capital One common stock and 32,330,796 shares of Discover common stock (corresponding to 32,951,547 shares of Capital One common stock).

(3)

Based on a Schedule 13G/A (Amendment No. 11) filed on January 29, 2024, with respect to Capital One stock, and a Schedule 13G/A (Amendment No. 16) filed on April 24, 2025, with respect to Discover stock. As of December 31, 2023, for Capital One and as of March 31, 2025, for Discover, BlackRock, Inc. reported sole voting power with respect to 22,004,562 shares and 17,322,963 shares and sole dispositive power over all shares beneficially owned, respectively, totaling 24,741,893 shares of Capital One common stock and 19,117,459 shares of Discover common stock (corresponding to 19,484,514 shares of Capital One common stock).

122	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One common stock as of February 18, 2026 by our directors, the NEOs in this proxy statement, and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 18, 2026, which was 621,925,120.

Except as otherwise indicated below, each director or executive officer had sole voting and dispositive power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock- Settled RSUs(2)	Total(3)
	Common Stock	Stock that May Be Acquired within 60 Days(1)	Total Beneficial Ownership	Percent of Class

Richard D. Fairbank	3,732,088	323,166	4,055,254	*	153,351	4,208,605

Andrew M. Young	25,464	—	25,464	*	29,506	54,970

Matthew W. Cooper	50,717	—	50,717	*	45,534	96,251

Mark Daniel Mouadeb	14,839	—	14,839	*	37,646	52,485

Frank G. LaPrade, III	21,514	—	21,514	*	30,878	52,392

Ime Archibong	—	8,657	8,657	*	—	8,657

Christine Detrick	—	7,610	7,610	*	—	7,610

Ann Fritz Hackett	673	55,571	56,244	*	—	56,244

Suni P. Harford	—	3,020	3,020	*	—	3,020

Peter Thomas Killalea	—	20,058	20,058	*	—	20,058

Eli Leenaars	—	13,898	13,898	*	—	13,898

François Locoh-Donou	1,681	11,808	13,489	*	—	13,489

Thomas G. Maheras	14,680	51,751	66,431	*	—	66,431

Peter E. Raskind	3,681	29,402	33,083	*	—	33,083

Eileen Serra	1,681	9,850	11,531	*	—	11,531

Mayo A. Shattuck III	8,965	57,268	66,233	*	—	66,233

J. Michael Shepherd	24,267	2,426	26,693	*	—	26,693

Craig Anthony Williams	1,924	6,960	8,884	*	—	8,884

Jennifer L. Wong	966	12,966	13,932	*	—	13,932

All directors and executive officers as a group (29 persons)	4,247,299	614,411	4,861,710	0.78%	586,526	5,448,236

*	Less than 1% of the outstanding shares of common stock.

(1)

This amount includes shares underlying stock options that are exercisable within 60 days after February 18, 2026, and RSUs for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board ends or, for Mr. Fairbank, his employment with the Company ends.

(2)	RSUs held by our officers, and which are settled in an equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 18, 2026.

(3)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock-Settled RSUs” column.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	123

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Some of the shares shown in the preceding table are subject to deferred delivery or not held directly by the director or executive officer. Below is a table showing the number of shares subject to such restriction or not held directly by the director or executive officer.

Name	RSUs for Which Delivery of Stock Is Deferred	Stock Held by, or Tenant in Common with, Family Member, Trust, or Partnership
Richard D. Fairbank	241,680	49,212

Andrew M. Young	—	59

Frank G. LaPrade, III	—	—

Matthew W. Cooper	—	—

Mark Daniel Mouadeb	—	—

Ime Archibong	8,657	—

Christine Detrick	7,610	—

Ann Fritz Hackett	55,571	—

Suni P. Harford	3,020	—

Peter Thomas Killalea	20,058	—

Eli Leenaars	13,898	—

François Locoh-Donou	11,808	—

Thomas G. Maheras	51,751	—

Peter E. Raskind	29,402	—

Eileen Serra	9,850	—

Mayo A. Shattuck III	57,268	—

J. Michael Shepherd	2,426	—

Craig Anthony Williams	6,960	—

Jennifer L. Wong	12,966	—

All directors and executive officers as a group (29 persons)	532,925	49,373

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2025 each reporting person complied with these filing requirements, except as follows: (i) for Jason Hanson, an amended Form 4 was filed to report a single transaction relating to the vesting of restricted stock units which was inadvertently omitted from his original timely filed Form 4 reporting the automatic tax withholding following the vesting of those restricted stock units; and (ii) for Timothy Golden, one late filing due to an administrative oversight reporting a single transaction, which related to the grant of restricted stock units. In each such case, the report was promptly filed or amended after the reporting person became aware of the transaction or error.

124	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

AUDIT MATTERS

Section X - Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2026 (Item 3 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board, is directly responsible for the appointment, compensation, retention, and oversight of Capital One’s independent registered public accounting firm. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually and periodically considers whether to continue to retain our current independent registered public accounting firm or whether to engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent registered public accounting firm’s new lead partner. Additionally, Capital One adheres to the requirements of the Sarbanes-Oxley Act relating to the rotation of partners engaged in Capital One’s audit by the independent registered public accounting firm.

For 2026, the Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as Capital One’s independent registered public accounting firm. Ernst & Young has served in this role since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent registered public accounting firm is in the best interests of Capital One and its stockholders.

The Board is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The fees billed for professional services provided by Ernst & Young for fiscal years 2025 and 2024 are shown in the following table:

Fees (dollars in millions)	2025	2024

Audit Fees	$23.36	$13.88

Audit-Related Fees	$3.75	$2.18

Tax Fees	$0.38	$0.00

All Other Fees	$0.00	$0.00

Total Fees	$27.49	$16.06

Description of Fees

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents, and assistance with and review of documents filed with the SEC. “Audit-Related Fees” include fees related to assurance and associated services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent registered public accounting firm, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	125

AUDIT MATTERS

Section X - Ratification of the Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2026 (Item 3 on Proxy Card)

procedure reports. “Tax Fees” include fees for corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC. Our increase in fees in 2025 is primarily due to the Discover Transaction.

Audit Committee Fee Approval Procedures

The Audit Committee is responsible for approving all fees and terms of engagement for audit, audit-related, and permissible non-audit services provided by Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Ernst & Young. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. If the actual expenditure for pre-approved services is anticipated to exceed, or exceeds, the pre-approved cost levels by more than $50,000, the incremental amount requires separate approval by the Audit Committee. In 2025, all the Audit and Audit-Related Fees and related services were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Under the policy adopted by the Audit Committee, Tax Fees are limited to 25% of combined Audit and Audit-Related Fees, and services that would fall under the category “All Other Fees” are prohibited.

One or more representatives of Ernst & Young are expected to be present at the 2026 Annual Stockholder Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

***

The Board unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent registered public accounting firm for 2026.

126	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

AUDIT MATTERS

Section XI - Audit Committee Report

Roles and Responsibilities of the Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its obligations with respect to the items listed in “Committee Responsibilities” on page 42. Our Audit Committee is composed of five Board members. Each member of the Audit Committee is “financially literate” in the judgment of the Board. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One.

Audit Committee Policies and Procedures

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter, including candid communications with management and Ernst & Young, Capital One’s independent registered public accounting firm, to discuss new auditing standards and emerging audit-related issues. In carrying out its responsibilities, the Audit Committee met a total of nine times during 2025. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

Required Communications with Ernst & Young

In discharging its oversight responsibility throughout the year, the Audit Committee proactively engaged with management and Ernst & Young on matters relating to Capital One’s financial reporting. The Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2025, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young. The Audit Committee has also discussed with Ernst & Young the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One.

Audit Committee Recommendations

Based on its review and discussions with management and Ernst & Young, the Audit Committee has recommended to the Board the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.

The Audit Committee:

Eileen Serra (Chair and Audit Committee Financial Expert)

Eli Leenaars (Audit Committee Financial Expert)

Christine Detrick (Audit Committee Financial Expert)

Suni P. Harford (Audit Committee Financial Expert)

J. Michael Shepherd (Audit Committee Financial Expert)

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	127

STOCKHOLDER PROPOSALS

Section XII - Stockholder Proposal (Item 4 on Proxy Card)

Stockholder Proposal Requesting Shareholder Approval Requirement for Excessive Golden Parachutes (Item 4 on Proxy Card)

Capital One has been notified that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present a proposal for consideration at the 2026 Annual Stockholder Meeting (“Stockholder Proposal”). Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of Capital One common stock.

Stockholder Proposal

The resolution being submitted by Mr. Chevedden to the stockholders for approval, if properly presented, is as follows:

Proposal 4 — Shareholder Approval Requirement for Excessive Golden Parachutes

FOR Shareholder Rights

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

This proposal topic received 44%-support at the 2025 Capital One Financial annual meeting without any special effort by the proponent. This 44% support likely represented more than 50% support from the COF shareholders who have access to independent proxy voting advice and who are the most informed COF shareholders to cast ballots. COF has not indicted to the proponent that COF will make even the most minor effort at reform.

This proposal topic also received between 51% and 65% support at:

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

AbbVie (ABBV)

Fiserv (FISV)

128	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XII - Stockholder Proposal (Item 4 on Proxy Card)

It is especially important for shareholder oversight of executive pay when there are areas of concern regarding COF performance:

The U.S. Consumer Financial Protection Bureau (CFPB) sued Capital One, alleging that COF illegally cheated customers out of billions in interest payments on its “high interest” savings accounts.

In October, a coalition of 18 states challenged Capital One’s proposed $425 million settlement with depositors regarding deceptive practices related to savings account interest rates.

Capital One also faced a lawsuit from the New York Attorney General regarding the Zelle app, alleging insufficient safety measures that allowed fraudsters to steal over $1 billion from consumers.

Provisions for credit losses surged by 82% year-over-year in the first nine months of 2025,

In its second-quarter 2025 earnings report, Capital One reported a net loss of -$4 billion

Capital One anticipated higher integration costs for the Discover acquisition than initially estimated.

Please vote yes:

Shareholder Approval Requirement for Excessive Golden Parachutes — Proposal 4

Statement in Opposition to the Stockholder Proposal

Our Board has carefully considered this proposal and concluded that its adoption is not necessary and is not in the best interests of our stockholders. The Company has adopted a policy to seek stockholder ratification of cash severance payments in excess of 2.99 times the sum of base salary and annual target bonus, and the Company’s severance and termination practices are reasonable, appropriate, market competitive, and include important stockholder protections. The proposal would harm stockholders by placing the Company at a significant disadvantage in attracting and retaining talented executives, and would limit long-term equity incentive awards that are important to aligning executive compensation to long-term shareholder value. Moreover, our stockholders already have a meaningful voice on executive compensation.

Accordingly, the Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal.

The Company already has a Cash Severance Policy that requires stockholder ratification of cash severance payments to Named Executive Officers in excess of 2.99 times the sum of base salary and annual target bonus.

Effective March 1, 2026, the Compensation Committee and the Board adopted the Executive Officer Cash Severance Policy (the “Cash Severance Policy”) requiring stockholder ratification of any new employment, severance, or separation agreement with an NEO, or the establishment of any new severance plan or policy covering NEOs, that provides for “cash severance benefits” exceeding 2.99 times the sum of the NEO’s “base salary” and annual cash “target bonus” (as such terms are defined under the Cash Severance Policy). Cash severance benefits generally include any cash payments in respect of the termination of the NEO’s employment, and exclude payments in connection with equity-based awards, accrued compensation and benefits earned through the date of termination (such as pro-rated short-term incentive compensation), and post-termination benefits. For more details, see “Executive Cash Severance Policy” beginning on page 94, “Change of Control Plan” beginning on page 93 and “Post-Employment Compensation Practices” beginning on page 94.

The terms of the Company’s Cash Severance Policy are more appropriate than the terms requested in the proposal, as the Company’s Cash Severance Policy is thoughtfully tailored to our existing stockholder-approved compensation and equity programs, our business, and the market for talent in which we compete. Our Cash Severance Policy provides reasonable and market-aligned limitations on severance payments, while enabling the

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	129

STOCKHOLDER PROPOSALS

Section XII - Stockholder Proposal (Item 4 on Proxy Card)

Company to attract and retain talent. The Company operates a global enterprise in a highly competitive business environment, and competes for talented executives with many of the world’s largest companies across business sectors. The proposal would harm stockholders by placing the Company at a significant disadvantage in attracting and retaining talented executives.

The Company’s Change of Control Plan and Executive Severance Plan are aligned to our peers and market practice and provide for cash severance below 2.99 times base salary plus annual target bonus.

Effective March 1, 2026, the Company updated its change of control and severance arrangements, by adopting an Executive Change of Control Severance Plan (the “Change of Control Plan”) to replace individual change of control agreements with our NEOs, and amending its Executive Severance Plan. Both the Change of Control Plan and the Executive Severance Plan now calculate cash benefits in the event of an involuntary termination under specified circumstances using a multiple of base salary plus annual cash target bonus and, in all cases, the cash severance payments would fall below the 2.99 times threshold. These changes have further aligned our change of control and severance practices with those of our peers and the market. The Change of Control Plan applies to all NEOs, and the Executive Severance Plan applies to all NEOs other than the CEO. For more details, see “Change of Control Plan” beginning on page 93 and “Post-Employment Compensation Practices” beginning on page 94.

The proposal seeks to set limits on long-term equity incentive awards that are important to aligning executive compensation to long-term shareholder value.

The stockholder proposal seeks to include the value of outstanding equity awards that accelerate upon a termination event within the limitation on severance payments that can be paid without stockholder approval. Long-term equity compensation serves an important purpose to maintain alignment between management and stockholder interests and is a central part of our pay-for-performance philosophy.

This alignment becomes even more critical in a change of control situation. Our Change of Control Plan is designed to provide the NEOs with some certainty and allows them to remain neutral and consider a full range of strategic decisions that are focused on maximizing stockholder value. The Change of Control Plan provides that equity-based awards are subject to the treatment provided under the applicable award agreements. By retaining NEOs’ current change of control protections for their equity compensation under the approved incentive plans, our Change of Control Plan allows our businesses to operate with minimal disruption by providing the NEOs with an incentive to remain in their leadership roles up to and beyond the transaction date.

Our severance arrangements include important features that protect stockholder value.

Our Change of Control Plan and the change of control provisions in our NEO equity award agreements protect stockholders by including a “double-trigger” mechanism, meaning that the cash payments and equity vesting would occur only when (i) a change of control is consummated, and (ii) the Company terminates the executive’s employment without cause, or the executive leaves for good reason, within two years following the change of control. In addition, the Change of Control Plan protects stockholder value by not including a provision for the payment of excise taxes that may become due upon the change of control.

The Executive Severance Plan likewise includes important protections for stockholders. In order to receive any benefits under the plan, the NEO must execute a valid release of claims against the Company. If the NEO receives severance payments under the plan, the NEO must comply with confidentiality obligations, and would be required to repay a portion of the severance payment if, among other reasons, it is subsequently determined that the NEO’s employment could have been terminated for cause.

Given that the Company’s existing severance and termination practices applicable to NEOs already provide reasonable, appropriate, market-competitive post-termination compensation with important stockholder protections, this proposal is unnecessary.

130	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XII - Stockholder Proposal (Item 4 on Proxy Card)

Stockholders already have a meaningful voice on executive pay, including termination and severance arrangements, and the Company has a demonstrated history of responsiveness to stockholders.

To provide transparency to stockholders, we annually disclose our plans and policies governing post-employment compensation for NEOs and the potential termination benefits that may become payable to NEOs (see page 113). In addition, in each of our last three annual “Say On Pay” votes, the Company’s executive compensation programs were approved by more than 93% of the votes cast. Moreover, our equity compensation plan has been approved by our stockholders. Furthermore, in the event of a potential merger, acquisition, or other similar event, stockholders would have further opportunities to express their views on any compensation to our NEOs in connection with that transaction (including the change of control arrangements).

We also actively engage with our stockholders throughout the year to, among other things, provide visibility and transparency into our compensation practices and to receive feedback from stockholders regarding those practices and other governance matters. We have a demonstrated history of making changes to our compensation practices in response to this stockholder feedback.

***

The Board unanimously recommends that you vote “AGAINST” this Stockholder Proposal

(Item 4 on Proxy Card).

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	131

OTHER MATTERS

Section XIII - Other Business

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2026 Annual Stockholder Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Our Annual Report, including consolidated financial statements, is being furnished along with this proxy statement to our stockholders of record. A copy of the Form 10-K may be obtained without charge at the 2026 Annual Stockholder Meeting, at our website at www.capitalone.com under “Investors” then “Financials” then “SEC Filings,” or by contacting our Investor Relations department at Capital One’s address set forth above in the section “How to Contact Us” on page 48. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2027 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for our 2027 Annual Stockholder Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by our Corporate Secretary at the address set forth above in the section “How to Contact Us” on page 48, no later than November 25, 2026 (and in the case of proxy access director candidates no earlier than October 26, 2026).

In the case of director nominations submitted pursuant to the proxy access provisions of our Bylaws, these deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for the 2026 Annual Stockholder Meeting was first sent to stockholders (which date, for purposes of our Bylaws, is March 25, 2027). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provisions, then to be timely for consideration at our 2027 Annual Stockholder Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 8, 2027, and no later than February 7, 2027. If our 2027 Annual Stockholder Meeting is held on a date that is not within 30 days before or 60 days after May 8, 2027, the anniversary date of this year’s Annual Stockholder Meeting, notice must be delivered no earlier than the 120th day prior to such annual stockholder meeting and no later than the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address set forth above in the section “How to Contact Us” on page 48. In addition to complying with the advance notice provisions of our Bylaws, to nominate directors stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 9, 2027.

132	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

OTHER MATTERS

Section XIV - Frequently Asked Questions

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the SEC, we are furnishing the proxy materials to certain of our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our 2026 Annual Stockholder Meeting. Accordingly, on March 25, 2026, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the 2026 Annual Stockholder Meeting via the Internet, how to request a printed set of proxy materials, and how to vote your shares.

What is the purpose of the proxy materials?

The Board is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the 2026 Annual Stockholder Meeting. All stockholders who held shares of Capital One common stock as of the close of business on the Record Date, March 11, 2026, are entitled to attend the 2026 Annual Stockholder Meeting and to vote on the items of business outlined in this proxy statement. Whether or not you choose to attend the 2026 Annual Stockholder Meeting in person, you may vote your shares via the Internet, by telephone, or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view the proxy materials for the 2026 Annual Stockholder Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available the control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2026 proxy materials by following the instructions at

www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through our transfer agent, Computershare Trust Company, N.A.

If you hold shares of Capital One common stock through a broker, bank, trust, or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust, or other nominee about how to vote your shares. Under the rules of the NYSE, if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the 2026 Annual Stockholder Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the 2026 Annual Stockholder Meeting. Because seating is limited, only you may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Stockholders of record also may be represented by another person at the 2026 Annual Stockholder Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the 2026 Annual Stockholder Meeting on their behalf. Cameras, recording devices, and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address in the Notice.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	133

OTHER MATTERS

Section XIV - Frequently Asked Questions

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of 619,050,950 votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

In Person

In addition to complying with the requirements described under “Can I attend the 2026 Annual Stockholder Meeting?” above, if you are a record holder, you must fill out a ballot at the meeting, and if you are a street name holder, you must obtain a legal proxy from your broker, bank, trust, or other nominee and present it to the inspector of elections with your ballot to be able to vote at the 2026 Annual Stockholder Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders), or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

If you received a paper copy of the proxy materials, you may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc., Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

Time for Voting Your Shares by Internet, by Telephone, or by Mail Before the 2026 Annual Stockholder Meeting

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Time on May 7, 2026. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 7, 2026. If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee, or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the 2026 Annual Stockholder Meeting, the firm has discretion to vote your shares only with respect to Item 3 (ratification of selection of independent registered public accounting firm), which is considered a “routine” matter under NYSE rules. All other items to be voted on at the 2026 Annual Stockholder Meeting are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the 2026 Annual Stockholder Meeting. If you hold shares in several accounts, you

134	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

OTHER MATTERS

Section XIV - Frequently Asked Questions

must provide voting instructions for each account to authorize all your shares to be voted.

How do I vote my 401(k) shares?

If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, you may vote the number of shares equivalent to your interest in the Capital One Stock Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge Financial Solutions, Inc. (“Broadridge”). The trustee of the Capital One Associate Savings Plan and the Hibernia Corporation Supplemental Stock Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time on May 5, 2026. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone, or by mailing a new proxy card or voting instruction form;

∎	attending the 2026 Annual Stockholder Meeting and voting in person, as indicated above under “How do I vote?”; or

∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1600 Capital One Drive, McLean, VA 22102.

Your new vote or revocation in advance of the meeting must be submitted in accordance with the time frames above under “Time for Voting Your Shares By Internet, By Telephone, or By Mail Before the 2026 Annual Stockholder Meeting.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the 2026 Annual Stockholder Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Solely for purposes of determining whether we have a quorum, we will count:

∎	Shares represented in person or by proxy and being voted at the meeting;

∎	Shares represented in person at the meeting but not being voted; and

∎	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes, which are described below.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include every item to be voted on other than Item 3 (ratification of selection of independent registered public accounting firm) the firm that holds your shares will not have discretion to vote your shares. When a matter is non-routine, and a firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter and the shares will be counted as broker non-votes.

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available at the 2026 Annual Stockholder Meeting, and for ten days prior to the meeting, which can be obtained by sending a request via email to investorrelations@capitalone.com.

How much did the solicitation cost?

We will pay the costs of the solicitation. We have retained Sodali & Co. to assist us in the solicitation of proxies for an aggregate fee of $12,500 plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone, and by mail, our directors, officers, and associates may solicit proxies on our behalf, without additional compensation.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	135

OTHER MATTERS

Section XIV - Frequently Asked Questions

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes

Way, Edgewood, NY 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

What vote is necessary to approve each item and what are the Board’s recommendations?

The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to Be Voted On	Board Recommendation	Voting Requirement	Effect of Abstentions	Effect of “Broker Non-Votes”

1.	Election of thirteen candidates for director	FOR

Each candidate will be elected as a director of Capital One if a majority of the votes cast in their election is voted in favor of such election. We also maintain a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of their election must tender a resignation for the Board’s consideration. Cumulative voting for the election of directors is not permitted.

				No effect	No effect

2.	Advisory vote on our Named Executive Officer compensation (“Say on Pay”)	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.	No effect	No effect

3.	Ratification of selection of our independent registered public accounting firm	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.	No effect	Not Applicable

4.	Stockholder proposal	AGAINST	This item will be approved if a majority of the votes cast on the proposal is voted in favor of the proposal.	No effect	No effect

136	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

Our Compensation Committee believes that certain measures not defined by U.S. generally accepted accounting principles (“GAAP”), including adjusted diluted earnings per share, adjusted operating efficiency ratio and adjusted efficiency ratio, help investors and users of our financial information to understand the effect of adjusting items on our selected reported results. In addition, these non-GAAP measures are reviewed by the Compensation Committee and the other independent members of our Board as part of their assessment of the Company’s performance. These measures may not be comparable to similarly titled measures reported by other companies. These adjusted results provide alternate measurements of our operating performance, both for the current period and trends across multiple periods. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Table 1: Reconciliation of Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Adjusted net income available to common stockholders:

Net income available to common stockholders (GAAP)	$2,181	$4,445	$4,582

Initial allowance build for Discover non-purchased credit deteriorated (“non-PCD”) loans	8,767	—	—

Discover intangible amortization expense	1,262	—	—

Discover loan and deposit fair value mark amortization	227	—	—

Discover integration expenses	1,109	234	—

Legal reserve activities	356	75	—

Gain on sale of home loan portfolio	(483)	—	—

FDIC special assessment	(29)	41	289

Allowance build for Walmart program agreement loss sharing termination	—	826	—

Walmart program agreement termination contra revenue impact	—	27	—

Adjusted net income available to common stockholders before income tax impacts (non-GAAP)	13,390	5,648	4,871

Income tax impacts	(2,775)	(293)	(70)

Adjusted net income available to common stockholders (non-GAAP)	$10,615	$5,355	$4,801

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	137

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Adjusted diluted earnings per share (“EPS”):

Adjusted net income available to common stockholders (non-GAAP)	$10,615	$5,355	$4,801

Diluted weighted-average common shares outstanding (in millions) (GAAP)	541.3	383.6	383.4

Diluted EPS (GAAP)	$4.03	$11.59	$11.95

Impact of adjustments noted above	15.58	2.37	0.57

Adjusted diluted EPS (non-GAAP)	$19.61	$13.96	$12.52

Adjusted efficiency ratio:

Non-interest expense (GAAP)	$30,498	$21,486	$20,316

Discover intangible amortization expense	(1,262)	—	—

Discover integration expenses	(1,109)	(234)	—

Legal reserve activities	(356)	(75)	—

FDIC special assessment	29	(41)	(289)

Adjusted non-interest expense (non-GAAP)	$27,800	$21,136	$20,027

Total net revenue (GAAP)	$53,434	$39,112	$36,787

Discover loan and deposit fair value mark amortization	227	—	—

Walmart program agreement termination contra revenue impact	—	27	—

Adjusted net revenue (non-GAAP)	$53,661	$39,139	$36,787

Efficiency ratio (1) (GAAP)	57.08%	54.93%	55.23%

Impact of adjustments noted above	(527) bps	(93) bps	(79) bps

Adjusted efficiency ratio (non-GAAP)	51.81%	54.00%	54.44%

Adjusted operating efficiency ratio:

Operating expense (GAAP)	$24,614	$16,924	$16,307

Discover intangible amortization expense	(1,262)	—	—

Discover integration expenses	(1,109)	(234)	—

Legal reserve activities	(356)	(75)	—

FDIC special assessment	29	(41)	(289)

Adjusted operating expense (non-GAAP)	$21,916	$16,574	$16,018

Total net revenue (GAAP)	$53,434	$39,112	$36,787

138	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Discover loan and deposit fair value mark amortization	227	—	—

Walmart program agreement termination contra revenue impact	—	27	—

Adjusted net revenue (non-GAAP)	$53,661	$39,139	$36,787

Operating efficiency ratio (2) (GAAP)	46.06%	43.27%	44.33%

Impact of adjustments noted above	(522) bps	(92) bps	(79) bps

Adjusted operating efficiency ratio (non-GAAP)	40.84%	42.35%	43.54%

(1)	Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period.

(2)	Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period.

Our Compensation Committee believes that certain measures not defined by GAAP, including return on average tangible common equity and tangible book value per common share, provide alternate measurements of our performance. In addition, these non-GAAP measures are reviewed by the Compensation Committee and the other independent members of our Board as part of their assessment of the Company’s performance. We consider these metrics to be key financial performance measures that management uses in assessing capital adequacy and the level of returns generated. While these non-GAAP measures are widely used by investors, analysts and bank regulatory agencies to assess the operating performance and capital position of financial services companies, they may not be comparable to similarly-titled measures reported by other companies. The following table presents reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Table 2: Reconciliation of Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Pre-provision earnings

Total net revenue	$53,434	$39,112	$36,787

Non-interest expense	(30,498)	(21,486)	(20,316)

Pre-provision earnings(1)	$22,936	$17,626	$16,471

Tangible common equity (period-end)

Stockholders’ equity	$113,616	$60,784	$58,089

Goodwill and other intangible assets(2)	(40,876)	(15,157)	(15,289)

Noncumulative perpetual preferred stock	(5,407)	(4,845)	(4,845)

Tangible common equity(3)	$67,333	$40,782	$37,955

Tangible common equity (average)

Stockholders’ equity	$94,542	$59,799	$55,195

Goodwill and other intangible assets(2)	(31,904)	(15,237)	(15,207)

Noncumulative perpetual preferred stock	(5,255)	(4,845)	(4,845)

Tangible common equity(3)	$57,383	$39,717	$35,143

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	139

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Return on tangible common equity (“ROTCE”):

Net income available to common stockholders	$2,181	$4,445	$4,582

Income from discontinued operations, net of tax	365	3	—

Net income available to common stockholders less income from discontinued operations, net of tax	1,816	4,442	4,582

Tangible common equity (Average)	57,383	39,717	35,143

ROTCE(3)(4)	3.16%	11.18%	13.04%

Adjusted ROTCE:

Net income available to common stockholders less discontinued operations, net of tax	$1,816	$4,442	$4,582

Initial allowance build for Discover non-PCD loans	8,767	—	—

Discover intangible amortization expense	1,262	—	—

Discover loan and deposit fair value mark amortization	227	—	—

Discover integration expenses	1,109	234	—

Legal reserve activities	356	75	—

FDIC special assessment	(29)	41	289

Allowance build for Walmart program agreement loss sharing	—	826	—

Walmart program agreement termination contra revenue impact	—	27	—

Adjusted net income available to common stockholders less discontinued operations before income tax impacts (non-GAAP)	13,508	5,645	4,871

Income tax impacts	(2,894)	(293)	(70)

Adjusted net income available to common stockholders less discontinued operations (non-GAAP)	$10,614	$5,352	$4,801

Tangible common equity (Average)	$57,383	$39,717	$35,143

Adjusted ROTCE(3)(4)	18.50%	13.48%	13.66%

140	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2025	2024	2023

Adjusted return on average assets (“ROA”):

Net Income	$2,453	$4,750	$4,887

Income from discontinued operations, net of tax	365	3	—

Net income less discontinued operations, net of tax	2,088	4,747	4,887

Initial allowance build for Discover non-PCD loans	8,767	—	—

Discover intangible amortization expense	1,262	—	—

Discover loan and deposit fair value mark amortization	227	—	—

Discover integration expenses	1,109	234	—

Legal reserve activities	356	75	—

FDIC special assessment	(29)	41	289

Allowance build for Walmart program agreement loss sharing	—	826	—

Walmart program agreement termination contra revenue impact	—	27	—

Adjusted net income less discontinued operations before income tax impacts (non-GAAP)	13,780	5,950	5,176

Income tax impacts	(2,894)	(293)	(70)

Adjusted net income less discontinued operations (non-GAAP)	$10,886	$5,657	$5,106

Average assets	$597,536	$480,451	$467,807

ROA (GAAP)	0.35%	0.99%	1.04%

Impact of adjustments noted above	1.47%	0.19%	0.05%

Adjusted ROA (Non-GAAP) (5)	1.82%	1.18%	1.09%

Tangible book value per common share:

Tangible common equity (period-end)	$67,333	$40,782	$37,955

Outstanding Common Shares	625.1	381.2	380.4

Tangible book value per common share(3)	$107.72	$106.97	$99.78

(1)	Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

(2)	Includes impact of related deferred taxes.

CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT	141

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

(3)	Management considers this metric to be part of the key financial performance measures when assessing returns and capital management over time.

(4)

ROTCE is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. Adjusted ROTCE is calculated based on adjusted net income available to common stockholders less discontinued operations, net of tax, divided by average tangible common equity. Average tangible common equity is not adjusted.

(5)

ROA is calculated based on net income (loss) less income (loss) from discontinued operations, net of tax, for the period divided by average total assets for the period. Adjusted ROA is a non-GAAP measure. Management believes this metric to be a key financial performance measures in its assessment of the Company’s performance.

142	CAPITAL ONE FINANCIAL CORPORATION	2026 PROXY STATEMENT

Capitalone 1680 Capital One Drive McLean, VA 22102 (703) 720-1000 www.capitalone.com

CAPITAL ONE FINANCIAL CORPORATION
1680 CAPITAL ONE DRIVE
MCLEAN, VA 22102-3491

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 7, 2026 for shares held directly and by 11:59 p.m. ET on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 7, 2026 for shares held directly and by 11:59 p.m. ET on May 5, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V85105-P40817-Z91539 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 CAPITAL ONE FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Richard D. Fairbank	☐	☐	☐

	1b. Ime Archibong	☐	☐	☐

	1c. Christine Detrick	☐	☐	☐

	1d. Suni P. Harford	☐	☐	☐

	1e. Peter Thomas Killalea	☐	☐	☐

	1f. Cornelis (“Eli”) Leenaars	☐	☐	☐

	1g. François Locoh-Donou	☐	☐	☐

	1h. Peter E. Raskind	☐	☐	☐

	1i. Eileen Serra	☐	☐	☐

	1j. Mayo A. Shattuck III	☐	☐	☐

	1k. J. Michael Shepherd	☐	☐	☐

	1l. Craig Anthony Williams	☐	☐	☐

	1m. Jennifer L. Wong	☐	☐	☐

The Board of Directors recommends you vote FOR the following items 2 and 3.		For	Against	Abstain

2.	Advisory vote on our Named Executive Officer compensation (“Say on Pay”).	☐	☐	☐

3.	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following item 4.		For	Against	Abstain

4.	Stockholder proposal to require a shareholder vote on golden parachute arrangements.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting:

The Proxy Statement and Annual Report to Stockholders/10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —  — — —

V85106-P40817-Z91539

CAPITAL ONE FINANCIAL CORPORATION

Annual Stockholder Meeting

Friday, May 8, 2026 10:00 a.m. Eastern Time

Capital One’s Campus

1600 Capital One Drive

McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and Matthew W. Cooper, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 11, 2026, at the Annual Stockholder Meeting to be held on May 8, 2026, and at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Stockholder Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Item 1 becomes unavailable to serve).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2) AND (3) AND “AGAINST” FOR ITEM (4) AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side